  Filed pursuant to Rule 424(b)(3)
Registration No. 333-197396

PROSPECTUS

12,600,000 Shares of Common Stock

XCELMOBILITY INC.

Common Stock

This prospectus relates to the resale of 12,600,000 shares of our common stock, par value $0.001 per share, by Hanover Holdings I, LLC (“Hanover”), including (i) 10,769,230 shares of the Company’s common stock issuable upon conversion of the principal of the senior convertible promissory note issued to Hanover as of May 30, 2014 (the “Convertible Note”); (ii) 71,508 shares of the Company’s common stock issuable upon conversion of the accrued interest under the Convertible Note; and (iii) 1,759,262 shares of our common stock issuable upon exercise of a warrant issued to Hanover as of May 30, 2014 (the “Warrant”). We will bear all costs associated with this registration.

We will not receive any proceeds from the sale of the shares of common stock offered by Hanover. We may receive proceeds of up to $150,000 if the Warrant is exercised for cash. Any proceeds received from the exercise of the Warrant will be used for working capital or general corporate purposes.

Our common stock is quoted on the OTCQB marketplace, operated by OTC Market Group, Inc., under the symbol “XCLL.” The shares of our common stock registered hereunder are being offered for sale by Hanover at prices established on the OTCQB during the term of this offering. On July 5, 2014, the closing bid price of our common stock was $0.05 per share. These prices will fluctuate based on the demand for our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

The date of this prospectus is July 31, 2014

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus.  Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “Xcel,” “XCLL” or the “Registrant” refer to XcelMobility, Inc., a Nevada corporation and its wholly owned subsidiaries, CC Mobility Limited (“CC Mobility”), a company organized under the laws of Hong Kong, Shenzhen CC Power Investment Consulting Co. Ltd. (“CC Investment”), a company organized under the laws of the People’s Republic of China (“PRC”), and a wholly-owned subsidiary of CC Mobility, Shenzhen CC Power Corporation (“CC Power”), a company organized under the laws of the People’s Republic of China, and Shenzhen Jifu Communication Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (“Jifu”).

Overview

We were incorporated in the state of Nevada on December 27, 2007 under the name “Advanced Messaging Solutions, Inc.” On March 29, 2011, we amended our Articles of Incorporation to change our name from “Advanced Messaging Solutions, Inc.” to “XcelMobility, Inc.” and we effected a 35-for-1 forward stock split of all of our issued and outstanding shares of common stock.

On July 5, 2011, we entered into a voluntary share exchange agreement (the “Exchange Agreement”) with CC Power, CC Mobility and the shareholders of CC Mobility. Pursuant to the closing of the transactions contemplated under the Exchange Agreement, on August 30, 2011, we issued 30,300,000 shares of our common stock to the shareholders of CC Mobility representing 50.5% of our issued and outstanding common stock in exchange for 100% of the issued and outstanding capital stock of CC Mobility (the “Exchange Transaction”). As a result of the Exchange Transaction, CC Mobility became our wholly-owned subsidiary and we control the business and operations of CC Power.

On May 7, 2013, we entered into and consummated a stock purchase agreement (the “Purchase Agreement”) with CC Investment, Jifu and certain of its shareholders (the “Jifu Shareholders”). Pursuant to the terms of the Purchase Agreement, we issued an aggregate of 27,000,000 shares of our common stock to the Jifu Shareholders as consideration for Jifu entering into certain controlling agreements with CC Investment (the “Jifu Acquisition”). Through these controlling agreements, CC Investment effectively owns Jifu through a variable interest entity or VIE structure.

Our Business

We recently made a strategic decision to change our primary business focus to becoming a wearable computing company, with two main business divisions: (i) the wearable computing group; and (ii) the video and security group. We were previously focused on developing mobile applications for mobile devices that utilize cellular networks to connect to the Internet and hardware/software products to increase the speed of virtual private networks. As electronic miniaturization has moved us from mainframes to cellular phones, we believe that in the coming years wearable computing will replace or augment cellular phones on a growing basis. We believe this will include cellular phones and their related technology being embedded in wearable items, such as watches, belts, shoes, shirts, or glasses. We are in the development stage for certain applications for wearable computing, including:

•	Location-based services: core applications include finding friends/family/assets, location-based marketing, and security-related applications.
•	Medical monitoring: for patients with heart disease, epilepsy, Alzheimer's, and other aged-related maladies.
•	Security force monitoring and deployment: wearable computing with video, sound, and location which allows for remote monitoring and deployment of security forces over the internet and in the cloud.
•	Secure and touch-less payment systems: near field communication-enabled wearable devices have the potential to become the wallets of the future.

We are currently beta testing our CCWatch, an Android-based smartwatch which offers a Mandarin language voice command system and we now offer the Companion Solution, which is a cloud-connected smartwatch system with software applications focused on monitoring loved ones and private/public security forces. We have developed and now offer several location based applications and services, including the CCWatch Locator, Real-time Traffic Report Application, and Applications Interface.

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We are developing location based technology which allows for high accuracy location of global positioning system (“GPS”) enabled mobile devices in China. We believe that this technology will allow us to locate GPS devices to within 10 feet. We believe this technology will also be an enabling technology for medical monitoring mobile devices in the future. This technology is scheduled to be completed by the middle of 2015.

We are currently deriving revenue from the sale of cloud connected security systems for the public and private markets and initial location based services.

For the three months ended March 31, 2014, we had a net income of $98,976 as compared to a net loss of $371,108 for the three months ended March 31, 2013. For the year ended December 31, 2013, we had a net loss of $504,848 as compared to a net loss of $434,769 for the prior year. Our current burn rate is approximately $75,000 per month and we believe that our current capital will last until approximately November 2014. We believe we will need at least $2,000,000 in additional financing for us to break-even and achieve self-sufficiency on a cash flow basis. Failure to complete a financing may have an adverse effect on our ability to operate and execute our business plan. Based on the current burn rate, we do not currently have sufficient capital to operate and we are doing so on a very limited budget. Accordingly, we expect to continue to use debt and equity financing to fund operations for the next twelve months, as we look to expand our asset base and fund marketing, development and distribution of our products.

Our auditors have issued a going concern opinion in their audit report for the year ended December 31, 2013 dated March 31, 2014. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

Corporate Information

Our principal executive office is located at: 303 Twin Dolphins Drive, Suite 600, Redwood City, CA 94065. Our main telephone number is: 650-632-4210 and our fax number is 650-551-9901. Our website is located at: www.xcelmobility.com

CC Power’s offices are located at: 3F, West Block, M-8, Maqueling Industrial Park, Nanshan District, Shenzhen, PRC.

Jifu’s offices are located at: 3F, West Block, M-8, Maqueling Industrial Park, Nanshan District, Shenzhen, PRC.

Stock Transfer Agent

Our transfer agent is Securities Transfer Corp. and is located at 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034. Their telephone number is (469) 633-0101.

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The Offering

Issuer	XcelMobility Inc.

Securities Offered for Resale

12,600,000 shares of common stock, consisting of:

•     10,769,230 shares of common stock that we may issue to Hanover upon conversion of the principal amount of the Convertible Note;

•     71,508 shares of common stock that we may issue to Hanover upon conversion of the interest accrued under the Convertible Note; and

•     1,759,262 shares of common stock that we may issue to Hanover upon exercise of the Warrant.

Common Stock Outstanding Before the Offering	74,773,902 shares

Common Stock to be Outstanding After the Offering assuming all of the Securities are Resold	87,373,902 shares

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by Selling Stockholder. We may receive gross proceeds of up to $150,000 if the Warrant is exercised for cash. Any proceeds received from the exercise of the Warrant will be used for working capital or general corporate purposes. See “Use of Proceeds.”

Trading	Our common stock is quoted on the OTCQB under the symbol “XCLL.”

Risk Factors	You should carefully consider the information set forth in the section entitled “Risk Factors” of this prospectus in deciding whether or not to invest in our common stock.

Convertible Note Shares and Warrant Shares - Hanover

On May 30, 2014, or the Closing Date, we entered into a securities purchase agreement dated as of the Closing Date (the “Purchase Agreement”) with Hanover Holdings I, LLC, a New York limited liability company (“Hanover”). Pursuant to the terms of the Purchase Agreement, Hanover purchased from us on the Closing Date (i) a senior convertible note with an initial principal amount of $350,000 (the “Convertible Note”) and (ii) a warrant to acquire up 3,716,091 shares of our common stock (the “Warrant”), for a total purchase price of $250,000. The Convertible Note was issued with an original issue discount of approximately 28.57%.

$40,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by us) if (i) we have properly filed a registration statement with the Securities and Exchange Commission, or SEC, on or prior to July 14, 2014, or the Filing Deadline, covering the resale by Hanover of the shares of common Stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date. Moreover, $60,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by us) if (i) the registration statement has been declared effective by the SEC on or prior to the earlier of (i) the 120th calendar day after the Closing Date and (ii) the fifth business day after the date we are notified by the SEC that such registration statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”), and the prospectus contained therein is available for use by Hanover for the resale by Hanover of the shares of common stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

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The Convertible Note matures on May 30, 2016 (subject to extension as provided in the Convertible Note) and, in addition to the approximately 28.57% original issue discount, accrues interest at the rate of 8.0% per annum. The Convertible Note is convertible at any time, in whole or in part, at Hanover’s option into shares of our common stock, par value $0.001 per share at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) trade prices of our common stock during the 10 consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.12 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Warrant entitles Hanover to purchase up to 3,716,091 shares of our common stock (the “Share Amount”) at any time for a period of one year from the Closing Date at an exercise price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) VWAPs of the common stock during preceding ten (10) consecutive trading days and (y) sixty-five percent (65%), and (B) $0.12 (as adjusted for any stock split, stock dividend, stock combination or other similar transaction) (the “Exercise Price”). The Warrant may only be exercised for cash and we have the right to accept or decline any exercise of the Warrant by Hanover. If at any time the Share Amount is less than the quotient of $150,000 and the Exercise Price (the “Required Share Amount”), then the number of shares issuable upon exercise of the warrant shall automatically be increased by such number of shares equal to the difference of the Required Share Amount less the Share Amount.

At no time will Hanover be entitled to convert any portion of the Convertible Note or exercise any portion of the Warrant to the extent that after such conversion or exercise, Hanover (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date (the “Maximum Percentage”). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of Hanover upon at least 61 days’ prior notice to us, or lowered to any other percentage, at the option of Hanover, at any time.

The Convertible Note includes customary event of default provisions. Upon the occurrence of an event of default, Hanover may require us to pay in cash the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date we make the entire payment required to be made under this provision.

We have the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a price equal to 135% of the total amount of such Convertible Note then outstanding. If at any time after the Closing Date, (i) the closing bid price of our common stock is equal to or greater than 140% of the Exercise Price for a period of 30 consecutive trading days (the “Measuring Period”), (ii) no Equity Conditions Failure (as defined in the Warrant) shall have occurred, and (iii) the aggregate dollar trading volume of the Common Stock for each trading day during the Measuring Period exceeds $3,000 per day, then we shall have the right to require Hanover to exercise all, or any part, of the Warrant (up to the Maximum Forced Exercise Amount (defined below)) (the “Forced Exercise”) at the then applicable Exercise Price. We will not be permitted to effect a Forced Exercise if, after giving effect to such Forced Exercise, we have received more than $150,000 in cash, in the aggregate, from one or more exercises of the Warrant. “Maximum Forced Exercise Amount” means, as of any given date, the lesser of (x) the number of shares of our common stock issuable upon exercise of the Warrant as of such given date and (y) 500% of the average trading volume (as reported on Bloomberg) of our common stock on our principal market on each of the 10 consecutive trading days ending and including the trading day immediately prior to such given date.

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SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Statements of Operations

	Year Ended December 31, 2013	Three Months Ended March 31, 2014
Total Revenue	$2,781,745	$884,528
Net income (loss)	$(504,848)	$98,976
Earnings (loss) per common share (basic and diluted)	$(0.01)	$0.0014
Weighted average common shares	68,606,084	73,127,686

Statement of Financial Position

	Year Ended December 31, 2013	Three Months Ended March 31, 2014
Cash and cash equivalents	$431,707	$87,847
Prepaid expenses	$-	$-
Total current assets	$4,817,375	$5,769,582
Total assets	$6,650,204	$7,594,303
Total current liabilities	$4,856,024	$5,640,619
Total Stockholders’ (deficit) equity	$1,024,654	$1,130,687
Total liabilities and stockholders’ deficit	$6,650,204	$7,594,303

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to be forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

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Risks Related to Our Business and Industry

Our operating results are difficult to predict, and we may experience significant fluctuations in our operating results.

Our operating results may fluctuate significantly. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors causing these fluctuations include, among others:

•	our ability to maintain and increase sales to existing customers, attract new customers and satisfy our customers’ demands;

•	our ability to monetize our products;

•	the cooperation and access to our partners customer bases;

•	the price we charge for our products or changes in our pricing strategies or the pricing strategies of our competitors;

•	timing and costs of marketing and promotional programs organized by us and/or our partners, including the extent to which we or our partners offer promotional discounts to their customers;

•	technical difficulties, system downtime or interruptions of our computer system, which we use to support our products;

•	the introduction by our competitors of new products and services;

•	the effects of strategic alliances, potential acquisitions and other business combinations, and our ability to successfully and timely integrate them into our business;

•	changes in government regulations with respect to the wearable computing and mobile internet industry; and

•	economic and geopolitical conditions in China, Japan and elsewhere.

In addition, a significant percentage of our operating expenses are fixed in the short term. As a result, a delay in generating or recognizing revenue for any reason could result in substantial operating losses.

If wearable computing devices do not gain some reasonable level of acceptance in the consumer market, our business strategy may fail.

It is difficult to assess or predict with any certainty the potential size, timing and viability of market opportunities for our wearable computing products or their market acceptance. Market acceptance of our wearable computing products will depend, in part, upon consumer acceptance of wearable computing technology providing benefits comparable to or greater than those provided by other non-wearable computing products, such as cellular phones or tablet computers. Such acceptance may depend on the relative complexity, reliability, usefulness and cost-effectiveness of our wearable computing products compared to other non-wearable computing products available in the market or that may be developed by our competitors. Potential customers may be reluctant to adopt our wearable computing products because of concerns surrounding perceived risks relating to use and the fact that it is a new technology. If consumers fail to purchase our wearable computing products in the numbers we anticipate or as soon as we anticipate, the sales of our products and our results of operations would be adversely affected and our business strategy may fail.

Our success is dependent upon our ability to maintain our relationships with cellular carriers, phone manufacturers and phone retailers and to expand such relationships and develop new relationships.

Our mobile internet business depends significantly on our relationships with cellular carriers, phone manufacturers and phone retailers. No assurance can be given that any such distribution channels will continue their relationships with us, and the loss of one or more of these distribution channel partners could have a material adverse effect on our mobile internet business, results of operations and financial condition. Our ability to grow our mobile internet business will therefore depend to a significant degree upon our ability to expand existing relationships and develop new relationships with such distribution channel partners and to expand existing relationships. No assurance can be given that new partners will be found, that any such new relationships will be successful when they are in place, or that business with current distribution channel partners will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in mobile communication devise users, thereby reducing potential users of our services.

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Our failure to retain and attract qualified personnel could harm our business.

We believe that our success depends in part on our ability to attract, train and retain qualified personnel. Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to achieve our goals or support the anticipated growth in our business. If we fail to attract and retain qualified personnel, our business will suffer.

There are a number of competing providers of wearable computing products and we may fail to capture a substantial portion of the wearable computing market.

In addition to competing with wearable computing products, we also compete with wearable computing products that have been developed by other companies. Our primary competitors include HTC Corp., Huawei, ZTE, Lenovo, and Xiaomi in the China market. In addition, Sony and Samsung have both released their own smartwatch products and other companies such as Google, Apple and Microsoft have been rumored to be developing wearable computing products. Most of our competitors have greater financial, marketing, distribution and technical resources than we do. Moreover, our competitors may succeed in developing new wearable computing products and technology that are more affordable or have more or more desirable features than our technology. If our products are unable to capture a reasonable portion of the wearable computing market, our business strategy may fail.

If we fail to accurately forecast seasonal demand for our wearable computing products, our results of operations for the entire fiscal year may be materially adversely affected.

Historically, a high percentage of consumer sales in electronics and computing products is attributable to the winter holiday selling season. Like many manufacturers of consumer electronics products, we must make merchandising and inventory decisions for the winter holiday selling season well in advance of actual sales. Inaccurate projections of demand or deviations in the demand for our products may cause large fluctuations in our fourth quarter results and could have a material adverse effect on our results of operations for the entire fiscal year.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. We expect to rely on a combination of Chinese, U.S. and other foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights. The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our products are made available. There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If we are otherwise unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, and our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

There is significant litigation in the wearable computing and telecommunications technology field regarding patents and other intellectual property rights. Other companies with greater financial and other resources than us have gone out of business from costs related to patent litigation and from losing a patent litigation. Our success depends, in large part, on our ability to use our proprietary information and know-how without infringing third party intellectual property rights. As we increase sales of our products, and as litigation becomes more common in China and throughout Asia, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources, may have or may obtain intellectual property protection that may prevent, limit or interfere with our ability to make, use or sell our products in China and elsewhere. Moreover, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel. Resolving intellectual property infringement claims may also require us to enter into license agreements. No assurances can be given that we would be able to obtain license agreements on commercially reasonable terms. A successful claim of intellectual property infringement could subject us to significant damages and may prevent us from developing or licensing the affected product. Any of these events could have a material adverse effect on our profitability and financial condition.

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Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

We depend substantially on the continuing efforts of our executive officers, and our business and prospects may be severely disrupted if we lose their services.

Our future success is dependent on the continued services of the key members of our management team, including Ronald Edward Strauss, Renyan Ge, Gregory Tse and Xili Wang. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new management. The process of hiring suitably qualified personnel is also often lengthy. If our recruitment and retention efforts are unsuccessful in the future, it may be more difficult for us to execute our business strategy.

Increasing government regulation of the internet could affect our business.

We are subject not only to regulations applicable to businesses generally but also to laws and regulations directly applicable to wearable computing products and electronic commerce. The PRC government may adopt new laws and regulations applicable to our business. Currently, there are no specific regulations adopted by the PRC government pertaining to our industry. However, in the future the PRC government may decide to regulate wearable computing and electronic commerce as they pertain to our industry. Any such legislation or regulation could dampen the growth of our business. Any new laws or regulations in the following areas could affect our business:

•	wearable computing product certifications;

•	user privacy;

•	the pricing and taxation of products offered over the internet;

•	the content of websites;

•	copyrights;

•	the online distribution of specific material or content over the internet; and

•	the characteristics and quality of services offered over the internet.

We may not be able to manage our expansion of operations effectively and failure to do so could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

We have grown since our inception and we anticipate continued expansion of our business to address growth in demand for our products, as well as to capture new market opportunities. The continued growth of our business has resulted in, and will continue to result in, substantial demands on our management, operational and other resources. In particular, we believe that the management of our growth will require, among other things:

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•	our ability to expand our market reach in China, Japan and elsewhere;

•	our ability to continue to identify new customers and distribution channels;

•	our ability to control operating expenses;

•	strengthening of financial and management controls;

•	increased marketing, sales and sales support activities; and

•	hiring, training and managing of new personnel, including sales personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

We may need additional capital and may not be able to obtain it on acceptable terms or at all, which could adversely affect our liquidity and financial position; the issuance of additional equity would result in dilution to our shareholders.

We may need to raise additional capital if our expenditures exceed our current expectations due to changed business conditions or other future developments. Our future liquidity needs and other business reasons may require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or securities convertible or exchangeable to our equity securities would result in additional dilution to our shareholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that restrict our operational flexibility. Our ability to raise additional funds in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;

•	general market conditions for capital-raising activities by technology companies; and

•	economic, political and other conditions in China, Japan and elsewhere.

No assurances can be given that we will be able to obtain additional capital in a timely manner or on commercially acceptable terms or at all.

Future acquisitions are expected to be a part of our growth strategy and could expose us to significant business risks.

One of our strategies is to grow our business through acquisition of other companies. However, no assurances can be given that we will be able to identify and secure suitable acquisition opportunities. Our ability to consummate and integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms for larger acquisitions, if at all.

Moreover, if an acquisition candidate is identified, the third parties with whom we seek to cooperate may not select us as a potential partner or we may not be able to enter into arrangements on commercially reasonable terms or at all. The negotiation and completion of potential acquisitions, whether or not ultimately consummated, could also require significant diversion of management’s time and resources and potential disruption of our existing business. Furthermore, no assurances can be given that the expected synergies from future acquisitions will actually materialize. In addition, future acquisitions could result in the incurrence of additional indebtedness, costs, and contingent liabilities. Future acquisitions may also expose us to potential risks, including risks associated with:

•	the integration of new operations, products, services and personnel;

•	unforeseen or hidden liabilities;

•	the diversion of financial or other resources from our existing businesses;

•	our inability to generate sufficient revenue to recover costs and expenses of the acquisitions; and

•	the potential loss of, or harm to, relationships with employees or customers.

Any of the above could significantly disrupt our ability to manage our business and materially and adversely affect our business, financial condition and results of operations.

9

The technology used in the wearable computing industry continues to change rapidly and if we are unable to modify our products to adapt to future changes in the mobile communication industry, we will be unable to attract or retain customers.

The wearable computing industry has been characterized by a rapid rate of development of new technologies and manufacturing processes, rapid changes in customer requirements, frequent product introductions and ongoing demands for greater functionality. Our future success will likely depend on our ability to develop new products and to adjust our product specifications in response to these developments in a timely manner. If our development efforts are not successful or are delayed, or if our newly developed products do not achieve market acceptance, we may be unable to attract or retain customers and our operating results could be harmed.

Our efforts to develop new products involve several risks, including:

•	our ability to anticipate and respond in a timely manner to changes in customer requirements;

•	the significant research and development investment that we may be required to make before market acceptance of a particular new or enhanced product;

•	the possibility that the wearable computing industry may not accept our products after we have invested a significant amount of resources in development; and

•	competition from new technologies, processes and products introduced by our current or future competitors.

We intend to make significant investments in research and development and new products that may not be profitable.

Companies in our industry are under pressure to develop new software and new product innovations to support changing consumer tastes and regulatory requirements. We have engaged in research and development activities and we believe that substantial additional research and development activities are necessary to allow us to offer technologically-advanced products. We expect that our research and development budget will increase significantly as we attempt to create new products and as we have access to additional working capital to fund these activities. Research and development and investments in new technology are inherently speculative and commercial success depends on many factors including technological innovation, novelty, service and support, and effective sales and marketing.

We may not achieve significant revenue from new product and service investments for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may be minimal.

We depend on third parties to provide technology and critical components for use in our products.

We do not manufacture the electronic components which are used in our products. Instead, we have arrangements with or purchase them from third party suppliers or rely on third party independent contractors for these critical components, some of which are customized or specially made for us. We also may use third parties to assemble all or portions of our products. Some of these third party contractors and suppliers are small companies with limited financial resources. If any of these third party contractors or suppliers were unable or unwilling to supply these critical components to us, we would be unable to manufacture and sell our products until a replacement supplier could be found. We cannot assure investors that a replacement third party contractor or supplier could be found on reasonable terms or in a timely manner. Any interruption in our ability to manufacture and distribute our products could cause our business to be unsuccessful and the value of investors’ investment in us may decline.

Risks Related to Our Corporate Structure

Transactions among our affiliates are subject to scrutiny by the PRC tax authorities and a finding that we or any of our consolidated entities owe additional taxes could have a material adverse impact on our net income and the value of an investment in our common stock.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our consolidated entities are challenged by the PRC tax authorities to be not on an arm’s-length basis, or to result in an unreasonable reduction in our PRC tax obligations, the PRC tax authorities have the authority to disallow our tax deduction claims, adjust the profits and losses of our respective PRC consolidated entities and assess late payment fees and other penalties. Our net income may be materially reduced if our tax liabilities increase or if we are otherwise assessed late payment fees or other penalties.

10

PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate. Our failure to obtain the prior approval of the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (“SAFE”), released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006. Among other things, the Revised M&A Regulations include provisions that purport to require that an offshore special purpose vehicle, or “SPV,” formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. We believe that (i) CC Investment was incorporated as a foreign owned enterprise and that there was no acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the Revised M&A Regulations and (ii) that no provision in the Revised M&A Regulations clearly classifies the contractual arrangements between CC Investment and CC Power or Jifu as a type of transaction falling within such rules. Therefore, we were and are not required to obtain the approval of CSRC under the Revised M&A Regulations in connection with the Exchange Transaction or the Jifu Acquisition.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for the Exchange Transaction or Jifu Acquisition, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. Also, if the CSRC later requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the Revised M&A Regulations. It is anticipated that application of the rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the rules, we may need to expend significant time and resources to maintain compliance.

We currently conduct of our business primarily through contractually controlled PRC operating entities, and our control of the day-to-day operations of such PRC entities pursuant to contracts, to comply with Chinese law, may not be as effective as conducting business through direct equity ownership of such PRC entities due to uncertainties with respect to the PRC legal system which could materially and adversely affect our results of operations.

We currently conduct a substantial portion of our business primarily through our contractually controlled PRC operating entities. PRC laws and regulations govern our operations in the PRC. Our contractually controlled PRC operating entities are generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises (“WFOEs”). Although members of our executive management team and our shareholders include the executive officers and owners of our contractually controlled PRC operating entities, because we do not directly own our contractually controlled PRC operating entities, we may encounter problems enforcing our rights to control the business affairs and day-to-day operations of such entities. If we find it necessary to take legal action in the PRC to enforce our rights under our contracts with the PRC operating entities, we will be subject to the uncertainties of the PRC legal system, where prior court decisions have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in PRC. However, the PRC has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation, if any, of these policies and rules until sometime after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention. Accordingly, notwithstanding our contractual control over our PRC operating entities, such control may not be as effective as if we conducted our business through direct equity owned PRC entities which could materially and adversely affect our results of operations.

Our contractual arrangements with CC Power, Jifu and their respective shareholders may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in CC Power or Jifu as we rely on the contractual arrangements of the VIE agreements to control and operate CC Power and Jif. These contractual arrangements may not be as effective in providing control over CC Power or Jifu as direct ownership. For example, CC Power or Jifu could fail to take actions required for our business or fail to pay dividends to CC Investment despite their contractual obligations to do so. If CC Power or Jifu fail to perform their obligation under their respective VIE agreements, we may have to rely on legal remedies under PRC law, which may not be effective.

11

Risks Related to Doing Business Internationally and in China

We are subject to market risk through our sales to international markets.

A portion of our sales are or will be derived from international markets. These operations are subject to risks that are inherent in operating in foreign countries, including the following:

•	foreign countries could change regulations or impose currency restrictions and other restraints;

•	changes in foreign currency exchange rates and hyperinflation or deflation in the foreign countries in which we operate;

•	exchange controls;

•	some countries impose burdensome tariffs and quotas;

•	political changes and economic crises may lead to changes in the business environment in which we operate;

•	international conflict, including terrorist acts, could significantly impact our financial condition and results of operations; and

•	economic downturns, political instability and war or civil disturbances may disrupt distribution logistics or limit sales in individual markets.

No assurance can be given that we will be able to continue selling our products in any of the foreign countries in which we currently or plan to do business. Any of the above-mentioned factors could detrimentally affect our sales, and impact our financial condition and results of operations.

Current global economic conditions may adversely affect our industry, business and results of operations.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Our international operations subject us to risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to the countries or regions in which we operate, which could adversely affect our financial performance.

We currently conduct operations in the PRC and in Japan, and plan on expanding our operations to additional international markets. Our future operating results in international markets could be negatively affected by a variety of factors, most of which are beyond our control. These factors include political conditions, including political instability, economic conditions, legal and regulatory constraints, trade policies, currency regulations, and other matters in any of the countries or regions in which we operate, now or in the future.

Moreover, the economies of some of the countries in which we currently have, or plan to have operations, have in the past suffered from high rates of inflation and currency devaluations, which, if they occurred again, could adversely affect our financial performance. Other factors which may impact our operations include foreign trade, monetary and fiscal policies both of the United States and of other countries, laws, regulations and other activities of foreign governments, agencies and similar organizations, and risks associated with having numerous officers located in countries which have historically been less stable than the United States. Additional risks inherent in our international operations generally include, among others, the costs and difficulties of managing international operations, adverse tax consequences and greater difficulty in enforcing intellectual property rights in countries other than the United States.

12

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

A significant portion of our current business operations are conducted in China and we anticipate that a majority of our sales will be made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the degree of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange;

•	access to financing; and

•	the allocation of resources.

While the Chinese economy has grown significantly in the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice. Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, governmental control over capital investments or changes in tax regulations applicable to us, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to decrease the growth rate of specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of our shareholders’ investment.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

If political relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

13

Uncertainties with respect to the PRC legal system could limit the protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the United States, prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. We conduct a significant portion of our current business through our subsidiary established in China. Thus we are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. However, since many laws, rules and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of Chinese administrative and court proceedings and the level of legal protection we enjoy in China than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, customers and suppliers. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Chinese telecommunications industry and software technology industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and our investors. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The fluctuation of foreign currency exchange rates could materially impact our financial results.

Since we currently conduct a significant portion our operations in China, our business is subject to foreign currency risks, including currency exchange rates fluctuations and difficulties in converting Renminbis into U.S. dollars. The exchange rates between the Renminbi and the U.S. dollar, Euro and other foreign currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Currently the Renminbi exchange rate versus the U.S. dollar is restricted to a rise or fall of no more than 1% per day and the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition and results of operations.

Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on United States federal securities laws or any United States court judgments against us and our officers and directors.

Our operating company and all of our assets are currently located in the PRC and Hong Kong. In addition, all of our current directors and officers reside outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States, PRC or Hong Kong and, even if civil judgments are obtained in United States courts, to enforce such judgments in PRC or Hong Kong courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC and Hong Kong would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or other United States laws.

Restrictions under PRC law on our PRC operating subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to, and otherwise fund and conduct our businesses.

Substantially all of our revenues are currently earned by our PRC operating subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

14

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All of CC Power’s and Jifu’s sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, CC Power and Jifu may purchase foreign currencies for settlement of current account transactions, including payments of dividends to the Company, without the approval of SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

There are significant uncertainties under the EIT relating to the withholding tax liabilities of CC Investment and dividends payable by CC Investment to CC Mobility may not qualify to enjoy the treaty benefits.

Under the EIT and its implementing rules, the profits of a foreign invested enterprise which are distributed to its immediate holding company outside the PRC will be subject to a withholding tax rate of 10%. Pursuant to a tax arrangement between Hong Kong and the PRC, such rate may be lowered to 5% if a Hong Kong resident enterprise owns over 25% of a PRC company. CC Investment is currently wholly-owned by CC Mobility. However, the 5% withholding tax rate does not automatically apply and approvals from competent local tax authorities are required before an enterprise can enjoy any benefits under the relevant taxation treaties. Moreover, according to the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, for a tax treaty to be applicable, certain requirements must be satisfied, including: (1) the taxpayer must be the beneficial owner of the relevant dividends; (2) for corporate recipients to enjoy the favorable tax treatment under the tax treaty as direct owners of a PRC enterprise, such corporate recipients must satisfy the direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends. On August 24, 2009, the State Administration of Taxation issued the Administrative Measures for Non-resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), which became effective on October 1, 2009, requiring non-resident enterprises to obtain an approval from the competent tax authority in order to enjoy the treatments under tax treaties. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and set forth certain adverse factors on the recognition of such “Beneficial Owner.” CC Investment has not yet applied for such approvals because it has not declared or paid dividends, and does not intend to declare or pay dividends. CC Investment will apply for such approvals when it intends to declare and pay dividends. There is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received by CC Mobility from CC Investment.

Changes in economic conditions and consumer confidence in China may influence the industry in which we operate, consumer preferences and spending patterns.

A significant portion of our business and revenue growth depends on the size of the retail market for wearable computing products in China. As a result, our revenue and profitability may be negatively affected by changes in national, regional or local economic conditions and consumer confidence in China. We are susceptible to changes in economic conditions, consumer confidence and customer preferences of the Chinese population. External factors beyond our control that affect consumer confidence include unemployment rates, levels of personal disposable income, national, regional or local economic conditions, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns. In addition, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism may cause damage to our facilities, disrupt the supply of the products we offer or adversely impact consumer demand. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Any significant failure or disruption of China’s banking system could materially and adversely affect our ability to obtain credit.

Most major banks in China are owned by the Chinese government. Most of these banks have historically extended significant amounts of loans according to governmental policy rather than for commercial reasons. As a result, these banks currently have significant loans outstanding to state-owned enterprises, many of which have incurred recurring and material losses. Consequently, many banks in China have substantial levels of loans that are not current with respect to payments of either interest or principal and may not have made adequate provisions to cover potential losses on these loans. Any significant failure or disruption of China’s banking system could materially and adversely affect our ability to obtain credit and the economic environment in which we conduct our business and may also affect our customers and distributors

15

Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)	We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)	We do not have an audit committee. While not being legally obligated to have an audit committee, it is the management’s view that to have an audit committee, comprised of independent board members, is an important entity-level control over our financial statements.

iii)

We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud-related risks and the risks related to non- routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

16

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “XCLL” but currently with low volume, based on quotations on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in the securities. As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

We do not anticipate paying any dividends in the foreseeable future. If and when we decide to pay dividends, any dividends or proceeds from liquidation will be subject to the approval of the relevant Chinese government agencies.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, shareholders should not rely on an investment in our securities if they require dividend income. A significant portion of our assets are located inside China. Under the laws governing foreign-invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. If and when made, any dividend payment will be subject to the decision of the board of directors of our Chinese operating company, CC Investment, and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock.” The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $4.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation and Bylaws contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

The audit report included in this Registration Statement on Form S-1 was prepared by auditors who are not inspected by the Public Company Accounting Oversight Board and, as a result, you are deprived of the benefits of such inspection.

The independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the “PCAOB”, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditors are not currently inspected by the PCAOB.

Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

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USE OF PROCEEDS

The Selling Stockholder may sell all of the common stock offered by this Prospectus from time to time. We will not receive any proceeds from the sale of those shares of common stock. We may receive gross proceeds of up to $150,000 if the Warrant is exercised for cash. Any such proceeds we receive will be used for working capital and general corporate matters.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The Selling Stockholder will determine at what price it may sell the offered shares and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING STOCKHOLDER

Hanover

On May 30, 2014, or the Closing Date, we entered into a securities purchase agreement dated as of the Closing Date (the “Purchase Agreement”) with Hanover Holdings I, LLC, a New York limited liability company, or Hanover. Pursuant to the terms of the Purchase Agreement, Hanover purchased from us on the Closing Date (i) a senior convertible note with an initial principal amount of $350,000 (the “Convertible Note”) and (ii) a warrant to acquire up 3,716,091 shares of our common stock (the “Warrant”), for a total purchase price of $250,000. The Convertible Note was issued with an original issue discount of approximately 28.57%.

$40,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by us) if (i) we have properly filed a registration statement with the Securities and Exchange Commission, or SEC, on or prior to July 14, 2014, or the Filing Deadline, covering the resale by Hanover of the shares of common Stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date. Moreover, $60,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by us) if (i) the registration statement has been declared effective by the SEC on or prior to the earlier of (i) the 120th calendar day after the Closing Date and (ii) the fifth business day after the date we are notified by the SEC that such registration statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”), and the prospectus contained therein is available for use by Hanover for the resale by Hanover of the shares of common stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

The Convertible Note matures on May 30, 2016 (subject to extension as provided in the Convertible Note) and, in addition to the approximately 28.57% original issue discount, accrues interest at the rate of 8.0% per annum. The Convertible Note is convertible at any time, in whole or in part, at Hanover’s option into shares of our common stock, par value $0.001 per share at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) trade prices of our common stock during the 10 consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.12 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Warrant entitles Hanover to purchase up to 3,716,091 shares of our common stock (the “Share Amount”) at any time for a period of one year from the Closing Date at an exercise price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) VWAPs of the common stock during preceding ten (10) consecutive trading days and (y) sixty-five percent (65%), and (B) $0.12 (as adjusted for any stock split, stock dividend, stock combination or other similar transaction) (the “Exercise Price”). The Warrant may only be exercised for cash and we have the right to accept or decline any exercise of the Warrant by Hanover. If at any time the Share Amount is less than the quotient of $150,000 and the Exercise Price (the “Required Share Amount”), then the number of shares issuable upon exercise of the warrant shall automatically be increased by such number of shares equal to the difference of the Required Share Amount less the Share Amount.

At no time will Hanover be entitled to convert any portion of the Convertible Note or exercise any portion of the Warrant to the extent that after such conversion or exercise, Hanover (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date (the “Maximum Percentage”). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of Hanover upon at least 61 days’ prior notice to us, or lowered to any other percentage, at the option of Hanover, at any time.

The Convertible Note includes customary event of default provisions. Upon the occurrence of an event of default, Hanover may require us to pay in cash the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date we make the entire payment required to be made under this provision.

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We have the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a price equal to 135% of the total amount of such Convertible Note then outstanding. If at any time after the Closing Date, (i) the closing bid price of our common stock is equal to or greater than 140% of the Exercise Price for a period of 30 consecutive trading days (the “Measuring Period”), (ii) no Equity Conditions Failure (as defined in the Warrant) shall have occurred, and (iii) the aggregate dollar trading volume of the Common Stock for each trading day during the Measuring Period exceeds $3,000 per day, then we shall have the right to require Hanover to exercise all, or any part, of the Warrant (up to the Maximum Forced Exercise Amount (defined below)) (the “Forced Exercise”) at the then applicable Exercise Price. We will not be permitted to effect a Forced Exercise if, after giving effect to such Forced Exercise, we have received more than $150,000 in cash, in the aggregate, from one or more exercises of the Warrant. “Maximum Forced Exercise Amount” means, as of any given date, the lesser of (x) the number of shares of our common stock issuable upon exercise of the Warrant as of such given date and (y) 500% of the average trading volume (as reported on Bloomberg) of our common stock on our principal market on each of the 10 consecutive trading days ending and including the trading day immediately prior to such given date.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and Hanover also entered into a registration rights agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file an initial registration statement (“Registration Statement”) with the SEC to register the resale of the Common Stock into which the Convertible Note may be converted and for which the Warrant may be exercised, on or prior to the Filing Deadline and have it declared effective as of the Effectiveness Deadline.

If at any time all of the shares of common stock underlying the Convertible Note and Warrant are not covered by the initial Registration Statement, we have agreed to file with the SEC one or more additional Registration Statements so as to cover all of the shares of our common stock underlying the Convertible Note and Warrant not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold us and each of our directors, officers and persons who control us harmless against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

The Selling Stockholder Table

The following table sets forth the Selling Stockholder, the number of shares of common stock beneficially owned by the Selling Stockholder as of the date hereof and the number of shares of common stock being offered by the Selling Stockholder. The shares being offered hereby are being registered to permit public secondary trading and the Selling Stockholder may offer all or part of the shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Stockholder. The “Amount Beneficially Owned After Offering” column assumes the sale of all shares offered.

	Shares Beneficially	Percent Beneficially		Amount Beneficially	Percent Beneficially
	Owned Prior To	Owned Prior	Shares to	Owned After	Owned
Name	Offering	To Offering	be Offered	Offering	After Offering

Hanover Holdings I, LLC (1)	12,600,000	14.42%	12,600,000	0	0%

(1)

Hanover is a limited liability company organized and existing under the laws of the state of New York. Mr. Joshua Sason is the Chief Executive Officer of Hanover and owns all of the membership interests in Hanover. Accordingly, Mr. Sason has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all of our securities owned directly by Hanover. Mr. Sason does not directly own any shares of our common stock. Under Rule 13d-3 under the Exchange Act, Mr. Sason may be deemed to beneficially own the securities owned directly by Hanover. We have been advised that Hanover is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Hanover nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

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All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Stockholder in connection with the sale of the securities covered by this prospectus.

Neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 12,600,000 shares of our common stock, par value $0.001 per share, by the Selling Stockholder, including (i) 10,769,230 shares of our common stock issuable upon conversion of the principal of the Convertible Note; (ii) 71,508 shares of our common stock issuable upon conversion of the accrued interest under the Convertible Note; and (iii) 1,759,262 shares of our common stock issuable upon exercise of the Warrant.

The Selling Stockholder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	privately negotiated transactions;
·	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
·	through the writing of options on the shares;
·	a combination of any such methods of sale; and
·	any other method permitted pursuant to applicable law.

The Selling Stockholder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. In addition, the Selling Stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

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We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Stockholder.

The Selling Stockholder acquired or will acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Stockholder. We will file a supplement to this prospectus if the Selling Stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We have agreed to indemnify Hanover and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $20,481.14. We will not receive any proceeds from the resale of any of the shares of our common stock by Hanover. We may receive proceeds of up to $150,000 if the Warrant is exercised for cash.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 400,000,000 shares of common stock at a par value of $0.001 per share, of which 74,773,902 shares were issued and outstanding as of July 7, 2014, and 20,000,000 shares of preferred stock at a par value of $0.001. No shares of preferred stock are outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

In accordance with our Articles of Incorporation, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock. To date, we have not issued any shares of preferred stock or designated any class of preferred stock. No shares of preferred stock are outstanding.

Dividends

We have not declared any cash dividends in the two most recent fiscal years. The declaration of future cash dividends, if any, will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

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Registration Rights

Hanover Registration Rights

In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and Hanover entered the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file an initial Registration Statement with the SEC to register the resale of the common stock into which the Convertible Note may be converted and for which the Warrant may be exercised, on or prior the Filing Deadline and have it declared effective as of the Effectiveness Deadline.

If at any time all of the shares of common stock underlying the Convertible Note and Warrant are not covered by the initial Registration Statement, we have agreed to file with the SEC one or more additional Registration Statements so as to cover all of the shares of our common stock underlying the Convertible Note and Warrant not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold us and each of our directors, officers and persons who control us harmless against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Albert Wong & Co., for the years ended December 31, 2013 and December 31, 2012 and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Greenberg Traurig, LLP.

INFORMATION WITH RESPECT TO THE REGISTRANT

Background and Overview

We were incorporated in the state of Nevada on December 27, 2007 under the name “Advanced Messaging Solutions, Inc.” On March 29, 2011, we amended our Articles of Incorporation to change our name from “Advanced Messaging Solutions, Inc.” to “XcelMobility Inc.” and we effected a 35-for-1 forward stock split of all of our issued and outstanding shares of common stock.

On July 5, 2011, we entered into a voluntary share exchange agreement (the “Exchange Agreement”) with CC Power, CC Mobility and the shareholders of CC Mobility. Pursuant to the closing of the transactions contemplated under the Exchange Agreement, on August 30, 2011, we issued 30,300,000 shares of our common stock to the shareholders of CC Mobility representing 50.5% of our issued and outstanding common stock in exchange for 100% of the issued and outstanding capital stock of CC Mobility (the “Exchange Transaction”). As a result of the Exchange Transaction, CC Mobility became our wholly-owned subsidiary and we control the business and operations of CC Power.

On May 7, 2013, we entered into and consummated a stock purchase agreement (the “Purchase Agreement”) with CC Investment, Jifu and certain of its shareholders (the “Jifu Shareholders”). Pursuant to the terms of the Purchase Agreement, we issued an aggregate of 27,000,000 shares of our common stock to the Jifu Shareholders as consideration for Jifu entering into certain controlling agreements with CC Investment (the “Jifu Acquisition”). Through these controlling agreements, CC Investment effectively owns Jifu through a variable interest entity or VIE structure.

We recently made a strategic decision to change our primary business focus to becoming a wearable computing company, with two main business divisions: (i) the wearable computing group; and (ii) the video and security group. We were previously focused on developing mobile applications for mobile devices that utilize cellular networks to connect to the Internet and hardware/software products to increase the speed of virtual private networks. As electronic miniaturization has moved us from mainframes to cellular phones, we believe that in the coming years, wearable computing will replace or augment cellular phones on a growing basis. We believe this will include cellular phones and their related technology being embedded in wearable items, such as watches, belts, shoes, shirts, or glasses. We are in the development stage for certain applications for wearable computing, including:

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1.	Location-based services: core applications include finding friends/family/assets, location-based marketing, and security-related applications.

2.	Medical monitoring: for patients with heart disease, epilepsy, Alzheimer's, and other aged-related maladies.

3.	Security force monitoring and deployment: wearable computing with video, sound, and location which allows for remote monitoring and deployment of security forces over the internet and in the cloud.

4.	Secure and touch-less payment systems: near field communication-enabled wearable devices have the potential to become the wallets of the future.

We are currently beta testing our CCWatch, an Android-based smartwatch which offers a Mandarin language voice command system and we also now offer the Companion Solution, which is an “always on” cloud-connected smartwatch system with software applications focused on monitoring loved ones and private/public security forces. We have developed and now offer several location based applications and services, including the CCWatch Locator, Real-time Traffic Report Application, and Applications Interface.

We are also developing location based technology which allows for high accuracy location of GPS enabled mobile devices in China. We believe that this technology will allow us to locate GPS devices to within 10 feet. We believe this technology will be also an enabling technology for medical monitoring mobile devices in the future. This technology is scheduled to be completed by the middle of 2015.

We are currently deriving revenue from the sale of cloud connected security systems for the public and private markets and initial location based services.

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Corporate Structure

Our organizational structure is as follows:

CC Mobility Limited (“CC Mobility”) was incorporated on May 3, 2011 under the laws of Hong Kong as a limited liability company.

Shenzhen CC Power Investment Consulting Co. Ltd., (“CC Investment”) a wholly-owned subsidiary of CC Mobility, was incorporated on July 27, 2011 under the laws of the People’s Republic of China as a wholly foreign owned limited liability company.

Shenzhen CC Power Corporation (“CC Power”) is a Chinese enterprise incorporated on March 13, 2003 under the laws of the PRC. CC Power is owned entirely by Xili Wang (the “CC Power Shareholder”), who is also our Chief Financial Officer and Secretary. CC Power maintains all the licenses and approvals necessary to operate its business in the PRC.

Shenzhen Jifu Communication Technology Co. Ltd., is a Chinese enterprise incorporated on March 3, 2003 under the laws of the PRC.

PRC law places certain restrictions on roundtrip investments through the acquisition of a PRC entity by PRC residents. To comply with these restrictions, in conjunction with the Exchange Transaction and the Purchase Agreement, we (via our wholly-owned subsidiary, CC Investment), entered into and consummated certain contractual arrangements with (i) CC Power and/or the CC Power Shareholder, and (ii) Jifu and/or the Jifu Shareholders pursuant to which we provide CC Power and Jifu (together, the “VIE Entities”) with exclusive technology consulting and management services. Through these contractual arrangements, we have the ability to substantially influence the VIE Entities’ daily operations and financial affairs, appoint its directors and senior executives, and approve all matters requiring board and/or shareholder approval. These contractual arrangements enable us to control the VIE Entities and operate our business in the PRC through the VIE Entities, and we are considered the primary beneficiary of the VIE Entities. Accordingly, our consolidated financial statements reflect the results of operations, assets and liabilities of both the VIE Entities

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Our subsidiary, CC Investment, entered into separate contractual arrangements with (i) CC Power and/or the CC Power Shareholder, and (ii) Jifu and/or the Jifu Shareholders, each of which are enforceable and valid in accordance with the laws of the PRC:

Entrusted Management Agreement. Pursuant to the Entrusted Management Agreements entered into by CC Investment and each of the VIE Entities, CC Investment agrees to provide, and the VIE Entities agree to accept, exclusive management services provided by CC Investment. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of the VIE Entities. The Entrusted Management Agreements will remain in effect until the acquisition of all assets or equity of the VIE Entities by CC Investment is complete (as more fully described in the Exclusive Purchase Option Agreement description below).

Technical Services Agreement. Pursuant to the Technical Services Agreements entered into by CC Investment and each of the VIE Entities, CC Investment agrees to provide, and the VIE Entities agree to accept, exclusive technical services provided by CC Investment. Such technical services include but are not limited to software, computer system, data analysis, training and other technical services. CC Investment shall be entitled to charge the VIE Entities service fees equivalent to each of the VIE Entities’ respective total net income. The Technical Service Agreements will remain in effect until the acquisition of all assets or equity of the respective VIE Entities by CC Investment is complete (as more fully described in the Exclusive Purchase Option Agreement description below).

Exclusive Purchase Option Agreement. Pursuant to the Exclusive Purchase Option Agreements entered into by CC Investment and each of the VIE Entities, each of the CC Power Shareholder and the Jifu Shareholders granted CC Investment an irrevocable and exclusive purchase option to acquire CC Power’s or Jifu’s equity and/or assets, respectively, at a nominal consideration. CC Investment may exercise either of its purchase options at any time.

Loan Agreement. CC Investment entered into a Loan Agreement with the CC Power Shareholder pursuant to which CC Investment agreed to lend RMB 10,000,000 to the CC Power Shareholder, to be used solely for the operations of CC Power. CC Investment also entered into a Loan Agreement with the Jifu Shareholders pursuant to which CC Investment agreed to lend RMB 2,000,000 to the Jifu Shareholders to be used solely for the operations of Jifu.

Equity Pledge Agreement. Under the Equity Pledge Agreements entered into by CC Investment and each of the CC Power Shareholder and the Jifu Shareholders (together, the “VIE Shareholders”), the VIE Shareholders pledged all of their equity interests in the VIE Entities, including the proceeds thereof, to guarantee all of CC Investment’s rights and benefits under the respective Entrusted Management Agreements, the Technical Service Agreements, the Exclusive Purchase Option Agreements and the Loan Agreements. Prior to termination of the Equity Pledge Agreements, the pledged equity interests cannot be transferred without CC Investment’s prior consent. The VIE Shareholders covenant to CC Investment that among other things, it will only appoint/elect the candidates for the directors of the VIE Entities nominated by CC Investment.

Subsidiaries

As a result of the Exchange Transaction, CC Investment and (via a contractual relationship) CC Power are wholly-owned subsidiaries of our subsidiary CC Mobility. As a result of the Purchase Agreement, Jifu (via a contractual relationship) is a wholly-owned subsidiary of CC Investment.

Strategy

We recently made the strategic decision to focus on building a leading wearable computing business. We believe that we are well positioned in the growing wearable computing market given our experience in location-based technology and established relationships and location in China, arguably the world's largest market for mobile devices. As electronic miniaturization has moved us from mainframes to cell phones, we believe that in the coming years, wearable computing will replace or augment cell phones on a growing basis. In the future, it is expected that the cell phone will be embedded in a person's everyday wearable items, including the watch, belt, shoes, shirt and glasses. Wearable computing will also do much more than a cell phone as these devices will come loaded with biometric sensors ready to monitor a person's position, temperature, heart rate, and other data.

One of the markets we plan on pursuing is the medical and fitness market. We have partnered with CIM120 (Beijing, China) Limited ("CIM120") to build comprehensive wearable computing solutions for the medical markets. CIM120 is a leading developer and marketer of advanced medical sensors and solutions. Together with CIM120, we will target opportunities for wearable computing in the medical markets. The jointly developed solutions will combine our cloud connected wearable computing devices with CIM120's most advanced medical biometric sensors. Using CIM120's existing customer base, these solutions will be marketed across the medical field in China.

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Customers

Through Jifu, we are currently selling cloud-connected security systems to Huandi Industries, a private company. The wearable computing market has numerous consumer and non-consumer segments including:

•	Consumer Markets: wearable cameras, sports and activity trackers, smart clothing and textiles, smart glasses, smart watches, entertainment, gaming; and

•	Non-Consumer Markets: healthcare, defense and aerospace, enterprise and industrial, and warehouse and logistics.

We plan to sell the CCWatch as part of a complete solution and distributed through distribution partners in specific markets and industries.

We currently market the Companion Solution to the private and public security forces market in China. We also plan to offer wearable computing solutions to the medical and healthcare markets.

Technology

We are developing wearable computing solutions that utilize our proprietary location based software and cloud computing network for the following applications:

Location Based Software: Knowing where the user is and what is around the user is important in the majority of applications for wearable computing. We have forged a relationship with Mapworld China to provide comprehensive and up to date location and mapping data for wearable computing applications in China. We have combined Mapworld China's location and mapping data with our location-based software to give the user access to advanced location based services.

Cloud Computing Network: Users can access numerous and powerful functions with wearable computers that have internet connectivity. Our national cloud-based network allows wearable computer users to stay connected to the internet and maintain access throughout the day. We offer several wearable computing applications through our cloud-based network, such as English/Chinese translation services.

Biometric Sensors: Wearable computing for medical and health applications use today’s most advanced and miniature biometric sensors. These sensors can provide temperature, heart rate, and other important measurements.

Application Specific Software: Wearable computing has numerous applications across diverse markets and each of these may require different software programs. We continue to develop and provide application software-related solutions for our key markets.

Intellectual Property

We have developed intellectual property for our wearable computing solutions and security systems. Our intellectual property consists of application related software and solutions for wearable computing, including location based software, GPS related algorithms, cloud computing software and other application specific software.

We have not registered any patents, trademarks or copyrights. We will continue to evaluate the business benefits in pursuing patents and copyrights in the future. We currently protect all of our development work with confidentiality and trade secret agreements with our engineers, employees and any outside contractors. However, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property or technology or otherwise develop a product with the same functionality as our service. Policing unauthorized use of intellectual property rights is difficult, and nearly impossible on a worldwide basis. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriation of our technology or intellectual property, particularly in foreign countries where we do business or where our service is sold or used, where the laws may not protect proprietary rights as fully as do the laws of the United States or where the enforcement of such laws is not common or effective.

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Products

CCWatch

We have developed and are currently beta testing a full featured wearable computing device, CCWatch, which is an Android-based smartwatch. We believe that the smartwatch will be the preferred method of connecting to the internet in the coming years. The smartwatch is unobtrusive, convenient and a user can check up on notifications at the flick of the wrist. We plan on offering the following capabilities for our smartwatch: voice call, text messaging, social media messaging, sports apps, tracking, SOS device, GPS navigation, gesture control, voice control, voice-to-text, weather, music player, world clock functions, calendar alarms, and voice notes.

The CCWatch has been designed to take advantage of the growing market for location-based services. The built in low power GPS allows the CCWatch to be located anywhere in the world. Combined with MapWorld's mapping service, we believe that the CCWatch is well positioned to be a premier location-based wearable mobile device for the China market.

Advantages of CCWatch

The CCWatch has been designed with the China market in mind. China is arguably the world's largest market for wearable computing devices. The CCWatch includes the following features:

1.	The world’s first Mandarin language voice command interface on a mobile device.

2.	The watch will be priced for high volume sales in China.

3.	Texting, the preferred method of communication in China, will be easy and user-friendly.

4.	Key software applications, including popular location-based mapping applications.

5.	Distribution through large mobile carriers in China, including China Unicom.

Initial Applications and Services

We have developed location based applications and services that are available on the CCWatch. These applications consist of the following:

CCWatch Locator: The smartwatch locator acts as a security device with assisted GPS technology for both outdoor and indoor location. The CCWatch locator may be used in the following applications: child protection, law enforcement, lone worker protection, elderly care and Alzheimer care.

Real-time Traffic Report Application: The RTR application will provide real-time traffic information to CCWatch users. The traffic data will be updated in real-time. The RTR service will intelligently provide directional data to the user to provide the quickest and safest route to the user's destination.

Applications Interface: The CCWatch runs on the Android operating system like many of today's most popular smartphones and tablets. We have developed an easy to use API whereby third parties can develop custom applications and services for the smartwatch. Third party developers can market their applications through our Mach5.cn mobile internet portal.

Companion Solution: The Companion Solution is a full featured application for the location and tracking of GPS enabled mobile devices. It encompasses the CCwatch, cloud computing network, and application specific software to provide real world solution for the tracking and location of GPS enabled mobile devices. This technology allows for the tracking of assets, people, pets, and other tracking applications.

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Security and Surveillance Products

Through Jifu, we are developing advanced security systems combining video, location enabled wearable computing, and cloud computing.

Our Companion Solution uses Internet Protocol networks and location enabled wearable devices to deliver advanced security solution for private and government facilities. The Video Surveillance Solution allows for a cloud-based offering and enables end-users in small to medium commercial facilities to simplify the integration of video surveillance by moving it from on-site locations to a cloud-based service model, scales over time to fit their business needs, and ensures system reliability to eliminate downtime. The service, which can be added seamlessly and securely to any new or existing facility's security infrastructure via an Internet connection, also provides users with real-time event notification, video alarm verification, remote employee monitoring and offsite video storage, allowing users' staff to more effectively respond to events and creating opportunities for operational efficiencies that go beyond security.

The new cloud based security system is being targeted to the many gated communities throughout China. These gated communities are home to China's rapidly growing 600 million affluent middle and upper class.

Products in Development

We continue to develop our Companion Solution and all associated technologies. We plan to release a solution for the tracking of children by the middle of 2015.

Distribution

Our wearable computing devices will be distributed through different distribution partners including Tianditu (Mapworld). Tianditu is the premier map related data supplier in China.

Industry

Wearable Computing Market

According to the recent Credit Suisse wearable computing report – a rapidly growing installed base of mobile computing devices and a confluence of hardware/component innovation, software ecosystem maturation and emerging business models should drive significant growth in “Wearables” (smart watches, glasses, monitors etc.) over the next several years from an estimated $3-5 billion in 2013 to what could be well over $42 billion in the next 3-5 years.

China Mobile Device Market

In June 2013, Flurry Analytics measured 261,333,271 active smartphones and tablets in China. That represented 24% of the entire worldwide connected device installed base measured by Flurry. The chart below documents the growth in the installed base. The left axis and blue line show China’s growth over the years. The right axis and red line show growth in the world as a whole (including China) a basis of comparison. As can be seen from the gap between the two lines growing through 2010 and much of 2011, growth in smartphones and tablets in China lagged behind the world as a whole through that period. But starting toward the end of 2011, the installed base in China began a period of exponential growth. During this period, it surpassed the growth rate for the world as a whole, as shown by the blue line catching the red line in the graph. It is expected that China will maintain its leadership (in terms of active installed base) for the foreseeable future because the device penetration rate is still relatively low and much opportunity remains.

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Mobility in China

464 million, or 78.5% of China's 591 million Internet users, go online with a mobile device. Through apps and websites, mobiles now touch numerous aspects of life in China.

China's mobile landscape is changing even faster than China itself. With locally-branded smartphones going for as cheap as $100, they are not just the realm of the wealthy, but are in the pockets and handbags of virtually every Chinese consumer who buys Western products. Smartphones are replaced every six months on average in China, compared to every couple of years in developed markets. With each replacement mobile comes new specifications and technology to consider.

Wearable Computing in China

The wearable computing market in China will closely follow the emergence and growth of the high end mobile device (smartphone/tablet) market. As seen on the graph (China's Path to the World's largest Connected Device Installed Base) China has the largest and fastest growing opportunity for wearable computing. Not only are existing connected device users measuring over 261,000,000, but there is a large green field opportunity as more and more Chinese citizens move into the middle class. Growth in China will continue at an exponential rate for the foreseeable future because the device penetration rate is still relatively low and much opportunity remains.

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Applications and Services

The most popular mobile applications in the world can be grouped into the following categories:

1.	Location-based services: Using mapping services and software to discover where you are, what is around you, where your friends and loved ones are, and so on.

2.	Texting/chatting/connecting: Mobile device users want to stay connected to their associates, friends and family.

3.	Social networking: Mobile users want real-time and continuous social updates.

Government Regulation

Overview

The PRC government has imposed extensive and stringent measures to regulate the telecommunications and software development industries. The State Council of the PRC, or the State Council, the Ministry of Industry and Information Technology, or the MIIT (formerly the Ministry of Information Industry, or the MII), and other relevant authorities in the PRC have issued various regulations with respect to the telecommunications and software development industries. This section summarizes the principal PRC laws and regulations relevant to our business and operations.

Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. Our business license covers our present business to design, develop, and produce mobile Internet software. Prior to expanding our business beyond that of our business license, we are required to apply and receive approval from the PRC government.

Employment laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. China’s National Labor Law, which became effective on January 1, 1995, and China’s National Labor Contract Law, which became effective on January 1, 2008, permit workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract.

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Regulation on the Telecommunications Industry

Types of Telecommunications Services

On September 25, 2000, the State Council issued the Regulations on Telecommunications of the PRC, or the Regulations on Telecommunications, which became effective on September 25, 2000 and which regulates the telecommunications industry and other related activities and services within the PRC. The MIIT regulates the telecommunications industry on a national level while the provincial-level communications administrative bureaus, or the CABs, supervise and regulate the telecommunications industry in their respective administrative regions. The Regulations on Telecommunications classifies telecommunications services into two main categories: (1) core telecommunications services and (2) value-added telecommunications services, and further divides each main category into several sub-categories. According to the Catalog for Classification of Telecommunications Businesses, which became effective on April 1, 2003, our business operates under the provision of information services through mobile networks and the Internet, thus fitting into the category of value-added telecommunications services.

Value-added Telecommunications Services

Providers of value-added telecommunications services in the PRC are subject to examination and approval from, and require licenses issued by, the MIIT or the relevant CABs. Pursuant to the Regulation on Telecommunications, to provide value-added telecommunications services in more than two provinces, autonomous regions or centrally administered municipalities, the value-added telecommunication service provider shall obtain the Transregional Value-added Telecommunication Business Operation License from the MIIT; to provide value-added telecommunications services within one province, autonomous region or centrally administered municipality, the value-added telecommunication service provider shall obtain the Value-Added Telecommunication Business Operation License from relevant CABs. On March 1, 2009, the MIIT issued the Administrative Measures for Licensing of Telecommunications Business Operations which set forth the basic requirements for a license to provide value-added telecommunications services in the PRC. Such requirements mainly include the following:

•	the applicant is a duly incorporated company;

•	the applicant has necessary funds and professional staff suitable for its business activities;

•	the applicant has the reputation or capability of providing customers with long-term services;

•	to operate value-added telecommunications services business across multiple provinces, autonomous regions or centrally administered municipalities, the applicant shall have a minimum registered capital of RMB10,000,000; to operate value-added telecommunications services business within a single province, autonomous region or centrally administered municipality, the applicant shall have a minimum registered capital of RMB1,000,000;

•	the applicant has necessary premises, facilities and technical scheme; and

•	the applicant and its major capital contributors and business managers have no record of violating rules on telecommunication supervision and administration during the past three years.

We have obtained the China Value-Added Telecommunications Business License permitted by the MII (B2-20080062) and the China Value-Added Telecommunications Business License permitted by the Guangdong Provincial Communications Authority (B2-20050598). These are the only value-added telecommunications business licenses that we currently require to operate our business in the PRC.

Short Message Services

On April 15, 2004, the MII issued the Notice on Certain Issues Regarding Regulating Short Message Services which specifies that only those telecommunications services providers that hold specific short message service licenses may provide such services in the PRC. The notice also requires short message services providers to censor the contents of short messages, to automatically collect information such as the time that short messages are sent and received and the telephone numbers or codes of the sending and receiving terminals and to keep such records for five months within the time each short message is delivered.

Telecommunications Networks Code Number Resources

On January 29, 2003, the MII issued the Administrative Measures on Telecommunications Networks Code Number Resources to administer the code number resources including mobile communications network code number. According to the administrative measures, the entity shall apply to the MII for a code number to be used in the interprovincial operations and shall apply to the relevant CAB for a separate code number for intra-provincial operations. The administrative measures specify the qualifications for a code number, required application materials and application procedures.

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Specifications for Telecommunications Services

On March 13, 2005, the MII issued the Specifications for Telecommunications Services specifying the telecommunications service qualities to which all telecommunications service providers in the PRC should conform. It also requires all telecommunications services providers to establish a sound service quality management system and make periodical reports to the relevant telecommunications authorities.

Foreign Investments in Value-added Telecommunications Services Industry

Foreign direct investment in telecommunications services industry in China is regulated under Regulations on the Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations. The FITE Regulations were issued by the State Council on December 11, 2001 and amended by the State Council on September 10, 2008. According to the FITE Regulations, foreign investors’ ultimate equity interests in any entity providing value-added telecommunications services in the PRC may not exceed 50%. A foreign investor must demonstrate a good track record and prior experience in providing value-added telecommunications services outside the PRC prior to acquiring any equity interest in any value-added telecommunications services business in the PRC.

On July 13 2006, the MII issued the Notice Regarding Strengthening the Administration of Foreign Investment in Operating Value-Added Telecommunications Businesses, or the MII Notice, which prohibits value-added telecommunications services operation license holders, including Trans-regional Value-added Telecommunications Services Operation License and Telecommunications Value-added Services Operation License holders, from leasing, transferring or selling their licenses to any foreign investors in any manner, or providing any resources, premises or facilities to any foreign investors for illegal operation of telecommunications services business in the PRC. The MII Notice also requires that, (1) value-added telecommunications services operation license holders or their shareholders must directly own the domain names and trademarks used by such license holders in their daily operations; (2) each license holder must have necessary facilities for its approved business operations and maintain such facilities in the regions specified by its license; and (3) all value-added telecommunications service providers are required to maintain network and Internet security in accordance with the standards set forth in relevant PRC regulations. If a license holder fails to comply with the requirements in the MII Notice and fails to remedy such non-compliance within a designated period, the MIIT or relevant CABs may take administrative actions against such license holder, including revocation of their valued-added telecommunications services operation licenses. We provide our services through our controlled affiliated entity that owns Value-added Telecommunications Services Operation Licenses. We believe our controlled affiliated entity is in compliance with the MII Notice.

Regulations Concerning the Software Development Industry

Software Products

On March 1, 2009, the MIIT issued the Administrative Measures for Software Products, or the Measures for Software Products, to regulate the development, production, sale, and import and export of software products, including computer software, software embedded in information systems and equipments, and computer software provided in conjunction with other information or technology services. Any entity or individual shall not develop, produce, sell and import or export any software product which infringes upon the intellectual property rights of third parties, contains computer viruses, endangers computer system security, is not in compliance with the software standard specification of the PRC, or contains contents prohibited under PRC laws and regulations. To that end, for any software products, the Measures for Software Products require registration and filing with the provincial level software registration institutions authorized to accept and review software products registration applications. Once accepted for review, the software product registration application shall be filed with and publicly announced by the MIIT, and if no objection is received within a seven-working-day publication period, a software registration number and a software product registration certificate will be granted. A software registration certificate is valid for five years and may be renewed upon expiration. We have obtained a Software Company Certification, as issued by the Technology and Information Bureau of Shenzhen City (R2007-0033).

Software Enterprises

A PRC enterprise that develops one or more software products and meets the Certifying Standards and Administrative Measures for Software Enterprises (Proposed), promulgated by the MII, Ministry of Education, Ministry of Science and Technology and the State Administration of Taxation, or the SAT on October 16, 2000, can be certified as a “software enterprise.” The certification standards for software enterprises include the following:

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•	the applicant shall be an enterprise established in PRC which engages in the business of computer software development and production, system integration, application service, etc., and whose operating revenue is primarily derived from the above referenced business activities;

•	the enterprise develops one or more software products or possesses one or more intellectual property rights of software products, or provides technical services such as computer information system integration that has passed qualification and grade certification;

•	the proportion of technical staff in the work of software development and technical service shall be no less than 50% of the total staff in the enterprise;

•	the applicant shall possess relevant technical equipments and premises necessary for developing software and providing relevant services;

•	the applicant shall possess methods and ability to safeguard the qualify of the software products and the technical services;

•	the development fund for software technique and products shall be above 8% of the enterprise’s annual software income; and

•	the annual sale income of software shall be more than 35% of the total annual income of the enterprise, with the income of self-developed software more than 50% of the software sales income;

•	the enterprise has clearly-established ownership, standardized management and complies with disciplines and laws.

Enterprises that qualified as “software enterprises” are entitled to certain preferential treatments in the PRC. According to the Circular on Relevant Taxation Policies for Encouraging the Development of the Software and Integrate Circuit Industries (Circular No. 25) (2000) by the Ministry of Finance, the General Administration of Customs and the State Administration of Taxation, or the SAT, newly-established software manufacturing enterprises (i.e. those established after July 1, 2000) may be exempt from income tax in the first two years of profitability and enjoy 50% income taxes reduction for the next three years, such policy is known as the “Two Free, Three Half” preferential policy. On February 22, 2008, the Ministry of Finance and SAT promulgated the Notice on Several Preferential Policies in Respect of Enterprise Income Tax, or the Notice 2008 No. 1, which reiterated that a software production enterprise newly established within China may, upon certification, enjoy the Two Free, Three Half preferential treatment. On April 24, 2009, the Ministry of Finance and SAT promulgated the Notice on Several Issues Relevant to the Implementation of the Preferential Policies on Enterprise Income Tax, which states that, the software production enterprises and the integrated circuit production enterprises established prior to the end of 2007 may, upon certification, enjoy the preferential policies on the enterprise income tax reductions and exemptions within specified periods as provided in the Notice 2008 No. 1. An enterprise which became profitable in or before 2007 and started enjoying the enterprise income tax reductions and exemptions within specified periods may continue to enjoy the relevant preferential treatment from 2008 until the expiration of the specified periods. According to the Circular on Relevant Policies for Further Encouraging the Development of the Software and Integrate Circuit Industries (Circular No. 4) (2011) issued by the State Council on January 28, 2011, the software production enterprises and the integrated circuit production enterprises may, upon certification, enjoy the “Two Free, Three Half” preferential policy from the year of profitability prior to December 31, 2017, until the expiration of the specified periods.

Foreign Investments in Software Development Industry

According to the Catalogue of Industries for Guiding Foreign Investment amended in December 2011, foreign investment is encouraged in the software development and production sector. As such, there are no restrictions on foreign investment in the software development industry in the PRC aside from business licenses and other permits that every software development entity in the PRC must obtain.

Regulations on Internet Domain Name and Content

Internet Domain Name

Internet domain names in the PRC are regulated by the Administrative Measures on the PRC Internet Domain Name, which were promulgated by the MII and which came into effect on December 20, 2004, and the Implementation Rules of Registration of Domain Name, which were promulgated by PRC’s domain name registrar, China Internet Network Information Center, or CNNIC and which came into effect on December 1, 2002, and were amended by CNNIC on June 5, 2009. Domain name service organizations accept applications for network domain names; successful applicants become holders of the registered domain names after registration. A holder needs to pay operation fees on time to keep the registered domain names, otherwise the domain name registrar may revoke the domain names. In case there is any changes to the registration information of a domain name, the holder shall file the changes with the domain name registrar within 30 days after such changes. The CNNIC is responsible for the administration of .cn domain names and domain names in Chinese language. Disputes in respect of domain names are regulated by the Measures on Resolution of Disputes regarding Domain Names which were issued by CNNIC and revised on February 14, 2006, and shall be settled by organizations approved by the CNNIC. We have obtained an Internet Registration Certification from the Shenzhen Municipal Public Security Bureau, No. 3303101901203.

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Content of Internet Information

Provision of Internet information services in the PRC is regulated by the Administrative Measures on Internet Information Services adopted by the State Council on September 20, 2000. According to these measures, provision of Internet information services regarding news, publication, education, medical and health care, pharmacy and medical appliances are subject to examination, approval and regulation by relevant authorities responsible for regulating these sectors.

Internet content providers are not allowed to provide services beyond the scope of an applicable license or registration. The measures also provide a list of prohibited content on the Internet. Internet information service providers are required to monitor and censor the information on their websites, and when prohibited content is found, they shall terminate the transmission immediately, keep the relevant record and report immediately to relevant authorities.

According to these measures, commercial Internet information service providers must obtain a License for Internet Content Providers, or ICP license, in order to engage in such business. Moreover, provision of ICP services in multiple provinces, autonomous regions and centrally administered municipalities may require a trans-regional ICP license. We have obtained an ICP license (ICP No. 07047476).

On November 6, 2000, the MII issued the Regulations for the Administration of Internet Electronic Notice Services to regulate the provision of information via Internet in the form of, among others, electronic bulletin boards, electronic whiteboards, electronic forums, Internet chat-rooms and message boards. The Internet electronic bulletin service providers are required to record the content and time of information released, the website or domain name in the electronic bulletin system, keep such records for at least 60 days, and to provide such information to the relevant authorities upon request.

Regulations on Technology Export

The Technology Import and Export Administrative Regulations of the PRC promulgated by the State Council on December 10, 2001 and the Regulations of Protection of Computer Software which came into effect on January 1, 2002, requires approval of imports and exports of restricted technology, and registration of contracts to import or export unrestricted technology. Software is part of the technology governed by this regime. To implement this requirement, the Administrative Measures for Registration of Technology Import and Export Contracts, or the Registration Measures, was promulgated by the Ministry of Commerce, or the MOFCOM and become effective on March 1, 2009; the Administrative Measures on Prohibited and Restricted Technology Exports, or the Technology Export Measures was jointly promulgated by the MOFCOM and the Ministry for Science and Technology and become effective on May 20, 2009, and the Administrative Measures on Prohibited and Restricted Technology Imports, or the Technology Import Measures was promulgated by the MOFCOM and become effective on March 1, 2009. Pursuant to these regulations, the technology within the prohibited list for import and/or export shall not be imported and/or exported, and a permit for import and/or export shall be obtained by the importer and/or exporter if the technology to be imported and/or exported are listed within the restricted list for import and/or export. For any import or export technology, the relevant department of commerce is responsible for the registration of contracts for such technology import or export.

Regulations on Intellectual Property Rights

The PRC’s intellectual property protection regime is consistent with those of other modern industrialized countries. The PRC has domestic laws for the protection of rights in copyrights, patents, trademarks and trade secrets. The PRC is also signatory to most of the world’s major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 3, 1980);

•	Paris Convention for the Protection of Industrial Property (March 19, 1985);

•	Patent Cooperation Treaty (January 1, 1994); and

•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (December 11, 2001).

Trademarks

Registered trademarks in the PRC are protected by the Trademark Law of the PRC which came into effect in 1982 and was revised in 1993 and 2001 and the Regulations for the Implementation of Trademark Law of PRC which came into effect in 2002. A trademark can be registered in the PRC with the Trademark Office under the State Administration for Industry and Commerce, or the SAIC. The protection period for a registered trademark in the PRC is ten years starting from the date of registration and may be renewed if an application for renewal is filed within six months prior to expiration.

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Copyright

Copyright in the PRC is protected by the Copyright Law of the PRC which was promulgated in 1990 and revised in 2001 and February 2010 and the Regulation for the Implementation of the Copyright Law of the PRC which came into effect in September 2002 and revised in January 2011. Under the revised Copyright Law, copyright protections have been extended to information network and products transmitted on information network. Copyrights are reserved by the author, unless specified otherwise by the laws. According to Article 16 of the Copyright Law, if a work constitutes “work for hire”, the employer, instead of the employee, is considered the legal author of the work and will enjoy the copyrights of such “work for hire” other than rights of authorship. “Works for hire” include, (1) drawings of engineering designs and product designs, maps, computer software and other works for hire, which are created mainly with the materials and technical resources of the legal entity or organization with responsibilities being assumed by such legal entity or organization; (2) those works the copyrights of which are, in accordance with the laws or administrative regulations or under contractual arrangements, enjoyed by a legal entity or organization. The actual creator may enjoy the rights of authorship of such “work for hire.”

A copyright owner may transfer its copyrights to others or permit others to use its copyrighted works. Use of copyrighted works of others generally requires a licensing contract with the copyright owner. The protection period for copyrights in the PRC varies, with 50 years as the minimum. The protection period for a “work for hire” where a legal entity or organization owns the copyright (except for the right of authorship) is 50 years, expiring on December 31 of the fiftieth year after the first publication of such work.

Patent protection in China

Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985. Amended versions of the China Patent Law and its Implementing Regulations came into effect in 2009 and 2010, respectively.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents—patents for inventions, utility models and designs. The Chinese patent system adopts the principle of first to file; therefore, where more than one person files a patent application for the same invention, a patent can only be granted to the person who first filed the application. Consistent with international practice, the PRC only allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability. For a design to be patentable, it cannot be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee. One broad exception to this rule, however, is that, where the patent holder has not exploited the patent or has not exploited the patent adequately without any reasonable reason in the statutory period of time, or the patent holder’s act of exploiting the patent is held to be monopolistic, the PRC State Intellectual Property Office, or SIPO, is authorized to grant a compulsory license. A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires. SIPO, however, has not granted any compulsory license to date. The patent holder may appeal such decision within three months from receiving notification by filing a suit in a people’s court.

PRC law defines patent infringement as the exploitation of a patent without the authorization of the patent holder. Patent holders who believe their patent is being infringed may file a civil suit or file a complaint with a PRC local Intellectual Property Administrative Authority, which may order the infringer to stop the infringing acts. A preliminary injunction may be issued by the People’s Court upon the patentee’s or the interested parties’ request before instituting any legal proceedings or during the proceedings. Damages in the case of patent infringement is calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be reasonably determined in an amount ranging from one or more times the license fee under a contractual license. The infringing party may be also fined by the Administration of Patent Management in an amount of up to four times the unlawful income earned by such infringing party. If there is no unlawful income so earned, the infringing party may be fined in an amount of up to RMB200,000, or approximately USD $31,250.

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Measures for the Registration of Computer Software Copyright

In China, holders of computer software copyrights enjoy protections under the Copyright Law. China’s State Council and the State Copyright Administration have promulgated various regulations relating to the protection of software copyrights in China. Under these regulations, computer software that is independently developed and exists in a physical form is protected, and software copyright owners may license or transfer their software copyrights to others. Registration of software copyrights, exclusive licensing and transfer contracts with the Copyright Protection Center of China (previously, the State Copyright Administration) or its local branches is encouraged. Such registration is not mandatory under Chinese law, but can enhance the protections available to the registered copyrights holders. For example, the registration certificate is proof of protection.

Foreign Exchange Regulation

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 2008 and various regulations issued by the State Administration of Foreign Exchange (“SAFE”), and other relevant PRC government authorities, the Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local counterpart. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into Renminbi.

Under the Implementing Rules of Measures for the Administration of Individual Foreign Exchange, or the Implementation Rules, issued by the SAFE on January 5, 2007, PRC citizens who are granted shares or share options by an overseas listed company according to its share incentive plan are required, through a qualified PRC agent or the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi.

In addition, domestic wages and salaries of foreign employees outside of the PRC, as well as other rightful earnings, such as dividends, bonuses and profits, of shareholders outside of the PRC may be remitted freely out of the PRC after taxes have been paid in accordance with the provisions of the Chinese tax law with a tax certificate. Since we do not have any debt that is generated outside the PRC and do not have any employees located outside PRC, management is not aware of any material risk of paying in foreign currency in respect of those employee-related and debt-settlement amounts due to any other party located outside PRC.

Liquidation

According to the bankruptcy law of the PRC, CC Investment, as a WFOE, needs to have its debt to creditors settled in the priority as set forth in the relevant Bankruptcy law in China and its immediate equity holder, CC Mobility, located in Hong Kong, would be the last party to be entitled to any residual interest of the entity. Such priority of payment and distribution in the case of the liquidation of CC Investment does not have any different priority in respect of PRC nationals or foreigners. The priority is based on the status of being a creditor and other requirements as set forth in the bankruptcy law in China, which does not have any discrimination or preference in respect of whether the party is a PRC national or foreigner.

Taxation

Under the Enterprise Income Tax Law (“EIT”), effective January 1, 2008, China adopted a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and revoke the current tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatment granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25.0% may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the EIT Law. Enterprises that are currently entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires. However, the two-year exemption from enterprise income tax for foreign-invested enterprise will begin from January 1, 2008 instead of from when such enterprise first becomes profitable. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as “new and high technology enterprises strongly supported by the state” will be entitled to a 15.0% enterprise income tax rate even though the EIT Law does not currently define this term.

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Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission (“CSRC”), promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “new M&A rule”) to regulate foreign investment in PRC domestic enterprises. The new M&A rule provides that the

Ministry of Commerce must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exists:

(i)	the transaction involves an important industry in China;

(ii)	the transaction may affect national “economic security;” or

(iii)	the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China.

On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and process for obtaining any required approval from the CSRC. To date, the application of this new M&A rule is unclear.

Employees

Xcel currently employs 98 individuals amongst its various offices. All employees enter into confidentiality agreements.

PROPERTIES

Our principal executive offices are located at: 303 Twin Dolphins Drive, Suite 600, Redwood City, CA 94065. The monthly rent for this property and related expenses is US $350 per month. Our main telephone number is: 650-632-4210 and our fax number is 650-551-9901. Our website is located at: www.xcelmobility.com

CC Power’s offices are located at: 3F, West Block, M-8, Maqueling Industrial Park, Nanshan District, Shenzhen, PRC. The lease for CC Power’s offices is for a term from September 1, 2013 to August 30, 2015, with a payment of RMB 19,933.60 (approximately US $3,263) per month.

Jifu’s offices are located at: 3F, West Block, M-8, Maqueling Industrial Park, Nanshan District, Shenzhen, PRC. The lease for Jifu’s offices is for a term from September 1, 2013 to August 30, 2015, with a payment of RMB 60,559.84 (approximately US $9,911) per month.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities.  None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market for Registrant’s Common Equity

Our common stock is currently listed for trading on the OTCQB under the Symbol: “XCLL.” The table below lists the high and low closing prices per share of our common stock for each quarterly period during the past two fiscal years as quoted on the Over-the-Counter Bulletin Board.

Fiscal Year Ending December 31, 2014	High	Low
First Quarter - March 31, 2014	$0.15	$0.11
Second Quarter - June 30, 2014	$0.12	$0.05

Fiscal Year Ending December 31, 2013	High	Low
First Quarter - March 31, 2013	$0.20	$0.07
Second Quarter - June 30, 2013	$0.17	$0.10
Third Quarter - September 30, 2013	$0.09	$0.04
Fourth Quarter - December 31, 2013	$0.17	$0.07

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Fiscal Year Ending December 31, 2012	High	Low
First Quarter - March 31, 2012	$1.08	$0.58
Second Quarter - June 30, 2012	$0.65	$0.10
Third Quarter - September 30, 2012	$0.44	$0.12
Fourth Quarter - December 31, 2012	$0.17	$0.05

On July 8, 2014, the closing bid price of our common stock was $0.05 per share.

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions.  All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Approximate Number of Holders of Common Stock

As of July 7, 2014, there were 7 shareholders of record of our common stock.  Such number does not include any shareholders holding shares in nominee or “street name.”

Securities Authorized for Issuance Under Equity Compensation Plans

There are no options, warrants or convertible securities outstanding pursuant to an equity compensation plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Registration Statement on Form S-1. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements.

OVERVIEW

We were incorporated in the state of Nevada on December 27, 2007 under the name “Advanced Messaging Solutions, Inc.” On March 29, 2011, we amended our Articles of Incorporation to change our name from “Advanced Messaging Solutions, Inc.” to “XcelMobility Inc.” and we effected a 35-for-1 forward stock split of all of our issued and outstanding shares of common stock.

On July 5, 2011, we entered into the Exchange Agreement with CC Power, CC Mobility and the shareholders of CC Mobility. As a result of the Exchange Transaction, CC Mobility became our wholly-owned subsidiary and we control the business and operations of CC Power.

On May 7, 2013, we entered into and consummated the Purchase Agreement with CC Investment, Jifu and the Jifu Shareholders. Pursuant to the terms of the Purchase Agreement, we issued an aggregate of 27,000,000 shares of our common stock to the Jifu Shareholders as consideration for Jifu entering into certain controlling agreements with CC Investment. Through these controlling agreements, CC Investment effectively owns Jifu through a VIE structure.

We recently made a strategic decision to change our primary business focus to becoming a wearable computing company, with two main business divisions: the wearable computing group and the video and security group. We were previously focused on the development of mobile applications for mobile devices that utilize cellular networks to connect to the Internet and hardware/software products to increase the speed of virtual private networks. As electronic miniaturization has moved us from mainframes to cellular phones, we believe that in the coming years wearable computing will replace or augment cellular phones on a growing basis. We believe this will include cellular phones and their related technology being embedded in wearable items, such as watches, belts, shoes, shirts, or glasses. We plan to focus on the development of applications for wearable computing, including:

•	Location-based services: core applications include finding friends/family/assets, location-based marketing, and security-related applications.

•	Medical monitoring: for patients with heart disease, epilepsy, Alzheimer's, and other aged-related maladies.

•	Security force monitoring and deployment: wearable computing with video, sound, and location which allows for remote monitoring and deployment of security forces over the internet and in the cloud.

•	Secure and touch-less payment systems: near field communication-enabled wearable devices have the potential to become the wallets of the future.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.

Management believes that the estimates used in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of our accounting policies require higher degrees of professional judgment than others in their application. These include allowance for doubtful accounts, depreciation and impairment of fixed assets, and income tax. Management evaluates all of its estimates and judgments on an ongoing basis. Select significant accounting policies concerning revenue recognition and cost of revenue are listed as below:

Revenue recognition

Our source of revenues is from security surveillance systems.

We evaluate revenue recognition based on the criteria set forth in FASB ASC 985-605, Software: Revenue Recognition and Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104, Revenue Recognition.

Revenue Recognition for Software Products (Software Elements)

New software license revenues represent fees earned from granting customers licenses to download our software products that aim at improving the internet connection speed of the mobile phone, computers or servers. The basis for software license revenue recognition is substantially governed by the accounting guidance contained in ASC 985-605, Software-Revenue Recognition. For software license that do not require significant modification or customization of the underlying software, we recognize new software license revenues when: (1) we enter into a legally binding arrangement with a customer for the license of software; (2) we deliver the products; (3) the sale price is fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable. Revenues that are not recognized at the time of sale because the foregoing conditions are not met are recognized when those conditions are subsequently met.

Our software license arrangements do not include acceptance provisions, software license updates or product support contracts.

Revenue Recognition for Multiple-Element Arrangements – Software Products and Software Related Services(Software Arrangements)

We enter into arrangements with customers that purchase software related products that include one to three year product support service and a short training session (referred to as software related multiple-element arrangements). Such software related multiple-element arrangements include the sale of our software products, and product support contracts whereby software license delivery is followed by the subsequent delivery of the other elements. Our software license arrangements include acceptance provisions. We recognize revenue upon the receipt of written customer acceptance. The vast majority of our software license arrangements include software license updates and product support contracts. Software license updates provide customers with rights to unspecified software product upgrades during the term of the support period. Product support includes telephone access to technical support personnel or on-site support. For those software related multiple-element arrangements, we recognized revenue pursuant to ASC 985-605. Since we are unable to determine the fair value of the selling price for the undelivered elements in a multiple-element arrangement, which is the product support service and training, the entire arrangement consideration is deferred and is recognized ratably over the term of the arrangement, typically one year to three years.

Revenue Recognition for Multiple-Element Arrangements – Arrangements with Software and Hardware Elements

We also enter into multiple-element arrangements that may include a combination of our software installed in the hardware products we purchased from third parties and service offerings including purchased hardware , new software licenses, installation of the software in the hardware and one to three years product support. We adopted Accounting Standards Update (“ASU”) 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements . This guidance modifies the fair value requirements of FASB ASC subtopic 605-25, Revenue Recognition-Multiple Element Arrangements , by allowing the use of the “best estimate of selling price” in addition to vendor-specific objective evidence and third-party evidence for determining the selling price of a deliverable for non-software arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence, (b) third-party evidence, or (c) estimated selling price. In addition, the residual method of allocating arrangement consideration is no longer permitted. In such arrangements, we first allocate the total arrangement consideration based on the relative selling prices of the software group of elements as a whole and to the hardware elements. We recognize the hardware element considerations upon delivery of the hardware. The consideration allocated to the software group which includes the software element and the product support is recognized in according to the software arrangements policy as described above.

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Cost of Revenue

Cost of revenue primarily consists of business tax and surcharges on revenue.

Research and development and Software Development Costs

All research and development costs are expensed as incurred. Software development costs eligible for capitalization under ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, were not material to our consolidated financial statements for the years ended December 31, 2013 and 2012. Other research and development expenses were included in general and administrative expense.

Recently Issued Accounting Pronouncements

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-04, Technical Corrections and Improvements. This ASU make technical corrections, clarifications, and limited-scope improvements to various Topics throughout the Codification. The amendments in this ASU that will not have transition guidance will be effective upon issuance for both public entities and nonpublic entities. For public entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. For nonpublic entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2013.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-05, Statement of Cash Flows (Topic 230). This ASU addresses how cash receipts arising from the sale of certain donated financial assets, such as securities, should be classified in the statement of cash flows of not-for-profit entities (NFPs). Some NFPs classify those cash receipts as investing cash inflows, while other entities classify them as either operating cash inflows or financing cash inflows, consistent with their treatment of inflows arising from cash contributions. The objective of this Update is for an NFP to classify cash receipts from the sale of donated financial assets consistently with cash donations received in the statement of cash flows if those cash receipts were from the sale of donated financial assets that upon receipt were directed without the NFP imposing any limitations for sale and were converted nearly immediately into cash. The amendments in the ASU are effective prospectively for fiscal years, and interim fiscal periods within those years, beginning after June 15, 2013. Retrospective application to all periods presented upon the date of adoption is permitted. Early adoption from the beginning of the fiscal year of adoption is permitted.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-06, Business Combinations (Topic 805): Subsequent Accounting for an Indemnification Asset Recognized at the Acquisition Date as a Result of a Government-Assisted Acquisition of a Financial Institution. This ASU addresses the diversity in practice about how to interpret the terms on the same basis and contractual limitations when subsequently measuring an indemnification asset recognized in a government-assisted (Federal Deposit Insurance Corporation or National Credit Union Administration) acquisition of a financial institution that includes a loss-sharing agreement (indemnification agreement). For public and nonpublic entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2012. Early adoption is permitted. The amendments should be applied prospectively to any new indemnification assets acquired after the date of adoption and to indemnification assets existing as of the date of adoption arising from a government-assisted acquisition of a financial institution.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-07, Entertainment—Films (Topic 926): Accounting for Fair Value Information That Arises after the Measurement Date and Its Inclusion in the Impairment Analysis of Unamortized Film Costs. This ASU eliminates the rebuttable presumption that the conditions leading to the write-off of unamortized film costs after the balance sheet date existed as of the balance sheet date. The amendments also eliminate the requirement that an entity incorporate into fair value measurements used in the impairment tests the effects of any changes in estimates resulting from the consideration of subsequent evidence if the information would not have been considered by market participants at the measurement date. or SEC filers, the amendments are effective for impairment assessments performed on or after December 15, 2012. For all other entities, the amendments are effective for impairment assessments performed on or after December 15, 2013. The amendments resulting from this ASU should be applied prospectively. Earlier application is permitted, including for impairment assessments performed as of a date before October 24, 2012, if, for SEC filers, the entity’s financial statements for the most recent annual or interim period have not yet been issued or, for all other entities, have not yet been made available for issuance.

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In January 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification™ (Codification) or subject to a master netting arrangement or similar agreement. The FASB undertook this clarification project in response to concerns expressed by U.S. stakeholders about the standard’s broad definition of financial instruments. After the standard was finalized, companies realized that many contracts have standard commercial provisions that would equate to a master netting arrangement, significantly increasing the cost of compliance at minimal value to financial statement users. An entity is required to apply the amendments in ASU 2013-01 for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the required disclosures retrospectively for all comparative periods presented. The effective date is the same as the effective date of ASU 2011-11.

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU improves the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.

The new amendments will require an organization to:

•	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.

•	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). A private company is required to meet the reporting requirements of the amended paragraphs about the roll forward of accumulated other comprehensive income for both interim and annual reporting periods. However, private companies are only required to provide the information about the effect of reclassifications on line items of net income for annual reporting periods, not for interim reporting periods. The amendments are effective for reporting periods beginning after December 15, 2012, for public companies and are effective for reporting periods beginning after December 15, 2013, for private companies. Early adoption is permitted.

In February 2013, FASB issued Accounting Standards Update (ASU) No. 2013-03, Financial Instruments (Topic 825). This ASU clarifies the scope and applicability of a disclosure exemption that resulted from the issuance of Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendment clarifies that the requirement to disclose "the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)" does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position, but for which fair value is disclosed. This ASU is the final version of Proposed Accounting Standards Update 2013-200—Financial Instruments (Topic 825) which has been deleted. The amendments are effective upon issuance.

Results of Operations

Comparison of the Three Months Ended March 31, 2014 and 2013

Revenue

Our revenue for the three months ended March 31, 2014 totaled $844,528, an increase of $818,154 or 3,102.1% from $26,374 for the three months ended March 31, 2013. This increase in revenue was primarily due to the acquisition of Jifu in the middle of 2013, which generated revenue of $844,399.

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Cost of revenue

Cost of revenue for the three months ended March 31, 2014 totaled $134,852, an increase of $134,852, from nil for the three months ended March 31, 2013. This increase in cost of revenue was primarily due to the acquisition of Jifu in the middle of 2013, which incurred cost of revenue of $134,809.

Gross profit

Gross profit for the three months ended March 31, 2014 was $709,676, an increase of $683,302 or 2,590.8% from $26,374 for the three months ended March 31, 2013. This increase in gross profit was primarily due to the acquisition of Jifu, which generated a gross profit of $709,590.

Operating Expenses

Our operating expenses for the three months ended March 31, 2014 increased by $267,719 or 93.47% to $554,138 from $286,419 for the three months ended March 31, 2013. These expenses comprise of selling expenses of $35,017 and general & administrative expenses of $519,121 for the three months ended March 31, 2014, while the selling expenses and general & administrative expenses for the three months ended March 31, 2013 were $4,487 and $281,932 respectively. This increase in operating expenses was primarily due to the acquisition of Jifu, which incurred selling expenses and general & administrative expenses for the three months ended March 31, 2014 of $30,112 and $378,191 respectively.

Other Income (expense)

Other income (expense) for the three months ended March 31, 2014 was ($56,562), a decrease of $54,501 or (49.07%) from ($111,063) for the three months ended March 31, 2013. This decrease in other expense was primarily due to decrease in amortization of debt discounts by $37,085 to $75,437 for the three months ended March 31, 2014 from $112,522 for the three months ended March 31, 2013.

Net income (loss)

Our net income was $98,976 for the three months ended March 31, 2014, compared to net (loss) of ($371,108) for the three months ended March 31, 2013. This increase in net income was primarily due to the acquisition of Jifu, which generated a net income of $292,248 for the three months ended March 31, 2014.

Comprehensive income (loss)

Our comprehensive income (loss) increased from ($375,286) for the three months ended March 31, 2013 to $106,033 for the three months ended March 31, 2014. The increase is primarily due to an increase in net income.

Comparison of the Years Ended December 31, 2013 and 2012

Revenue

Our revenue for the year ended December 31, 2013 totaled $2,781,745, an increase of $2,504,339 or 902.8% from $277,406 for the year ended December 31, 2012. This increase in revenue was primarily due to the acquisition of Jifu in 2013, which generated revenue of $2,705,296, while the revenue of CC Power was dropped to $76,449 for the year ended December 31, 2013 from $277,406 for the year ended December 31, 2012, by ($200,957) or (72.4%).

For the year ended December 31, 2013, the revenues from software products and those related services were $2,289,808, an increase of $2,012,402 or 725.4% from $277,406 for the year ended December 31, 2012. For the year ended December 31, 2013, the revenues from hardware products were $491,937, when comparing with nil of these revenues for the year ended December 31, 2012.

Cost of revenue

Cost of revenue for the year ended December 31, 2013 totaled $494,485, an increase of $476,532, or 2,654.3%, from $17,953 for the year ended December 31, 2012. This increase in cost of revenue was primarily due to the acquisition of Jifu in 2013, which incurred cost of revenue of $494,446, while the costs of revenue of CC Power dropped by $17,914 in 2013.

For the year ended December 31, 2013, the costs of revenues from software products and those related services were $229,329, an increase of $211,376 or 1,177.4% from $17,953 for the year ended December 31, 2012. For the year ended December 31, 2013, the costs of revenues from hardware products were $265,156, when comparing with nil of these costs for the year ended December 31, 2012.

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Gross profit

Gross profit for the year ended December 31, 2013 was $2,287,260, an increase of $2,027,807 or 781.6% from $259,453 for the year ended December 31, 2012. This increase in gross profit was primarily due to the acquisition of Jifu, which generated a gross profit of $2,210,850, while CC Power generated gross profit of $76,410, decreased by $(183,043) or (70.5%), when comparing with 2012.

Operating Expenses

Our operating expenses for the year ended December 31, 2013 increased by $1,643,316 or 159.8% to $2,671,360 from $1,028,044 for the year ended December 31, 2012. These expenses comprise of selling expenses of $298,496 and general & administrative expenses of $2,372,864 for the year ended December 31, 2013, while the selling expenses and general & administrative expenses for the year ended December 31, 2012 were $41,136 and $986,908 respectively. This increase in operating expenses was primarily due to the acquisition of Jifu, which incurred selling expenses and general & administrative expenses for the year ended December 31, 2013 of $272,211 and $1,136,003 respectively.

Other Income (Expense)

Other income (expense) for the year ended December 31, 2013 was ($120,748) a decrease of $(454,570) or (136.2%) from $333,822 for the year ended December 31, 2012. This increase in other expense was primarily due to increase in amortisation of debt discounts and decrease in gain on derivative.

Net loss

A net loss of ($504,848) resulted for the year ended December 31, 2013 compared to net loss of ($434,769) for the year ended December 31, 2012, the loss increase $(70,079) was primarily due to increase in other expenses by $454,570, though the operation expenses decreased to $384,100, by ($384,491) or (50.0%), for the year ended December 31, 2013.

Comprehensive loss

Our comprehensive loss increased by ($255,100) from ($432,388) for the year ended December 31, 2012 to ($687,488) for the year ended December 31, 2013. The decrease is primarily due to increase in loss derived from foreign currency translation adjustment.

Liquidity and Capital Resources

Overview

As of March 31, 2014, we had cash and equivalents on hand of $87,847 and net current assets of $128,963. We believe that our cash on hand and working capital will be sufficient to meet our anticipated cash requirements through December 31, 2014. To meet our future development plan, we will need to meet our revenue objectives and/or sell additional equity and debt securities, which could result in dilution to current shareholders. The incurrence of indebtedness might result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations activities. Moreover, financing may not be available in amounts or on terms acceptable to us, if at all. Our capability to raise adequate additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

On March 9, 2013, we issued 6,000,000 shares of our common stock to an accredited investor in a private placement for an aggregate purchase price of $300,000.

On July 16, 2013, we issued 2,400,000 shares of our common stock to an accredited investor in a private placement for an aggregate purchase price of $120,000.

On May 30, 2014, we issued the Convertible Note and the Warrant to Hanover in a private placement for an aggregate purchase price of $250,000.

Substantially all of our current revenues are earned by CC Power and Jifu, our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiary to declare dividends and other payments to their offshore parent company. Pursuant to the law of PRC on foreign-capital enterprises, when CC Power or Jifu decides to distribute profits, reserve funds and bonus and welfare funds for workers and staff members shall be withdrawn from the profits after a foreign-capital enterprise has paid income tax in accordance with the provisions of the Chinese tax law. The proportion of reserve funds to be withdrawn shall not be lower than 10% of the total amount of profits after payment of tax; the withdrawal of reserve funds may be stopped when the total cumulative reserve has reached 50% of the registered capital. The proportion of bonus and welfare funds for workers and staff members to be withdrawn shall be determined by the foreign-capital enterprise of its own accord. Companies may be subject to a fine up to 5,000 RMB as a result of non-compliance of such rules. The registered capital of CC Power is $345,864 (RMB 2,526,000) and the registered capital of Jifu is $362,472 (RMB 3,000,000).

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We anticipate generating losses in the near term, and therefore, may be unable to continue operations in the future. We require additional capital, and we may have to issue debt or equity or enter into a strategic arrangement with a third party to obtain such capital. In order to meet our planned strategic two to four acquisitions, we estimate requiring up to US$3,000,000 in capital. We will consider debt or equity offerings or institutional borrowing as potential means of financing, however, there are no assurances that we will be successful or that we will obtain terms that are favorable to us.

Net cash provided by (used in) operating activities

Net cash provided by (used in) operating activities for the three months ended March 31, 2014 was ($2,625,307) compared to net cash provided by operating activities of $214,776 for the three months ended March 31, 2013. This decrease in cash from operating activities was primarily due to an increase in other receivables and prepayment, and a decrease in accounts payable.

Net cash provided by (used in) investing activities

Net cash provided by investing activities for the three months ended March 31, 2014 was $2,365 compared to net cash used in investing activities for the three months ended March 31, 2013 of ($1,158). This increase in cash provided by investing activities was primarily due to a decrease in purchases of property, plant and equipment.

Net cash provided by financing activities

Net cash provided by financing activities for the three months ended March 31, 2014 was $2,272,026 compared to nil in cash provided by financing activities for the three months ended March 31, 2013. The increase in cash provided by financing activities was as a result of the increase in the proceeds from a bank loan obtained in the three months ended March 31, 2014.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or research and development services with it.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

As previously disclosed on a Current Report on Form 8-K filed with the SEC on January 9, 2013, EFP Rotenberg, LLP (“EFP”) was dismissed as our independent accountant on January 3, 2013. On January 3, 2013, we engaged Albert Wong & Co. (“AWC”) as our new independent registered public accounting firm. In connection with the foregoing change in accountants, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

As previously disclosed on a Current Report on Form 8-K filed with the SEC on June 2, 2013, EFP sent a letter to the SEC indicating that the Company had not taken timely and appropriate remedial actions with respect to the following issues: (i) EFP’s audit report was included in the Company’s Annual Report on Form 10-K for the 2012 fiscal year without EFP’s consent, and (ii) the audit report included with the audited financial statements for the 2011 fiscal year was dated March 30, 2013 instead of March 30, 2012. The foregoing issues were resolved in an Amendment to the Company’s Annual Report on Form 10-K/A for the 2012 fiscal year, filed on August 15, 2013 (the “2012 Amended Annual Report”).

As previously disclosed on Amendment No. 1 to the Current Report on Form 8-K/A filed on July 11, 2013, the Company was informed by AWC that action should be taken to prevent future reliance on certain financial statements included in the Company’s annual and quarterly reports as specified therein. Specifically, AWC recommended a recalculation of the intrinsic and fair value of certain convertible debt (the “Convertible Debt”) issued in 2011 and 2012 in accordance with ASC 470 and ASC 815. The Company filed the 2012 Amended Annual Report and an Amendment to the Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013, filed on August 21, 2013 to correct the improper accounting treatment for the Convertible Debt.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Position	Since

Ronald Edward Strauss	55	Executive Chairman of the Board of Directors	2011
Renyan Ge	51	Director, Chief Executive Officer	2011
Xili Wang	45	Chief Financial Officer, Secretary	2011
Gregory D. Tse	54	Director	2011

The Board of Directors is comprised of only one class. All of the directors serve for a term of one year and until their successors are elected at the Company’s Annual Shareholders’ Meeting and are qualified, subject to removal by the Company’s shareholders. Each executive officer serves, at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Our Board of Directors believes that all members of the Board and all executive officers encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our directors and executive officers includes each individual’s experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that he or she should serve as a director and/or executive officer.

Biographies

Set forth below are brief accounts of the business experience during the past five years of each director, executive officer and significant employees of the Company.

Ronald Edward Strauss, Executive Chairman of the Board of Directors, Director

Mr. Strauss is a serial entrepreneur with 20 years of experience in founding and leading computer hardware and software related technology start-ups. Mr. Strauss has been an active advisor and director for CC Power since 2008. In 1987, Mr. Strauss founded his first company Focus Automation Systems Inc. Focus spun out Mitra Imaging Inc., acquired by Agfa Gervaert, and Focus Systems, acquired by V Technology Corporation. In 2001, Mr. Strauss founded Avvida Systems a leading supplier of embedded computing technology to military, telecom, and transportation industries. Avvida was ultimately acquired by a division of GE Fanuc USA. Following the acquisition, Mr. Strauss worked for 3 years ending his career at GE Fanuc as VP/GM Canada and Asia Integration Leader. Mr. Strauss is a Computer Systems Technologist and has completed software development, human resource, and financial accounting management training at University of Waterloo, GE Jack Welsh Management Training Center and Harvard University. Most recently, Mr. Strauss completed Chinese Mandarin language and culture training at Sinoland College in Beijing China. Today he speaks and understands Intermediate level Mandarin Chinese. He has sat on the board of directors for all three of the high tech companies he founded, the board of directors of the Automated Imaging Association in the USA (1992-1996), a Canadian division of GE Fanuc (2001- 2006), and was a past member of the Board of Governors of Conestoga College of Applied Arts and Technology (1995-1999). The Company believes that Mr. Strauss’ prior business experience and familiarity with our industry represent an invaluable resource to achieving the business goals of the Company.

Renyan Ge, Chief Executive Officer, Director

Mr. Ge has over 25 years of experience in engineering, R&D, customer support and management. He is also a founding member of CC Power since its inception in 2003. Since 2007, Mr. Ge has served as a director and chief executive officer of CC Power, positions he still holds. Prior to founding CC Power, from 2001 until 2006, Mr. Ge worked as the business development director for General Electric (Fanuc) embedded systems in the Asia-Pacific region. In addition, he also worked in Canada and Japan for a leading supplier to the semiconductor and FPD markets. Mr. Ge holds a masters degree in system design from the University of Waterloo, and a BSc in photogrammetry and remote sensing from Wuhan University in the People’s Republic of China. Mr. Ge has recently completed financial accounting management training at Harvard University. Mr. Ge speaks Chinese, Japanese, and English. The Company believes that Mr. Ge’s knowledge and experience will help the Company achieve its goals of expanding its business in China and throughout the Asia-Pacific region.

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Xili Wang, Chief Financial Officer, Secretary

Ms. Wang has 18 years of experience in financial and general management in both public and private corporations in China. Ms. Wang is a founding member of CC Power and served as the chief financial officer of CC Power from 2003 to 2011. Ms. Wang began her career with publicly listed Sunrise Group Holdings as a senior financial manager. As a founding member of CC Power, Ms. Wang has performed many important duties including managing the financial activities of CC Power as well as working closely with CC Power’s chief executive officer in human and operational management. Ms. Wang graduated from Huazhong Technical and Science University in 1990 with a BSc in accounting and finance management.

Gregory D. Tse, Director

Mr. Tse has over 25 years of international finance, marketing, media, PR and advertising experience with a brand management track record in North America, Hong Kong and China. Mr. Tse is currently a member of the Board of Directors of First China Pharmaceutical Group, Inc. (OTCBB: FCPG), a position he has held since 2010. He has also served as Head of China Advisory for Calneva Financial Group from July 2004 to the present date, providing investment banking services for merger and acquisitions in the information technology, media, energy, infrastructure and natural resources areas. Previously, Mr. Tse’s media and marketing communications career included heading up several multinational advertising and PR agencies, including from May 1997 to June 2004, when Mr. Tse served as Managing Director at Publicis China, a communications group, where he managed the China national offices. Mr. Tse has also served as a member of the Board of Directors of i-Level Media Group Incorporated (PK: ILVL) from July 2008 to January 2009. Mr. Tse has also traveled extensively in China as the Chief Communications Officer for CORA (China’s Old Revolution Area), a NGO with a mandate to develop China’s rural areas, and started many humanitarian projects to fund education there.

Mr. Tse graduated from the School of Architecture at University of Waterloo, Canada. Mr. Tse was appointed to the Company’s Board of Directors due to his over 25 years of experience, primarily in China, as well as his public company board and management experience. The Company believes that Mr. Tse’s knowledge of sales and marketing will be an invaluable resource as the Company seeks to expand its business within Asia and develop a unique brand image.

Family Relationships

There are no family relationships between or among any of our directors, executive officers and incoming directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings in the prior fiscal year. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have a standing audit, nominating or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of audit, nominating and compensation committees.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act. Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so until such time as a separate audit committee has been established.

Audit Committee Financial Expert

We currently have not designated anyone as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K as we have not yet created an audit committee of the Board of Directors.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2013, our officers, directors and greater than 10% percent beneficial owners complied with all applicable filing requirements.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o XcelMobility Inc., 303 Twin Dolphins Drive, Suite 600, Redwood City, CA, 94065.

Director Nominations

As of December 31, 2013, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our Board of Directors.

Board Leadership Structure and Role on Risk Oversight

Renyan Ge currently serves as the Company’s principal executive officer and a director. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company. It is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Code of Ethics

The Company has adopted a Code of Ethics applicable to all Company directors, officers and employees which is available on our website at: http://www.xcelmobility.com/about/governance/code-of-ethics.

EXECUTIVE COMPENSATION

General Philosophy

Our Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned from the Company during the fiscal years ended December 31, 2013 and 2012 by the current and former executive officers of the Company and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

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Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Ronald Edward Strauss,	2013	-	-	-	-	-	-	-
Executive Chairman of the Board	2012	-	-	-	-	-	-	-
Renyan Ge, Director, Chief	2013	$7,835	-	-	-	-	-	$7,835
Executive Officer	2012	$60,000	-	-	-	-	-	$60,000
Xili Wang, Chief Financial	2013	$17,427	-	-	-	-	-	$17,427
Officer & Secretary	2012	$36,000	-	-	-	-	-	$36,000

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

We have entered into employment agreements with Ronald Strauss, Renyan Ge and Xili Wang, per the following:

Ronald Edward Strauss - The Company is party to a Management Service Agreement with Ronald Edward Strauss in connection with his service as Executive Chairman of the Board of Directors, commencing August 30, 2011 and continuing for an indefinite term. Mr. Strauss is entitled to a payment of $5,000 per month as a base management fee during the Company’s development period. After an aggregate of $2,000,000 is raised by the Company in a financing, Mr. Strauss’ compensation shall be reviewed and a new base management fee shall be agreed upon by the Company’s Board of Directors, such revised management fee to be no less than $180,000 per year. The Board of Directors will recommend a bonus program for Mr. Strauss subject to specific performance criteria.

In the event the Company terminates Mr. Strauss’ service agreement without cause (as defined in his management service agreement), Mr. Strauss shall be entitled to certain payments in lieu of notice depending on Mr. Strauss’ length of service. Specifically, if Mr. Strauss’ service period is less than 36 months, he shall be entitled to receive 18 monthly payments equal to his monthly management fee at the time of termination in lieu of an 18 month notice period; and where Mr. Strauss’ service is more than 36 months, he shall be entitled to receive 30 monthly payments equal to his monthly management fee at the time of termination in lieu of a 30 month notice. If the Company elects to give Mr. Strauss notice of termination, in the absence of just cause, Mr. Strauss may choose to receive payments due in either a lump sum, or on a continuance basis or a combination of both. During the notice period, Mr. Strauss will not be required to perform the responsibilities of his position. Where there is just cause for termination or if Mr. Strauss is in material breach of his management service agreement, Mr. Strauss will not be entitled to notice, bonus payment or payment in lieu of notice.

In the event there is a change in control of the Company, Mr. Strauss may elect to either terminate his existing service agreement and sign a new agreement with the controlling entity, or in the event Mr. Strauss does not sign a new agreement with the controlling entity, the controlling entity will provide Mr. Strauss a cash payment equal to 1.5 times his annual salary at the time of the change in control event. Mr. Strauss may terminate his management service agreement upon two months’ notice.

Renyan Ge - The Company is a party to a Management Service Agreement with Renyan Ge in connection with his service as Chief Executive Officer of the Company, commencing August 30, 2011 and continuing for an indefinite term. Mr. Ge is entitled to a payment of $5,000 per month as a base management fee during the Company’s development period. After an aggregate of $2,000,000 is raised by the Company in a financing, Mr. Ge’s compensation shall be reviewed and a new base management fee shall be agreed upon by the Company’s Board of Directors, such revised management fee to be no less than $180,000 per year. The Board of Directors will recommend a bonus program for Mr. Ge subject to specific performance criteria.

In the event the Company terminates Mr. Ge’s service agreement without cause (as defined in his management service agreement), Mr. Ge shall be entitled to certain payments in lieu of notice depending on Mr. Ge’s length of service. Specifically, if Mr. Ge’s service period is less than 36 months, he shall be entitled to receive 18 monthly payments equal to his monthly management fee at the time of termination in lieu of an 18 month notice period; and where Mr. Ge’s service is more than 36 months, he shall be entitled to receive 30 monthly payments equal to his monthly management fee at the time of termination in lieu of a 30 month notice. If the Company elects to give Mr. Ge notice of termination, in the absence of just cause, Mr. Ge may choose to receive payments due in either a lump sum, or on a continuance basis or a combination of both. During the notice period, Mr. Ge will not be required to perform the responsibilities of his position. Where there is just cause for termination or if Mr. Ge is in material breach of his management service agreement, Mr. Ge will not be entitled to notice, bonus payment or payment in lieu of notice.

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In the event there is a change in control of the Company, Mr. Ge may elect to either terminate his existing service agreement and sign a new agreement with the controlling entity, or in the event Mr. Ge does not sign a new agreement with the controlling entity, the controlling entity will provide Mr. Ge a cash payment equal to 1.5 times his annual salary at the time of the change in control event. Mr. Ge may terminate his management service agreement upon two months’ notice.

Xili Wang - The Company is a party to a Management Service Agreement with Xili Wang in connection with her service as Chief Financial Officer of the Company, commencing August 30, 2011 and continuing for an indefinite term. Ms. Wang is entitled to a payment of $3,000 per month as a base management fee during the Company’s development period. After an aggregate of $2,000,000 is raised by the Company in a financing, Ms. Wang’s compensation shall be reviewed and a new base management fee shall be agreed upon by the Company’s Board of Directors, such revised management fee to be no less than $150,000 per year. The Board of Directors will recommend a bonus program for Ms. Wang subject to specific performance criteria.

In the event the Company terminates Ms. Wang’s service agreement without cause, Ms. Wang shall be entitled to certain payments in lieu of notice depending on Ms. Wang’s length of service. Specifically, if Ms. Wang’s service period is less than 36 months, she shall be entitled to receive 18 monthly payments equal to her monthly management fee at the time of termination in lieu of an 18 month notice period; and where Ms. Wang’s service is more than 36 months, she shall be entitled to receive 30 monthly payments equal to her monthly management fee at the time of termination in lieu of a 30 month notice. If the Company elects to give Ms. Wang notice of termination, in the absence of just cause, Ms. Wang may choose to receive payments due in either a lump sum, or on a continuance basis or a combination of both. During the notice period, Ms. Wang will not be required to perform the responsibilities of her position. Where there is just cause for termination or if Ms. Wang is in material breach of her management service agreement, Ms. Wang will not be entitled to notice, bonus payment or payment in lieu of notice.

In the event there is a change in control of the Company, Ms. Wang may elect to either terminate her existing service agreement and sign a new agreement with the controlling entity, or in the event Ms. Wang does not sign a new agreement with the controlling entity, the controlling entity will provide Ms. Wang a cash payment equal to 1.5 times her annual salary at the time of the change in control event. Ms. Wang may terminate her management service agreement upon two months’ notice.

Other than as noted above, none of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Compensation of Directors

Other than as noted below, we have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

The following table sets forth compensation paid to our non-executive directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gregory D. Tse	$30,000	$	$-	$-	$-	$-	$30,000

Stock Option Plans - Outstanding Equity Awards at Fiscal Year End

None.

Pension Table

The Company contributes to a state pension plan organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan was $20,073 and $6,600 for the years ended December 31, 2013 and 2012, respectively.

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Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

Compensation Committee

The Company does not have a separate Compensation Committee. Instead, the Company’s Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers the Company’s stock option plans and other benefit plans, if any, and considers other matters.

Risk Management Considerations

We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 7, 2014, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of July 7, 2014, there were 74,773,902 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

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Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers
Ronald Edward Strauss (2) 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	13,332,000	17.83%
Renyan Ge (3) 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	16,968,000	22.69%
Xili Wang 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	-	-
Gregory D. Tse 1155 Yu Yuan Road Building 4, Suite 103 Shanghai, China 200050	-	-
All Officers and Directors as a Group	30,300,000	40.52%

5% Shareholders
Sheen Ventures Limited (2) 8th Floor, Henley Building, 5 Queen’s Road, Central, Hong Kong	13,332,000	17.83%
CC Wireless Limited (3) Room 15A, 17/F, Mai On Industrial Building, 17-21 Kung Yip Street, Kwai Chung, Hong Kong	16,968,000	22.69%
Yixuan Li Unit 904, Building B, Jinmingxuan, Yangguang Mingju, Luohu District, Shenzhen Guangdong, P.R. China	6,000,000	8.02%

_______________

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(2)	Ms. Guo Jie has direct ownership over the 13,332,000 shares held by Sheen Ventures Limited, a company organized under the laws of Hong Kong. Ms. Guo Jie is the wife of Mr. Strauss. As such, Mr. Strauss may be deemed to be the indirect beneficial owner of the securities by reason of his influence or control over Ms. Guo Jie’s voting and disposition decisions.
(3)	Mr. Renyan Ge holds voting and dispositive control over the 16,968,000 shares held by CC Wireless Limited, a company organized under the laws of Hong Kong.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 9, 2014, our Board of Directors approved and adopted our 2014 Equity Incentive Plan (the “Plan”) and authorized management to submit the Plan to our stockholders for approval. A majority of our stockholders approved the Plan on May 9, 2014.

The proposed Plan permits us to grant a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and dividend equivalent rights, to allow us to adapt our incentive compensation program to meet our needs. The number of shares of our common stock that may be issued under the Plan to employees, directors and/or consultants in such awards is 40,000,000 shares. Our Board of Directors currently serves as the administrator of the Plan. As of July 1, 2014, no stock options to purchase shares of our common stock have been granted under the Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. Other than Mr. Strauss, who was appointed to our Board of Directors on August 12, 2011, none of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Exchange Transaction, nor did any hold any position with the Company prior to the Closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Related Party Transactions

None of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

Although we have adopted a Code of Ethics, we still rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

During the year ended December 31, 2013, we had one independent director on our board - Mr. Gregory D. Tse. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, the registrant’s Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

53

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov. We maintain a website at www.xcelmobility.com.

54

FINANCIAL STATEMENTS

Our audited financial statements for the fiscal years ended December 31, 2013 and 2012 and our unaudited financial statements for the period ended March 31, 2014 are included herewith.

XCELMOBILITY INC. AND SUBSIDIARIES

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel: 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B., C.P.A.(Practising)

To:	The board of directors and stockholders of
XcelMobility, Inc. (“the Company”)

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of XcelMobility, Inc. and subsidiaries ("the Group") as of December 31, 2013 and 2012 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficits as at December 31, 2013 and net losses for the year ended December 31, 2013. These factors as discussed in Note 3 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hong Kong, China	Albert Wong & Co.
March 31, 2014	Certified Public Accountants

F-1

XCELMOBILITY INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December	December
	31,	31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$431,707	$98,739
Trade accounts receivable	1,662,760	19,309
Other receivables, net of 3,500 and 3,500 allowance for doubtful accounts	431,824	5,615
Inventory	2,101,585	348
Prepaid expenses	-	8,887
Prepaid VAT	188,586	-
Advances to suppliers	913	3,372

Total Current Assets	4,817,375	136,270

Property and equipment, net of accumulated depreciation of $285,796 and $65,500, respectively	92,393	90,375
Intangible assets, net	1,294,017	-

Goodwill	446,419	-

TOTAL ASSETS	$6,650,204	$226,645

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$2,814,906	$76,594
Other payables and accrued expenses	1,247,549	109,147
Other taxes payable	319	-
Deferred revenue	19,223	78,811
Convertible notes, net of debt discount	60,703	46,040
Derivative liability	384,598	423,480
Accrued interest	5,223	140,520
Deferred tax liability	323,503	-

Total Current Liabilities	4,856,024	874,592

Convertible notes, net of debt discount	621,872	314,967
Accrued interest	147,654	-
Deferred revenue	-	20,130

Total Liabilities	5,625,550	1,209,689

Commitments and Contingencies (Note 11)	-	-

Shareholders’ (Deficit) Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding December 31, 2013 and 2012	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 73,127,686 and 60,000,000 shares issued and outstanding December 31, 2013 and 2012 respective	73,128	60,000
Shares unissued	2,100,000	-
Additional paid in capital	713,620	131,562
Accumulated deficit	(1,712,498)	(1,207,650)
Accumulated other comprehensive income (loss)	(149,596)	33,044
Total Shareholders’ (Deficit) Equity	1,024,654	(983,044)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6,650,204	$226,645

The accompanying notes are an integral part of the consolidated financial statements

F-2

XCELMOBILITY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2013	2012

Revenue	$2,781,745	$277,406
Cost of Revenue	494,485	17,953
Gross Profit	2,287,260	259,453

Operating Expenses:
Selling expense	298,496	41,136
General and administrative expense	2,372,864	986,908
Total Operating Expenses	2,671,360	1,028,044
Loss from Operations	(384,100)	(768,591)

Other Income (Expense):
Interest income	274	853
Interest expense	(42,025)	(122,268)
Amortisation of debt discount	(504,195)	(340,816)
Gain on derivative	188,176	669,329
Other income-government grant	237,488	126,724
Other income	408	-
Other expenses	(874)	-
Total Other Income (Expense)	(120,748)	333,822
Loss Before Taxes	(504,848)	(434,769)
Income tax expense	-	-
Net Loss	$(504,848)	$(434,769)

Foreign currency translation adjustment	(182,640)	2,381
Comprehensive loss	(687,488)	(432,388)

Basic and diluted loss per share	$(0.01)	$(0.01)

Basic and diluted weighted average number of shares outstanding	68,606,084	60,000,000

The accompanying notes are an integral part of the consolidated financial statements

F-3

XCELMOBILITY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Common Stock
			Shares			Accumulated
	Number		Subscribed	Additional		Other	Total
	of		But	Paid in	Accumulated	Comprehensive	Equity
	shares		Unissued	Capital	Deficit	Income	(Deficit)

Balance, December 31, 2011	60,000,000	$60,000	$-	$72,248	$(772,881)	$30,663	$(609,970)
Stock based compensation to director	-	-	-	59,314	-	-	59,314
Net (loss) income for the year	-	-	-	-	(434,769)	-	(434,769)
Foreign currency translation difference	-	-	-	-	-	2,381	2,381

Balance, December 31, 2012	60,000,000	$60,000	$-	$131,562	$(1,207,650)	$33,044	$(983,044)
Stock issued in private placements	6,000,000	6,000	-	294,000	-	-	300,000
Stock based compensation to directors	150,000	150	-	(47,464)	-	-	(47,314)
Stock issued for service	2,700,000	2,700	-	186,300	-	-	189,000
Conversion of convertible notes into common stock	4,277,686	4,278	-	149,222	-	-	153,500
Acquisition of a subsidiary	-	-	2,100,000	-	-	-	2,100,000
Net loss for the	-	-	-	-	(504,848)	-	(504,848)
Foreign currency translation difference	-	-	-	-	-	(182,640)	(182,640)

Balance, December 31, 2013	73,127,686	73,128	2,100,000	713,620	(1,712,498)	(149,596)	1,024,654

The accompanying notes are an integral part of the consolidated financial statements

F-4

XCELMOBILITY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2013	2012
Cash Flows from Operating Activities:
Net loss	$(504,848)	$(434,769)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	36,990	20,381
Amortization	-	379
Stock compensation expenses	141,686	59,314
Amortisation of debt discount	504,195	340,816
Fair value adjustment on derivative liability	(188,176)	(669,329)

Changes in assets and liabilities:
Trade accounts receivable	(230,219)	(19,302)
Other receivables and prepayment	(965,660)	(159)
Advances to suppliers	2,522	(3,371)
Inventory	(65,427)	(348)
Accounts payable	(184,386)	35,211
Accrued interest	12,357	122,266
Other taxes payable	119,991	1,787
Other payables and accrued expenses	1,703,601	62,301
Deferred revenue	(81,436)	(204,959)

Net Cash Provided By (Used In) Operating Activities	301,190	(689,782)

Cash Flows from Investing Activities:
Purchase of property, plant and equipment, net of value added tax refunds received	(13,192)	(44,328)
Net Cash ( Used In) Provided By Investing Activities	(13,192)	(44,328)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable	37,500	213,000
Net Cash Provided By Financing Activities	37,500	213,000

Effect of Exchange Rate Changes on Cash and Cash Equivalents	7,469	4,641

Net Change in Cash and Cash Equivalents	332,967	(516,469)

Cash and Cash Equivalents at Beginning of Year	98,739	615,208
Cash and Cash Equivalents at End of Year	$431,707	$98,739

Supplement Cash Flow Information
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements

F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1. Organization and Nature of Business

XcelMobility Inc.
XcelMobility Inc. (“Xcel” or the “Company”) was incorporated under the laws of the State of Nevada on December 27, 2007. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. The Company was no longer a development stage company after the Company started to generate revenues from various application of mobile device.

Share Cancellation

On August 11, 2011, Moses Carlo Supera Paez, a director and shareholder of the Company, surrendered 17,700,000 shares of common stock for cancellation. Further, on August 30, 2011, Mr. Paez surrendered an additional 7,350,000 shares of our common stock for cancellation and Mr. Jaime Brodeth, one of our former directors and a shareholder, surrendered 22,950,000 shares of our common stock for cancellation. As such, immediately prior to the Exchange Transaction as further discussed in detail later and after giving effect to the foregoing cancellations, the Company had 29,700,000 shares of common stock issued and outstanding. Immediately after the Exchange Transaction, the Company had 60,000,000 shares of common stock issued and outstanding.

CC Mobility Limited
CC Mobility Limited (“CC Mobility”), a company organized under the laws of Hong Kong, was formed on May 3, 2011 and has authorized capital of 10,000 shares with registered capital of HK$1,000 at HK$1 per share. At formation, CC Mobility Limited has issued 560 shares to CC Wireless Limited, a company organized under the laws of Hong Kong, and 440 shares to Sheen Ventures Limited, a company organized under the laws of Hong Kong. The Company is a holding company formed for the purpose of acquiring a target company to effect a reverse merger with a U.S. reporting company. The reverse merger was completed on August 30, 2011.

CC Power Investment Consulting Co. Ltd.
Shenzhen CC Power Investment Consulting Co. Ltd. (“CC Investment”), a wholly-owned subsidiary of CC Mobility, was incorporated on July 27, 2011 under the laws of the People’s Republic of China (“PRC”) as a wholly foreign owned limited liability company. The required registered capital is $2,000,000 and as of December 31, 2013, $400,000 of the registered capital has been contributed.

Shenzhen CC Power Corporation
Shenzhen CC Power Corporation (“CC Power”) is a Chinese enterprise organized in the PRC on March 13, 2003 in accordance with the Laws of the People’s Republic of China. The required registered capital of CC Power was approximately $1,547,000 (RMB 10,000,000) and as of December 31, 2013, CC Power has paid up approximately $346,000 (RMB2,526,000). In March 2011, Mr. Ryan Ge sold his 5% ownership in CC Power to the other shareholder, Xili Wang (“CC Power Shareholder”). Ms. Wang holds 100% ownership interest in CC Power as of December 31, 2013 and 2012.

CC Power is primarily engaged in the research, development and commercialization of applications for mobile devices that access the Internet utilizing mobile phone networks. CC Power’s principal activity is the design, testing sale and support of software to support mobile internet applications on cellular phones, smart phones, tablets and mobile computers in China. The principal product designed and built by CC Power is its Mach 5 Accelerator. This product has been independently tested by all 3 mobile phone carriers in China and accesses the internet 5 times faster than with other mobile browsers. The speed of the Mach 5 browser enables CC Power to develop other mobile software that can leverage off the Mach 5 products speed of processing. In order to support CC Power products the Company has built a series of server locations throughout China. CC Power sells its products to corporations directly, to individual users via the company’s website and retail locations, through distribution agents and through all three mobile phone carriers in China.

As noted above, the primary purpose of CC Power is to develop software that allows user faster access to the Internet. CC Power’s primary focus is in the mobile Internet market, with a focus on providing software that significantly increases the speed that users of smartphones, tablets and laptops can access the Internet over cellular phone networks. CC Power also uses their technology to increase the speed at which users of Virtual Private Networks can access data from their networks.

F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1. Organization and Nature of Business - Continued

Share Exchange Agreement

On August 30, 2011, the Company completed a voluntary share exchange transaction with Shenzhen CC Power Corporation, CC Mobility Limited and the shareholders of CC Mobility (“Selling Shareholders”) pursuant to a Share Exchange Agreement dated July 5, 2011 (the “Exchange Agreement”). In accordance with the terms of Exchange Agreement, on the Closing Date, Xcel issued 30,300,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of CC Mobility (the “Exchange Transaction”). As a result of the Exchange Transaction, there was a change of control in the Company as the Selling Shareholders of CC Mobility acquired 50.5% of Xcel’s issued and outstanding common stock, CC Mobility became Xcel’s wholly-owned subsidiary, and Xcel acquired the business and operations of CC Mobility and CC Power.

For accounting purposes, the merger transaction is being accounted for as a reverse merger. The transaction has been treated as a recapitalization of CC Mobility and its subsidiaries, with Xcel (the legal acquirer of CC Mobility and its subsidiaries) considered the accounting acquiree and CC Mobility whose management took control of Xcel (the legal acquire of CC Mobility) considered the accounting acquirer.

CC Power is owned by an individual but controlled by CC Investment through a series of contractual arrangements that transferred all of the benefits and responsibilities for the operations of CC Power to CC Investment. CC Investment accounts for CC Power as a Variable Interest Entity (“VIE”) under ASC 810 “Consolidation.” Accordingly, CC Investment consolidates CC Power’s results, assets and liabilities.

Shenzhen Jifu Communication Technology Co., Ltd.

Shenzhen Jifu Communication Technology Co., Ltd (“Jifu”), was incorporated on April 16, 2001 under the laws of the People’s Republic of China (“PRC”) as a limited liability company. The required registered capital is RMB3,000,000 and all of the required registered capital has been contributed.

Jifu is primarily engaged in develops and distributes optical transmitters and receivers, electronic surveillance equipment, and other communications equipment. Jifu also engages in the purchase and sale of electronic products, network products, and communications equipment. In order to bolster its business, Jifu also engages in software research and development.

On May 7, 2013, the Company entered into and consummated a Stock Purchase Agreement (the “Agreement”) with Shenzhen CC Power Investment Consulting Co., Ltd., a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of the Company (“CC Power”), Shenzhen Jifu Communication Technology Co., Ltd. a company organized under the laws of the People’s Republic of China (“Jifu”) the shareholders of Jifu set forth in the signature page to the Agreement (the “Jifu Shareholders”) and Hui Luo.

Pursuant to the terms and conditions of the Agreement, the Company will issue an aggregate of 27,000,000 shares of the Company’s common stock (the “Purchase Shares”) to the Jifu Shareholders as consideration for Jifu entering into certain controlling agreements (the “VIE Agreement”) with CC Power. CC Power will effectively own Jifu through the various conditions prescribed in the VIE Agreements. The Company will also grant 3,000,000 shares (the “Luo Shares”, together with the Purchase Shares, the “Shares’”) to Mr. Luo.

The Shares will be released to the Jifu Shareholders and Mr. Luo after the Company has reviewed Jifu’s audited financial statements for the year ended December 31, 2013. If Jifu has achieved net revenue of $4,000,000 for the year ended December 31, 2013 (the “Target”), then the Company will release the Shares to the Jifu Shareholders and Mr. Luo in their full respective amounts. If Jifu has not achieved the Target by the end of the calendar year, the Company will decrease the amount of shares of common stock issued to the Jifu Shareholders and Mr. Luo in accordance with a formula set forth in the Agreement and release the Shares to the Jifu Shareholders and Mr. Luo in their respective decreased amounts. The Agreement has been approved by the boards of directors of the Company, CC Power, and Jifu, and the Jifu Shareholders.

F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Service and equipment agreement – Jifu

In January, 2013, Jifu entered into an agreement with Shenzhen Hong Di Industry Co., Ltd (“Hong Di”), a company incorporated in the PRC. Jifu will provide software and computer equipment with technical support services to Hong Di. The total consideration of this agreement is US$4,306,740 (equivalent to RMB27,169,500). The term of this agreement is 3 years. Ms. Sumin Su was the common director of both Jifu and Hong Di, before her resignation from the director of Hong Di became effective on June 19, 2013.

The organizational structure of the Company is as follows:

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and have been consistently applied. The functional currency is the Chinese Renminbi, however the accompanying condensed consolidated financial statements have been translated and presented in United States Dollars ($). All significant inter-company balances and transactions have been eliminated in consolidation.

F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2. Summary of Significant Accounting Policies - Continued

Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant Estimates

These financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

Variable Interest Entity

CC Power

The accounts of CC Power have been consolidated with the accounts of the Company because CC Power is a variable interest entity with respect to CC Investment, which is a wholly-owned subsidiary of the Company. CC Investment entered into five agreements dated August 22, 2011 with CC Power Shareholder and with CC Power pursuant to which CC Investment provides CC Power with exclusive technology consulting and management services. In summary, the five agreements contain the following terms:

Entrusted Management Agreement. This agreement provides that CC Investment will provide exclusive management services to CC Power. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of CC Power. The Entrusted Management Agreement will remain in effect until the acquisition of all assets or equity of CC Power by CC Investment is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Technical Services Agreement. This agreement provides that CC Investment will provide exclusive technical services to CC Power. Such technical services include but are not limited to software, computer system, data analysis, training and other technical services. CC Investment shall be entitled to charge CC Power service fees equivalent to CC Power’s total net income. The Technical Service Agreement will remain in effect until the acquisition of all assets or equity of CC Power by CC Investment is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Exclusive Purchase Option Agreement. Under the Exclusive Purchase Option Agreement, the CC Power Shareholder granted CC Investment an irrevocable and exclusive purchase option to acquire CC Power’s equity and/or assets at a nominal consideration. CC Investment may exercise the purchase option at any time.

Loan Agreement. Under the Loan Agreement, CC Investment agreed to lend RMB 10,000,000 to the CC Power Shareholder, to be used solely for the operations of CC Power.

Equity Pledge Agreement. Under the Equity Pledge Agreement, the CC Power Shareholder pledged all of its equity interests in CC Power, including the proceeds thereof, to guarantee all of CC Investment’s rights and benefits under the Entrusted Management Agreement, the Technical Service Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement. Prior to termination of this Equity Pledge Agreement, the pledged equity interests cannot be transferred without CC Investment’s prior consent. The CC Power Shareholder covenants to CC Investment that among other things, it will only appoint/elect the candidates for the directors of CC Power nominated by CC Investment.

F-9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2. Summary of Significant Accounting Policies - Continued

In sum, the agreements transfer to CC Investment all of the benefits and all of the risk arising from the operations of CC Power, as well as complete managerial authority over the operations of CC Power. Through these contractual arrangements, the Company has the ability to substantially influence CC Power’s daily operations and financial affairs, appoint its directors and senior executives, and approve all matters requiring board and/or shareholder approval. These contractual arrangements enable the Company to control CC Power and operate our business in the PRC through CC Investment. By reason of the relationship described in these agreements, CC Power is a variable interest entity with respect to CC Investment and CC Investment is considered the primary beneficiary of CC Power because the following characteristics identified in ASC 810-10-15-14 are present:

The holder of the equity investment in CC Power lacks the direct or indirect ability to make decisions about the entity’s activities that have a significant effect on the success of CC Power, having assigned their voting rights and all managerial authority to CC Investment. (ASC 810-10-15-14(b)(1)).

The holder of the equity investment in CC Power lacks the obligation to absorb the expected losses of CC Power, having assigned to CC Investment all revenue and responsibility for all payables. (ASC 810-10-15-14(b)(2).

The holder of the equity investment in CC Power lacks the right to receive the expected residual returns of CC Power, having granted to CC Investment all revenue as well as an option to purchase the equity interests at a fixed price. (ASC 810-10-15-14(b)(3)).

Accordingly, the Company’s condensed consolidated financial statements reflect the results of operations, assets and liabilities of CC Power. The carrying amount and classification of CC Power’s assets and liabilities included in the Condensed Consolidated Balance Sheets are as follows:

	December 31,	December 31,
	2013	2012

Total current assets	$86,173	$113,894
Total assets	153,178	190,199
Total current liabilities	551,012	320,873
Total liabilities	551,012	341,003

Jifu

The accounts of Jifu have been consolidated with the accounts of the Company because Jifu is a variable interest entity with respect to CC Investment, which is a wholly-owned subsidiary of the Company. CC Investment entered into five agreements dated May 7, 2013 with Jifu Shareholder and with Jifu pursuant to which CC Investment provides Jifu with exclusive technology consulting and management services. In summary, the five agreements contain the following terms:

Entrusted Management Agreement. Effective on May 7, 2013, CC Investment entered into an Entrusted Management Agreement with Jifu and the Jifu Shareholders, pursuant to which CC Investment agreed to provide, and Jifu agreed to accept, exclusive management services provided by CC Investment. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of Jifu. Jifu will pay a service fee to CC Investment on a quarterly basis, which fee will be a percentage of Jifu’s total operational income. The Entrusted Management Agreement will remain in effect until the acquisition of all the assets or equity of Jifu by CC Investment.

F-10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Technical Services Agreement. Effective on May 7, 2013, CC Investment entered into a Technical Services Agreement with Jifu and the Jifu Shareholders, pursuant to which CC Investment agreed to provide, and Jifu agreed to accept, exclusive technical services provided by CC Investment. Such technical services include but are not limited to software services, computer systems services, data analysis, training and other technical services. Jifu will pay a service fee to CC Investment on a quarterly basis, which fee shall be a percentage of Jifu’s total operational income. The Technical Service Agreement will remain in effect until the acquisition of all the assets or equity of Jifu by CC Investment.

Exclusive Purchase Option Agreement. Effective on May 7, 2013, CC Investment entered into an Exclusive Purchase Option Agreement with Jifu and the Jifu Shareholders, pursuant to which the Jifu Shareholders granted CC Investment an irrevocable and exclusive purchase option to acquire all of Jifu’s equity and/or assets at a nominal consideration. CC Investment may exercise the purchase option at any time. Until CC Investment has exercised its purchase option, Jifu is required to conduct its business in accordance with certain covenants as further described in the Exclusive Purchase Option Agreement.

Loan Agreement

Effective on May 7, 2013, CC Investment entered into a Loan Agreement with the Jifu Shareholders, pursuant to which CC Investment agreed to lend RMB 3,000,000 to the Jifu Shareholders, to be used solely for the operations of Jifu. The loan is interest free, unless the deemed value of the consideration for the equity purchase of Jifu or asset purchase of Jifu under the Exclusive Purchase Option Agreement is higher than the principal amount of the loan, in which case the excess will be deemed to be interest on the loan.

Equity Pledge Agreement

Effective on May 7, 2013, CC Investment entered into an Equity Pledge Agreement with Jifu and the Jifu Shareholders, pursuant to which the Jifu Shareholders pledged all of their equity interests in Jifu, including the proceeds thereof, to guarantee all of CC Investment’s rights and benefits under the Entrusted Management Agreement, the Technical Service Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement. Prior to termination of the Equity Pledge Agreement, the pledged equity interests cannot be transferred without CC Investment’s prior consent. The Jifu Shareholders covenant to CC Investment that among other things, they will only appoint/elect candidates for the board of directors of Jifu and supervisor office of Jifu that were nominated by CC Investment.

In sum, the agreements transfer to CC Investment all of the benefits and all of the risk arising from the operations of Jifu, as well as complete managerial authority over the operations of Jifu. Through these contractual arrangements, the Company has the ability to substantially influence Jifu’s daily operations and financial affairs, appoint its directors and senior executives, and approve all matters requiring board and/or shareholder approval. These contractual arrangements enable the Company to control Jifu and operate our business in the PRC through CC Investment. By reason of the relationship described in these agreements, Jifu is a variable interest entity with respect to CC Investment and CC Investment is considered the primary beneficiary of Jifu because the following characteristics identified in ASC 810-10-15-14 are present:

The holder of the equity investment in Jifu lacks the direct or indirect ability to make decisions about the entity’s activities that have a significant effect on the success of Jifu, having assigned their voting rights and all managerial authority to CC Investment. (ASC 810-10-15-14(b)(1)).

The holder of the equity investment in Jifu lacks the obligation to absorb the expected losses of Jifu, having assigned to CC Investment all revenue and responsibility for all payables. (ASC 810-10-15-14(b)(2).

The holder of the equity investment in Jifu lacks the right to receive the expected residual returns of Jifu, having granted to CC Investment all revenue as well as an option to purchase the equity interests at a fixed price. (ASC 810-10-15-14(b)(3)).

Accordingly, the Company’s condensed consolidated financial statements reflect the results of operations, assets and liabilities of Jifu. The carrying amount and classification of Jifu’s assets and liabilities included in the Condensed Consolidated Balance Sheets are as follows:

F-11

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	December 31,	December 31,
	2013	2012

Total current assets	$5,138,384	$-
Total assets	5,161,150	-
Total current liabilities	3,405,746	-
Total liabilities	3,405,746	-

Revenue recognition

Our source of revenues is from internet accelerator software, which includes new software license revenues and software plus hardware and maintenance arrangements, and the source of revenue of Jifu is from developing and distributing optical transmitters and receivers, electronic surveillance equipment, and other communications equipment; and trading of electronic products, network products, and communications equipment. We also engage in software research and development. During the year ended December 31, 2013, we also have revenues derived from GPS system development and website development projects along with maintenance arrangements.

We evaluate revenue recognition based on the criteria set forth in FASB ASC 985-605, Software: Revenue Recognition and Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104, Revenue Recognition.

F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2. Summary of Significant Accounting Policies - Continued

Revenue Recognition for Software Products (Software Elements)

New software license revenues represent fees earned from granting customers licenses to download our software products that aim at improving the internet connection speed of the mobile phone, computers or servers. The basis for software license revenue recognition is substantially governed by the accounting guidance contained in ASC 985-605, Software-Revenue Recognition. For software license that do not require significant modification or customization of the underlying software, we recognize new software license revenues when: (1) we enter into a legally binding arrangement with a customer for the license of software; (2) we deliver the products; (3) the sale price is fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable. Revenues that are not recognized at the time of sale because the foregoing conditions are not met are recognized when those conditions are subsequently met.

Our software license arrangements do not include acceptance provisions, software license updates or product support contracts.

Revenue Recognition for Multiple-Element Arrangements – Software Products and Software Related Services(Software Arrangements)

We enter into arrangements with customers that purchase software related products that include one to three year product support service and a short training session (referred to as software related multiple-element arrangements). Such software related multiple-element arrangements include the sale of our software products, and product support contracts whereby software license delivery is followed by the subsequent delivery of the other elements. Our software license arrangements include acceptance provisions. We recognize revenue upon the receipt of written customer acceptance. The vast majority of our software license arrangements include software license updates and product support contracts. Software license updates provide customers with rights to unspecified software product upgrades during the term of the support period. Product support includes telephone access to technical support personnel or on-site support. For those software related multiple-element arrangements, we recognized revenue pursuant to ASC 985-605. Since we are unable to determine the fair value of the selling price for the undelivered elements in a multiple-element arrangement, which is the product support service and training, the entire arrangement consideration is deferred and is recognized ratably over the term of the arrangement, typically one year to three years.

Revenue Recognition for Multiple-Element Arrangements – Arrangements with Software and Hardware Elements

We also enter into multiple-element arrangements that may include a combination of our software installed in the hardware products we purchased from third parties and service offerings including purchased hardware , new software licenses, installation of the software in the hardware and one to three years product support. We adopted Accounting Standards Update (“ASU”) 2009-13,

Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements . This guidance modifies the fair value requirements of FASB ASC subtopic 605-25, Revenue Recognition-Multiple Element Arrangements , by allowing the use of the “best estimate of selling price” in addition to vendor-specific objective evidence and third-party evidence for determining the selling price of a deliverable for non-software arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence, (b) third-party evidence, or (c) estimated selling price. In addition, the residual method of allocating arrangement consideration is no longer permitted. In such arrangements, we first allocate the total arrangement consideration based on the relative selling prices of the software group of elements as a whole and to the hardware elements. We recognize the hardware element considerations upon delivery of the hardware. The consideration allocated to the software group which includes the software element and the product support is recognized in according to the software arrangements policy as described above.

Cost of Revenue

Cost of revenue primarily consists of direct costs of products, direct labor of technical staff, depreciation of computer equipment, and overhead associated with the technical department.

F-13

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Economic and political risks

The Company’s operations are mainly conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations in the PRC may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in government administration, governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

The Company may be exposed to credit risk from its cash and fixed deposits at bank. No allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

F-14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2. Summary of Significant Accounting Policies - Continued

Property and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Equipment	5 years
Office equipment	5 years
Leasehold improvements	Over the lease terms
Software	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Accounting for the impairment of long-lived assets

Impairment of Long-Lived Assets is evaluated for impairment at a minimum on an annual basis whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360-10 “Impairments of Long-Lived Assets”. An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. The recoverability of long-lived assets is assessed by determining whether the unamortized balances can be recovered through undiscounted future net cash flows of the related assets. The amount of impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of capital.

Goodwill, Customer-relationship, and Trade-name Intangibles

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination. In accordance with Accounting Standards Codification ASC 350 “Intangibles - Goodwill and Other”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test.

Customer-relationship and trade-name acquired as part of the Merger account for the majority of our intangible assets recognized in the Consolidated Balance Sheet. These assets are expected to generate cash flows indefinitely, do not have estimable or finite useful lives and, therefore, are accounted for as indefinite-lived assets not subject to amortization. We consider the income approach when testing intangible assets with indefinite lives for impairment on an annual basis. We utilize the income approach, specifically the relief from royalty method, for analyzing our indefinite-lived assets. This method is based on the assumption that, in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset class.

Inventories

Inventories are stated at the lower of cost or market value. Substantially all inventory costs are determined using the weighted average basis. The management regularly evaluates the composition of its inventory to identify slow-moving and obsolete inventories to determine if additional write-downs are required.

Accounts receivable

Accounts receivable consists of amounts due from customers. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of December 31, 2013 and 2012, no allowance for doubtful accounts was deemed necessary based on management’s assessment.

F-15

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Fair Value of Financial Instruments

FASB accounting standards require disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, accruals and other payables, the carrying amounts approximate fair value because of the near term maturities of such obligations.

Patents

The Company has three patents as listed in the table below relating to its internet accelerator software products. Fees related to registering these patents were insignificant and have been expensed as incurred.

Patent	Register Number	Issued By
Mach5 Internet Acceleration Software V.6.0	2007SR09253	National Copyright Administration of PRC
Mach5 Enterprise Acceleration Software V.3.3	2009SR058767	National Copyright Administration of PRC
Mach5 Web Browser Software	2010SR001089	National Copyright Administration of PRC

Research and development and Software Development Costs

All research and development costs are expensed as incurred. Software development costs eligible for capitalization under ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, were not material to our consolidated financial statements for the years ended December 31, 2013 and 2012. Other research and development expenses amounted to $1,611,826 and $246,667 for years ended December 31, 2013 and 2012, respectively, and were included in general and administrative expense.

Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

F-16

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2. Summary of Significant Accounting Policies - Continued

Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation

Assets and liabilities of the Company’s subsidiaries with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Shareholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

December 31, 2013
Balance sheet	RMB 6.1104 to US $1.00
Statement of operations and other comprehensive loss	RMB 6.1905 to US $1.00

December 31, 2012
Balance sheet	RMB 6.3011 to US $1.00
Statement of operations and other comprehensive loss	RMB 6.3034 to US $1.00

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the state pension plan, the Company does not provide any other post-retirement or post-employment benefits.

Recently Issued Accounting Pronouncements

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-04, Technical Corrections and Improvements. This ASU make technical corrections, clarifications, and limited-scope improvements to various Topics throughout the Codification. The amendments in this ASU that will not have transition guidance will be effective upon issuance for both public entities and nonpublic entities. For public entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. For nonpublic entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2013.

F-17

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2. Summary of Significant Accounting Policies - Continued

Recently Issued Accounting Pronouncements

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-05, Statement of Cash Flows (Topic 230). This ASU addresses how cash receipts arising from the sale of certain donated financial assets, such as securities, should be classified in the statement of cash flows of not-for-profit entities (NFPs). Some NFPs classify those cash receipts as investing cash inflows, while other entities classify them as either operating cash inflows or financing cash inflows, consistent with their treatment of inflows arising from cash contributions. The objective of this Update is for an NFP to classify cash receipts from the sale of donated financial assets consistently with cash donations received in the statement of cash flows if those cash receipts were from the sale of donated financial assets that upon receipt were directed without the NFP imposing any limitations for sale and were converted nearly immediately into cash. The amendments in the ASU are effective prospectively for fiscal years, and interim fiscal periods within those years, beginning after June 15, 2013. Retrospective application to all periods presented upon the date of adoption is permitted. Early adoption from the beginning of the fiscal year of adoption is permitted.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-06, Business Combinations (Topic 805): Subsequent Accounting for an Indemnification Asset Recognized at the Acquisition Date as a Result of a Government-Assisted Acquisition of a Financial Institution. This ASU addresses the diversity in practice about how to interpret the terms on the same basis and contractual limitations when subsequently measuring an indemnification asset recognized in a government-assisted (Federal Deposit Insurance Corporation or National Credit Union Administration) acquisition of a financial institution that includes a loss-sharing agreement (indemnification agreement). For public and nonpublic entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2012. Early adoption is permitted. The amendments should be applied prospectively to any new indemnification assets acquired after the date of adoption and to indemnification assets existing as of the date of adoption arising from a government-assisted acquisition of a financial institution.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-07, Entertainment—Films (Topic 926): Accounting for Fair Value Information That Arises after the Measurement Date and Its Inclusion in the Impairment Analysis of Unamortized Film Costs. This ASU eliminates the rebuttable presumption that the conditions leading to the write-off of unamortized film costs after the balance sheet date existed as of the balance sheet date. The amendments also eliminate the requirement that an entity incorporate into fair value measurements used in the impairment tests the effects of any changes in estimates resulting from the consideration of subsequent evidence if the information would not have been considered by market participants at the measurement date. or SEC filers, the amendments are effective for impairment assessments performed on or after December 15, 2012. For all other entities, the amendments are effective for impairment assessments performed on or after December 15, 2013. The amendments resulting from this ASU should be applied prospectively. Earlier application is permitted, including for impairment assessments performed as of a date before October 24, 2012, if, for SEC filers, the entity’s financial statements for the most recent annual or interim period have not yet been issued or, for all other entities, have not yet been made available for issuance.

In January 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification™ (Codification) or subject to a master netting arrangement or similar agreement. The FASB undertook this clarification project in response to concerns expressed by U.S. stakeholders about the standard’s broad definition of financial instruments. After the standard was finalized, companies realized that many contracts have standard commercial provisions that would equate to a master netting arrangement, significantly increasing the cost of compliance at minimal value to financial statement users. An entity is required to apply the amendments in ASU 2013-01 for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the required disclosures retrospectively for all comparative periods presented. The effective date is the same as the effective date of ASU 2011-11.

F-18

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2. Summary of Significant Accounting Policies - Continued

Recently Issued Accounting Pronouncements

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU improves the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.

The new amendments will require an organization to:

•	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.

•	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). A private company is required to meet the reporting requirements of the amended paragraphs about the roll forward of accumulated other comprehensive income for both interim and annual reporting periods. However, private companies are only required to provide the information about the effect of reclassifications on line items of net income for annual reporting periods, not for interim reporting periods. The amendments are effective for reporting periods beginning after December 15, 2012, for public companies and are effective for reporting periods beginning after December 15, 2013, for private companies. Early adoption is permitted.

In February 2013, FASB issued Accounting Standards Update (ASU) No. 2013-03, Financial Instruments (Topic 825). This ASU clarifies the scope and applicability of a disclosure exemption that resulted from the issuance of Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendment clarifies that the requirement to disclose "the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)" does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position, but for which fair value is disclosed. This ASU is the final version of Proposed Accounting Standards Update 2013-200—Financial Instruments (Topic 825) which has been deleted. The amendments are effective upon issuance.

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This ASU provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this ASU also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2014, and interim periods and annual periods thereafter. The amendments in this ASU should be applied retrospectively to all prior periods presented for those obligations resulting from joint and several liability arrangements within the ASU’s scope that exist at the beginning of an entity’s fiscal year of adoption. An entity may elect to use hindsight for the comparative periods (if it changed its accounting as a result of adopting the amendments in this ASU) and should disclose that fact. Early adoption is permitted.

F-19

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

In March 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-05, Foreign Currency Matters (Topic 830). This ASU resolve the diversity in practice about whether Subtopic 810-10, Consolidation—Overall, or Subtopic 830-30, Foreign Currency Matters—Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights)within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. This ASU is the final version of Proposed Accounting Standards Update EITF11Ar—Foreign Currency Matters (Topic 830), which has been deleted. The amendments in this Update are effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. For nonpublic entities the amendments in this Update are effective prospectively for the first annual period beginning after December 15, 2014, and interim and annual periods thereafter. The amendments should be applied prospectively to derecognition events occurring after the effective date. Prior periods should not be adjusted. Early adoption is permitted. If an entity elects to early adopt the amendments, it should apply them as of the beginning of the entity’s fiscal year of adoption.

In July 2013, The FASB has issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force).

U.S. GAAP does not include explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this ASU state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets.

This ASU applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted.

F-20

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

3. Going Concern

The Company has incurred significant continuing losses during the years ended December 31, 2013 and 2012, and has accumulated deficits at December 31, 2013 and 2012. The Company has relied on its registered capital and issuance of convertible notes to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. As of December 31, 2013 and 2012, the Company had limited cash resources and management plans to continue its efforts to raise additional funds through debt or equity offerings which will be used to fund operations.

4. Goodwill

Pursuant to the acquisition agreement with Jifu, the Company will issue an aggregate of 30,000,000 shares of the Company’s common stock at market price at approximate $0.07 per share. The transaction was shown as below:

	RMB	USD
Cost of acquisition	$12,873,000	$2,100,000
Net assets of Jifu	10,136,450	1,653,581
Goodwill balance at December 31, 2013	2,736,550	446,419

5. Property and Equipment, net

Property and equipment, net consist of the following:

	December 31,	December 31,
	2013	2012

Equipment	$249,543	$132,017
Office equipment	118,018	13,617
Leasehold improvements	8,674	8,411
Software	1,954	1,895
	378,189	155,940
Less: Accumulated depreciation	(285,796)	(65,565)
Property and equipment, net	$92,393	$90,375

The depreciation expense was $22,128 and $21,171 for the years ended December 31, 2013 and 2012, respectively.

F-21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

6. Intangible Assets, net

Intangible assets, net consist of the following:

	December 31,	December 31,
	2013	2012

Customer relationship	$793,547	$-
Trade name	500,470	-
	1,294,017	-
Less: Accumulated amortization	-	-
Intangible assets, net	$1,294,017	$-

7. Deferred Revenue

Deferred revenue represents deferred internet accelerator license revenue over the maintenance period of one to three years for our multiple element arrangements (Note 2).

In addition, deferred revenue includes two government grants for use in research and development related expenditures for periods through July 2014. The portion of the grants that has not been spent is deferred and recognize as other income as the funds are spent on research and development related expenditures.

Deferred revenue included on the balance sheets as of December 31, 2013 and 2012 is as follow:

	December 31,	December 31,
	2013	2012
Deferred revenue:
Current	$19,223	$78,811
Non-current	-	20,130
Total	$19,223	$98,941

The table below sets forth the deferred revenue activities during the years ended December 31, 2013 and 2012:

	For the years ended December 31,
	2013	2012

Deferred revenue, balance at beginning of year	$98,941	$301,231
Add: Payments received from customers during the year	-	105,721
Add: Government grant received during the year	-	95,222
Less: government grant earned during the year	(15,931)	(135,602)
Less: Revenue earned during the year	(63,787)	(276,631)
Deferred revenue, balance at end of year	$19,223	$98,941

F-22

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

8. Convertible Promissory Notes

Outstanding balances for the four convertible promissory notes as of December 31, 2013 and 2012 are as follow:

			Loan	Interest	Convertible	December 31,	December 31,
Lender	Date of Note	Maturity Date	Amount	Rate (p.a.)	Number of stock	2013	2012

Vantage Associates SA	April 15, 2011	April 15, 2016	$150,000	5%	600,000	$150,000	$150,000
Empa Trading Ltd.	June 5, 2011	June 5, 2016	100,000	5%	400,000	100,000	100,000
First Capital A.G.	July 14, 2011	July 14, 2016	150,000	5%	600,000	150,000	150,000
First Capital A.G.	September 9, 2011	September 9, 2016	200,000	5%	800,000	200,000	200,000
Vantage Associates SA	September 9, 2011	September 9, 2016	200,000	5%	800,000	200,000	200,000
Vantage Associates SA	October 27, 2011	October 27, 2016	50,000	5%	200,000	50,000	50,000
First Capital A.G.	December 1, 2011	December 1, 2016	50,000	5%	200,000	50,000	50,000
First Capital A.G.	January 23, 2012	January 23, 2017	50 000	5%	200,000	50,000	50,000
First Capital A.G.	April 25, 2012	April 25,2014	100,000	5%	717,283	100,000	100,000
Asher Enterprises, Inc.	July 27th, 2012	April 13th, 2013	63,000	8%	-	-	63,000
Asher Enterprises, Inc.	October 17,2012	July 17, 2013	$53,000	8%	-	-	53,000
						$1,050,000	$1,166,000
					Less: Debt discount from beneficial conversion feature	367,425	804,993
						682,575	361,007

					Less: Current portion	60,703	46,040

					Non-current portion	$621,872	$314,967

F-23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

8. Convertible Promissory Notes- Continued

The debt discount was the beneficial conversion feature of the notes. It is being accreted as additional interest expense ratably over the term of the convertible notes.

Interest expenses for the years ended December 31, 2013 and 2012 were $42,025 and $122,268 respectively.

Amortization of the beneficial conversion feature for the year ended December 31, 2013 and 2012 were $504,195 and $340,816 respectively.

Except for the convertible promissory note of $100,000 issued to First Capital A.G. on April 25, 2012, and the convertible promissory notes issued to Asher Enterprises, Inc., all the convertible promissory notes (the “Notes”) are convertible upon the occurrence of the following events:

(1) At any time, prior to the maturity date, the Company and the holder of the notes may mutually agree on a date to convert in whole or in part the notes into shares of common stock of the Company on the following terms: Holder of the note will be issued share units comprising of:

(i)	one common share to be purchased at a price of $0.5, and

(ii)	one warrant that is convertible into one common share at a price of $1.00, and expires two years from the date of the Exchange Transaction is completed, and

(iii)	one warrant that is convertible into one common share at a price of $1.5, and expires three years from the date the Exchange Transaction is completed.

(2) Unless earlier converted into common stock mentioned above, if within twelve months of the date hereof the Company completes a Qualified Financing, as defined by the respective convertible promissory notes, the holder agrees to exchange the notes simultaneously with the initial closing of such Qualified Financing as follows:

(a) In the event of a debt Qualified Financing (“Qualified Debt Financing”), the Holder may at its option exchange in whole or in part this Note for a promissory note (or other evidence of indebtedness) in the same form and with the same terms and conditions as those issued in such Qualified Debt Financing and in a principal amount equal to the then outstanding Debt.

(b) In the event of an equity Qualified Financing (“Qualified Equity Financing”), the Holder may at its option convert the Debt into shares of capital stock of the same class and series and with the same rights, preferences and privileges as those issued in such Qualified Equity Financing, at a price per share equal to the purchase price paid by investors in such Qualified Equity Financing.

The convertible promissory note of $100,000 issued to First Capital A.G. on April 25, 2012, is convertible upon the occurrence of the following events:

(1) At any time, prior to the maturity date, the Company and the holder of the notes may mutually agree on a date to convert in whole or in part the notes into shares of common stock of the Company on the following terms: Holder of the note will be issued share units comprising of:

(i) one common share to be purchased at a price of based on the moving average share price over the preceding 20 trading days, and

(ii) one warrant that is convertible into one common share at a price based on the moving average share price over the preceding 20 trading days and expires two years from the date of the Exchange Transaction is completed, and
(iii) one warrant that is convertible into one common share at a price based on the moving average share price over the preceding 20 trading days and expires three years from the date the Exchange Transaction is completed.

F-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

8. Convertible Promissory Notes- Continued

(2) Unless earlier converted into common stock mentioned above, if within twelve months of the date hereof the Company completes a Qualified Financing, as defined by the respective convertible promissory notes, the holder agrees to exchange the notes simultaneously with the initial closing of such Qualified Financing as follows:

(a) In the event of a debt Qualified Financing (“Qualified Debt Financing”), the Holder may at its option exchange in whole or in part this Note for a promissory note (or other evidence of indebtedness) in the same form and with the same terms and conditions as those issued in such Qualified Debt Financing and in a principal amount equal to the then outstanding Debt.

(b) In the event of an equity Qualified Financing (“Qualified Equity Financing”), the Holder may at its option convert the Debt into shares of capital stock of the same class and series and with the same rights, preferences and privileges as those issued in such Qualified Equity Financing, at a price per share equal to the purchase price paid by investors in such Qualified Equity Financing.

The convertible promissory note issued to Asher Enterprises, Inc., is convertible upon the occurrence of the following events:

1)	At any time during the period beginning on the date which is 180 days following the date of the convertible promissory note, and ending on the later of the maturity date and the date of payment in default, the remaining outstanding principal amount shall convert into fully paid and non-assessable shares of the company’s common stock. The conversion price shall equal the variable conversion price, which is 60% multiplied by the market price of the common stock, as defined in the promissory note agreement.

2)	In the event of a consolidation or merger with any other corporation (other than a merger in which the Company is the surviving corporation and its capital stock is unchanged), or asset sale, then the conversion price is subject to adjustment, as defined by the convertible promissory note agreement.

The fair value of the embedded conversion feature of these notes as at December 31, 2013 and 2012 was $384,598 and $423,480, respectively.

Except for the convertible promissory note of $100,000 issued to First Capital A.G. on April 25, 2012, and the convertible promissory notes issued to Asher Enterprises, Inc., the fair value of the convertible notes was calculated using the Black-Scholes model with the following assumptions: expected life of 3 years, expected dividend rate of 0%, volatility of 208.6% and interest rate at 0.38% .

The fair value of the convertible promissory note of $100,000 issued to First Capital A.G. on April 25, 2012, and the convertible promissory notes issued to Asher Enterprises, Inc., was calculated using the lattice valuation method as the conversion prices are variable for these notes.

The following assumptions provide information regarding the convertible promissory note of $100,000 issued to Fist Capital A.G. as of December 31, 2013:

F-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

December 31, 2013

Common stock issuable upon conversion	717,283
Market value of common stock on measurement date (1)	0.12
Adjusted Exercise price	0.14
Risk free interest rate (2)	0.07%
Term in year	0.32
Expected volatility (3)	208.6%
Expected dividend yield (4)	0%

(1)	The market value of common stock is the stock price at the close of trading on the date of December 31, 2013.

(2)	The risk-free interest rate was determined by management using the Treasury Bill rates with maturity from 3-month to 6-month as of December 31, 2013.

(3)	Expected volatility is based on average volatility of historical share trade information. The Company believes this method produces an estimate that is representative of the Company’s expectations of future volatility over the expected term of the warrants.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2013:

	Fair Value Measurements at December 31, 2013
	Quoted Prices In		Significant
	Active Markets for	Significant Other	Unobservable	Total Carrying
	Identical Assets	Observable Inputs	Inputs	Value as of
Descriptions	(Level 1)	(Level 2)	(Level 3)	December 31, 2013

Derivative warrant instruments	-	-	384,598	384,598

Total	-	-	384,598	384,598

F-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

9. Income Tax

We are subject to income tax in the United States, Hong Kong and PRC.

The Company’s subsidiaries, Jifu, CC Power and CC Investment are incorporated in PRC and are subjected to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws (“EIT Law”). The subsidiaries locate in Shenzhen, a special economic region, where companies are allowed to gradually phase into the 25% statutory tax rate. For 2013 the statutory income tax rate is 25%. The open tax years in PRC are 2009-2013.

CC Mobility is incorporated in Hong Kong and is subjected to Hong Kong corporate income tax at 16.5% statutory income tax rate. No Hong Kong profits tax has been provided in the financial statements, as the Company did not have any assessable profits for the years ended December 31, 2013 and 2012. The open tax year for CC Mobility in Hong Kong are 2012-2013.

The Company has no income tax expense for the years ended December 31, 2013 and 2012 because it has incurred loss before tax from continuing operation.

The Company applied the provisions of ASC 740.10.50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The following table sets forth the components of deferred income taxes as of December 31, 2013 and 2012:

	December 31,	December 31,
	2013	2012
Deferred tax assets:
Net operating losses - U.S.	$1,195,355	$129,630
Net operating losses - PRC and Hong Kong	-	68,625
Deferred revenue	19,223	19,703

	1,214,578	217,958
Valuation allowance	(1,214,578)	(217,958)
Deferred tax assets, net	$-	$-

As of December 31, 2013, the Company has net operating losses carry forward of $1,821,061 in the U.S. and $883,185 in Hong Kong and PRC available to offset future taxable income. They will begin to expire in 2030 and 2013, respectively. We provided for a full valuation allowance against the deferred tax assets of $1,214,578 on the expected future tax benefits from the net operating loss carry forwards as management believes it is more likely than not that these assets will not be realized in the future.

The change in valuation allowance for the years ended December 31, 2013 and 2012 was an increase of $996,620 and a decrease of $403, respectively.

The Company did not recognize any interest or penalties related to unrecognized tax benefits for the years ended December 31, 2013 and 2012.

F-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

10. Employee Benefits

The Company contributes to a state pension plan organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan was $20,073 and $6,600 for the years ended December 31, 2013 and 2012, respectively.

11. (Loss) earnings per Share

Basic (loss) earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the if-converted method for the convertible notes and preferred stock and the treasury stock method for warrants and options.

The following table sets forth the computation of basic and diluted net loss per share:

	For The Years Ended
	December 31,
	2013	2012
Net income (loss) available for common shareholders - basic
	$(504,848)	$(434,769)
Interest expense on convertible notes	42,025	122,268
Net income (loss) available for common shareholders - diluted
	$(462,823)	$(312,501)
Weighted average outstanding shares of common stock – basic
	68,606,084	60,000,000
Effect of dilutive securities – convertible notes
	-	-
Weighted average outstanding shares of common stock –diluted
	68,606,084	60,000,000
Profit (loss) per share - basic	$(0.01)	$(0.01)
Profit (loss) per share – diluted	$(0.01)	$(0.01)

For the fiscal years ended December 31, 2013 and 2012, there are 0 potentially dilutive common shares because the Company recorded net losses in 2013 and 2012.

F-28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

12. Commitments and Contingencies

Operating commitments:

Operating lease agreement generally contains renewal options that may be exercised at the Company’s discretion after the completion of the terms. The Company’s obligations under operating lease are as follows:

2014	$29,605
Thereafter	-
Total minimum payment	$29,605

The Company incurred rental expenses of $32,080 and $85,300 for the years ended December 31, 2013 and 2012, respectively.

13. Concentrations, Risks, and Uncertainties

Customer Concentrations

The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s gross sales:

	For The Years Ended
	December 31,
	2013	2012

Customer A	34%		*
Customer B	15%		*
Customer C	*	86%

* Constitutes less than 10% of the Company’s gross sales.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

14. Operating Risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

F-29

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

15. Related Party Transaction

Effective October 1, 2011 for a period of one year, the Company’s subsidiary, CC Mobility engaged the Company’s shareholder, CC Wireless Limited, to provide technical consultation for product R&D and business development. The monthly fee is determined periodically. During the years ended December 31, 2013 and 2012, nil and $42,800 of consulting fee were paid to CC Wireless Limited respectively.

16. Restricted Stock to Director

On April 20, 2012, the Board of Directors of the Company appointed Jack Zwick as the independent director of the Company and granted to Mr. Zwick 360,000 shares of the Company’s common stock. The restricted stock shall vest with respect to 1/8 th of the total number of restricted stock per quarter from vesting commencement date of April 1, 2012 such that all restricted stock shall vest on January 1, 2013, subject to his continuous service. The fair value of the restricted stock on the grant date is $201,600.

In November 2012, Mr. Zwick resigned from the Board of Directors. In connection with the Mutual Release and Settlement Agreement entered into between the Company and Mr. Zwick on March 13, 2013, the Company granted Jack Zwick 150,000 shares of the Company’s common stock, par value $0.001 per share, as consideration for his past services rendered to the Company and in consideration for Jack Zwick’s release and waiver of claims regarding certain compensation owed to Jack Zwick. The fair value of the 150,000 shares on the grant date is $12,000.

On August 14, 2012, the Board of Directors of the Company granted 360,000 shares of the Company’s common stock to Gregory Tse for his service to serve as the Company’s independent director. The restricted stock shall vest with respect to 120,000 shares of Restricted Stock immediately, 45,000 shares on September 1, 2012, 45,000 shares on January 1, 2013, 45,000 shares on May 1, 2013, 45,000 shares on September 1, 2013, and the remaining 45,000 shares on January 1, 2014, subject to his continuous service. The fair value of the restricted stock on the grant date is $82,800.

The fair value of the restricted stock is recognized as stock based compensation over the service period. The shares have not been issued as of December 31, 2012.

During the year ended December 31, 2012, 180,000 shares were vested and stock based compensation expense totaled $59,900 was recorded.

17. Subsequent Events

The Company has evaluated all other subsequent events through March 31, 2014, the date these consolidated financial statements were issued, and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements.

F-30

XCELMOBILITY INC. AND SUBSIDIARIES

SCHEDULE II

SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD

S-1

SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
CONDENSED CONSOLIDATED BALANCE SHEETS
AS AT JULY 4, 2013
(Stated in US Dollars)

As of
July 4, 2013

ASSETS
Current assets:
Cash and cash equivalents	$60,449
Trade accounts receivable	1,392,440
Other receivables, net	332,409
Inventories	664
Total current assets	$1,785,962

Long-term assets:
Property, plant and equipment, net	23,301

TOTAL ASSETS	$1,809,263

LIABILITIES
Current liabilities:
Accounts payable	$290,830
Other payables and accrued expenses	608,174
Other taxes payables	57,208

Total current liabilities	$956,212

TOTAL LIABILITIES	$956,212

STOCKHOLDERS’ EQUITY
Registered capital	$362,472
Retained earnings	383,074
Accumulated other comprehensive income	107,505

TOTAL STOCKHOLDERS’ EQUITY	$853,051

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,809,263

S-2

SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION AND COMPREHENSIVE LOSS
FOR THE PERIOD FROM JANUARY 1 TO JULY 4, 2013
(Stated in US Dollars)

From the period of
January 1, 2013
to
July 4, 2013

Net sales	$1,929,970

Costs of sales	697,392

Gross profit	$1,232,578

Selling expense	42,557
General and administrative expenses	862,754

Total Operating Expenses	905,311

Income from operations	$327,267

Other expenses (income)
Other income	119,756

Income before income taxes	$447,023

Income tax provision	-

Net income	$447,023

Foreign currency translation gain(loss)	(6,609)

Comprehensive income	$440,414

S-3

SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1 TO JULY 4, 2013
(Stated in US Dollars)

For the period from
January 1, 2013
to
July 4, 2013

Cash flows provided by (used for) operating activities:
Net income	$447,023
Depreciation	4,383
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Trade accounts receivable	(1,320,606)
Other receivable and prepayment	(5,434)
Inventory	(654)
Account payables	287,739
Other payables and accrued expenses	607,714
Net cash provided by (used for) operating activities	$20,165

Cash flows provided by (used for) investing activities:
Acquisition of plant and equipment	$(848)
Net cash provided by (used for) investing activities	$(848)

Net cash provided by (used for) financing activities	$-

Effect of Exchange Rate Changes on Cash	$1,000

Net increase (decrease) in cash and cash equivalents	$20,317

Cash and cash equivalents - beginning of period	$40,132

Cash and cash equivalents - end of period	$60,449

Supplementary disclosure of cash flow information:
Interest received	$-
Interest paid	$-

S-4

XCELMOBILITY INC. AND SUBSIDIARIES
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

XCELMOBILITY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$87,847	$431,707
Trade accounts receivable	2,095,680	1,662,760
Other receivables, net of 3,578 and 3,500 allowance for doubtful accounts	2,409,968	431,824
Inventory	936,141	2,101,585
Prepaid VAT	239,946	188,586
Advances to suppliers	-	913

Total Current Assets	$5,769,582	$4,817,375

Property, Plant and Equipment, net of accumulated depreciation of $290,872 and $285,796,
respectively	84,285	92,393
Intangible assets, net	1,294,017	1,294,017
Goodwill	446,419	446,419

TOTAL ASSETS	$7,594,303	$6,650,204

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities:
Short-term bank loans	$2,272,026	$-
Accounts payable	1,274,580	2,814,906
Other payables and accrued expenses	1,293,731	1,247,549
Other taxes payable	-	319
Deferred revenue	19,062	19,223
Convertible notes, net of debt discount	95,631	60,703
Derivative liability	356,700	384,598
Accrued interest	5,386	5,223
Deferred tax liability	323,503	323,503

Total Current Liabilities	$5,640,619	$4,856,024

Convertible notes, net of debt discount	654,627	621,872
Accrued interest	168,370	147,654
Total Liabilities	$6,463,616	$5,625,550

Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2014 and December 31, 2013		-
Common stock, $0.001 par value, 100,000,000 shares authorized; 73,127,686 shares issued and outstanding at March 31, 2014 and December 31, 2013	73,128	73,128
Shares unissued	2,100,000	2,100,000
Additional paid in capital	713,620	713,620
Accumulated deficit	(1,613,522)	(1,712,498)
Accumulated other comprehensive loss	(142,539)	(149,596)
Total Shareholders’ Equity	1,130,687	1,024,654
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,594,303	$6,650,204

The accompanying notes are an integral part of the condensed consolidated financial statements

S-5

XCELMOBILITY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended
	March 31,
	2014	2013

Revenue	$844,528	$26,374

Cost of Revenue	(134,852)	-

Gross Profit	709,676	26,374

Operating Expenses:
Selling expense	35,017	4,487
General and administrative expense	519,121	281,932
Total Operating Expenses	554,138	286,419
Income (loss) from Operations	155,586	(260,045)

Other Income (Expense):
Interest income	-	35
Interest expense	(31,636)	(12,540)
Amortization of debt discount	(75,437)	(112,522)
Gain on derivatives	27,898	-
Other income	22,613	13,964
Total Other Income (Expense)	(56,562)	(111,063)
Income (Loss) Before Taxes	98,976	(371,108)
Income tax expense	-	-

Net Income (Loss)	98,976	(371,108)
Foreign currency translation adjustment	7,057	(4,178)
Comprehensive income (loss)	$106,033	$(375,286)

Earnings (loss) per share - Basic	$0.0014	$(0.0062)

Earnings (loss) per share – Dilutive	$0.0014	$(0.0062)

Basic weighted average number of shares outstanding	73,127,686	60,195,591

Diluted weighted average number of shares outstanding	77,644,969	60,195,591

The accompanying notes are an integral part of the condensed consolidated financial statements

S-6

XCELMOBILITY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended
	March 31,
	2014	2013

Cash Flows from Operating Activities:
Net income (loss)	$98,976	$(371,108)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	5,744	7,409
Stock based compensation expense	-	15,114
Amortisation of debt discount	75,437	112,522
Fair value adjustment on derivative liability	(27,898)	-

Changes in assets and liabilities:
Trade accounts receivable, net	(432,920)	(4,834)
Other receivable and prepayment	(2,029,504)	4,040
Advances to suppliers	913	3,385
Inventories	1,165,444	-
Accounts payable	(1,540,327)	(76,594)
Accrued interest	20,879	(14,888)
Other taxes payable	(319)	(740)
Other payables and accrued expenses	38,429	576,255
Deferred revenue	(161)	(35,785)

Net Cash Provided By (Used In) Operating Activities	(2,625,307)	214,776

Cash Flows from Investing Activities:
Proceeds from disposal of property, plant and equipment	2,365	-
Purchase of property, plant and equipment, net of value added tax refunds received	-	(1,158)
Net Cash Provided By (Used In) Investing Activities	2,365	(1,158)

Cash Flows from Financing Activities:
Proceeds from new bank loans obtained	2,272,026	-
Net Cash Provided By Financing Activities	2,272,026	-

Effect of Exchange Rate Changes on Cash	7,056	(3,677)

Net Change in Cash	(343,860)	209,941

Cash and Cash Equivalents at Beginning of Period	431,707	98,739

Cash and Cash Equivalents at End of Period	$87,847	$308,680

Supplement Cash Flow Information
Cash paid during the period for interest	$31,636	$-
Cash paid during the period for income taxes	$-	$-

The accompanying notes are an integral part of the condensed consolidated financial statements

S-7

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. Organization and Nature of Business

XcelMobility Inc.

XcelMobility Inc. (“Xcel” or the “Company”) was incorporated under the laws of the State of Nevada on December 27, 2007. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. The Company was no longer a development stage company after the Company started to generate revenues from various application of mobile device.

Share Cancellation

On August 11, 2011, Moses Carlo Supera Paez, a director and shareholder of the Company, surrendered 17,700,000 shares of common stock for cancellation. Further, on August 30, 2011, Mr. Paez surrendered an additional 7,350,000 shares of our common stock for cancellation and Mr. Jaime Brodeth, one of our former directors and a shareholder, surrendered 22,950,000 shares of our common stock for cancellation. As such, immediately prior to the Exchange Transaction as further discussed in detail later and after giving effect to the foregoing cancellations, the Company had 29,700,000 shares of common stock issued and outstanding. Immediately after the Exchange Transaction, the Company had 60,000,000 shares of common stock issued and outstanding.

CC Mobility Limited

CC Mobility Limited (“CC Mobility”), a company organized under the laws of Hong Kong, was formed on May 3, 2011 and has authorized capital of 10,000 shares with registered capital of HK$1,000 at HK$1 per share. At formation, CC Mobility Limited has issued 560 shares to CC Wireless Limited, a company organized under the laws of Hong Kong, and 440 shares to Sheen Ventures Limited, a company organized under the laws of Hong Kong. The Company is a holding company formed for the purpose of acquiring a target company to effect a reverse merger with a U.S. reporting company. The reverse merger was completed on August 30, 2011.

CC Power Investment Consulting Co. Ltd.

Shenzhen CC Power Investment Consulting Co. Ltd. (“CC Investment”), a wholly-owned subsidiary of CC Mobility, was incorporated on July 27, 2011 under the laws of the People’s Republic of China (“PRC”) as a wholly foreign owned limited liability company. The required registered capital is $2,000,000 and as of December 31, 2013, $400,000 of the registered capital has been contributed.

Shenzhen CC Power Corporation

Shenzhen CC Power Corporation (“CC Power”) is a Chinese enterprise organized in the PRC on March 13, 2003 in accordance with the Laws of the People’s Republic of China. The required registered capital of CC Power was approximately $1,547,000 (RMB 10,000,000) and as of December 31, 2013, CC Power has paid up approximately $346,000 (RMB2,526,000). In March 2011, Mr. Ryan Ge sold his 5% ownership in CC Power to the other shareholder, Xili Wang (“CC Power Shareholder”). Ms. Wang holds 100% ownership interest in CC Power at the end of the financial period.

CC Power is primarily engaged in the research, development and commercialization of applications for mobile devices that access the Internet utilizing mobile phone networks. CC Power’s principal activity is the design, testing sale and support of software to support mobile internet applications on cellular phones, smart phones, tablets and mobile computers in China. The principal product designed and built by CC Power is its Mach 5 Accelerator. This product has been independently tested by all 3 mobile phone carriers in China and accesses the internet 5 times faster than with other mobile browsers. The speed of the Mach 5 browser enables CC Power to develop other mobile software that can leverage off the Mach 5 products speed of processing. In order to support CC Power products the Company has built a series of server locations throughout China. CC Power sells its products to corporations directly, to individual users via the company’s website and retail locations, through distribution agents and through all three mobile phone carriers in China.

As noted above, the primary purpose of CC Power is to develop software that allows user faster access to the Internet. CC Power’s primary focus is in the mobile Internet market, with a focus on providing software that significantly increases the speed that users of smartphones, tablets and laptops can access the Internet over cellular phone networks. CC Power also uses their technology to increase the speed at which users of Virtual Private Networks can access data from their networks.

S-8

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Share Exchange Agreement

On August 30, 2011, the Company completed a voluntary share exchange transaction with Shenzhen CC Power Corporation, CC Mobility Limited and the shareholders of CC Mobility (“Selling Shareholders”) pursuant to a Share Exchange Agreement dated July 5, 2011 (the “Exchange Agreement”). In accordance with the terms of Exchange Agreement, on the Closing Date, Xcel issued 30,300,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of CC Mobility (the “Exchange Transaction”). As a result of the Exchange Transaction, there was a change of control in the Company as the Selling Shareholders of CC Mobility acquired 50.5% of Xcel’s issued and outstanding common stock, CC Mobility became Xcel’s wholly-owned subsidiary, and Xcel acquired the business and operations of CC Mobility and CC Power.

For accounting purposes, the merger transaction is being accounted for as a reverse merger. The transaction has been treated as a recapitalization of CC Mobility and its subsidiaries, with Xcel (the legal acquirer of CC Mobility and its subsidiaries) considered the accounting acquiree and CC Mobility whose management took control of Xcel (the legal acquire of CC Mobility) considered the accounting acquirer.

CC Power is owned by an individual but controlled by CC Investment through a series of contractual arrangements that transferred all of the benefits and responsibilities for the operations of CC Power to CC Investment. CC Investment accounts for CC Power as a Variable Interest Entity (“VIE”) under ASC 810 “Consolidation.” Accordingly, CC Investment consolidates CC Power’s results, assets and liabilities.

Shenzhen Jifu Communication Technology Co., Ltd.

Shenzhen Jifu Communication Technology Co., Ltd (“Jifu”), was incorporated on April 16, 2001 under the laws of the People’s Republic of China (“PRC”) as a limited liability company. The required registered capital is RMB3,000,000 and all of the required registered capital has been contributed.

Jifu is primarily engaged in develops and distributes optical transmitters and receivers, electronic surveillance equipment, and other communications equipment. Jifu also engages in the purchase and sale of electronic products, network products, and communications equipment. In order to bolster its business, Jifu also engages in software research and development.

On May 7, 2013, the Company entered into and consummated a Stock Purchase Agreement (the “Agreement”) with Shenzhen CC Power Investment Consulting Co., Ltd., a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of the Company (“CC Power”), Shenzhen Jifu Communication Technology Co., Ltd. a company organized under the laws of the People’s Republic of China (“Jifu”) the shareholders of Jifu set forth in the signature page to the Agreement (the “Jifu Shareholders”) and Hui Luo.

Pursuant to the terms and conditions of the Agreement, the Company will issue an aggregate of 27,000,000 shares of the Company’s common stock (the “Purchase Shares”) to the Jifu Shareholders as consideration for Jifu entering into certain controlling agreements (the “VIE Agreement”) with CC Power. CC Power will effectively own Jifu through the various conditions prescribed in the VIE Agreements. The Company will also grant 3,000,000 shares (the “Luo Shares”, together with the Purchase Shares, the “Shares’”) to Mr. Luo.

The Shares will be released to the Jifu Shareholders and Mr. Luo after the Company has reviewed Jifu’s audited financial statements for the year ended December 31, 2013. If Jifu has achieved net revenue of $4,000,000 for the year ended December 31, 2013 (the “Target”), then the Company will release the Shares to the Jifu Shareholders and Mr. Luo in their full respective amounts. If Jifu has not achieved the Target by the end of the calendar year, the Company will decrease the amount of shares of common stock issued to the Jifu Shareholders and Mr. Luo in accordance with a formula set forth in the Agreement and release the Shares to the Jifu Shareholders and Mr. Luo in their respective decreased amounts. The Agreement has been approved by the boards of directors of the Company, CC Power, and Jifu, and the Jifu Shareholders.

S-9

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Service and equipment agreement – Jifu

In January, 2013, Jifu entered into an agreement with Shenzhen Hong Di Industry Co., Ltd (“Hong Di”), a company incorporated in the PRC. Jifu will provide software and computer equipment with technical support services to Hong Di. The total consideration of this agreement is US$4,306,740 (equivalent to RMB27,169,500). The term of this agreement is 3 years. Ms. Sumin Su was the common director of both Jifu and Hong Di, before her resignation from the director of Hong Di became effective on June 19, 2013.

The organizational structure of the Company is as follows:

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements of the Company and its subsidiaries at March 31, 2014 and for the three months ended March 31, 2014 and 2013 reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. The accompanying condensed consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2013. The Company follows the same accounting policies in the preparation of interim reports. The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP")

The functional currency is the Chinese Renminbi, however the accompanying condensed consolidated financial statements have been translated and presented in United States Dollars ($). All significant inter-company balances and transactions have been eliminated in consolidation.

All dollars are rounded to nearest hundred except for share data.

S-11

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies - Continued

Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant Estimates

These financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

Variable Interest Entity

The accounts of CC Power have been consolidated with the accounts of the Company because CC Power is a variable interest entity with respect to CC Investment, which is a wholly-owned subsidiary of the Company. CC Investment entered into five agreements dated August 22, 2011 with CC Power Shareholder and with CC Power pursuant to which CC Investment provides CC Power with exclusive technology consulting and management services. In summary, the five agreements contain the following terms:

Entrusted Management Agreement. This agreement provides that CC Investment will provide exclusive management services to CC Power. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of CC Power. The Entrusted Management Agreement will remain in effect until the acquisition of all assets or equity of CC Power by CC Investment is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Technical Services Agreement. This agreement provides that CC Investment will provide exclusive technical services to CC Power. Such technical services include but are not limited to software, computer system, data analysis, training and other technical services. CC Investment shall be entitled to charge CC Power service fees equivalent to CC Power’s total net income. The Technical Service Agreement will remain in effect until the acquisition of all assets or equity of CC Power by CC Investment is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Exclusive Purchase Option Agreement. Under the Exclusive Purchase Option Agreement, the CC Power Shareholder granted CC Investment an irrevocable and exclusive purchase option to acquire CC Power’s equity and/or assets at a nominal consideration. CC Investment may exercise the purchase option at any time.

Loan Agreement. Under the Loan Agreement, CC Investment agreed to lend RMB 10,000,000 to the CC Power Shareholder, to be used solely for the operations of CC Power.

Equity Pledge Agreement. Under the Equity Pledge Agreement, the CC Power Shareholder pledged all of its equity interests in CC Power, including the proceeds thereof, to guarantee all of CC Investment’s rights and benefits under the Entrusted Management Agreement, the Technical Service Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement. Prior to termination of this Equity Pledge Agreement, the pledged equity interests cannot be transferred without CC Investment’s prior consent. The CC Power Shareholder covenants to CC Investment that among other things, it will only appoint/elect the candidates for the directors of CC Power nominated by CC Investment.

S-12

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies - Continued

In sum, the agreements transfer to CC Investment all of the benefits and all of the risk arising from the operations of CC Power, as well as complete managerial authority over the operations of CC Power. Through these contractual arrangements, the Company has the ability to substantially influence CC Power’s daily operations and financial affairs, appoint its directors and senior executives, and approve all matters requiring board and/or shareholder approval. These contractual arrangements enable the Company to control CC Power and operate our business in the PRC through CC Investment. By reason of the relationship described in these agreements, CC Power is a variable interest entity with respect to CC Investment and CC Investment is considered the primary beneficiary of CC Power because the following characteristics identified in ASC 810-10-15-14 are present:

-	The holder of the equity investment in CC Power lacks the direct or indirect ability to make decisions about the entity’s activities that have a significant effect on the success of CC Power, having assigned their voting rights and all managerial authority to CC Investment. (ASC 810-10-15-14(b)(1)).

-	The holder of the equity investment in CC Power lacks the obligation to absorb the expected losses of CC Power, having assigned to CC Investment all revenue and responsibility for all payables. (ASC 810-10-15-14(b)(2).

-	The holder of the equity investment in CC Power lacks the right to receive the expected residual returns of CC Power, having granted to CC Investment all revenue as well as an option to purchase the equity interests at a fixed price. (ASC 810-10-15-14(b)(3)).

Accordingly, the Company’s condensed consolidated financial statements reflect the results of operations, assets and liabilities of CC Power. The carrying amount and classification of CC Power’s assets and liabilities included in the Condensed Consolidated Balance Sheets are as follows:

	March 31,	December 31,
	2014	2013

Total current assets	$89,058	$86,173
Total assets	244,583	153,178
Total current liabilities	527,507	551,012
Total liabilities	527,507	551,012

Jifu
The accounts of Jifu have been consolidated with the accounts of the Company because Jifu is a variable interest entity with respect to CC Investment, which is a wholly-owned subsidiary of the Company. CC Investment entered into five agreements dated May 7, 2013 with Jifu Shareholder and with Jifu pursuant to which CC Investment provides Jifu with exclusive technology consulting and management services. In summary, the five agreements contain the following terms:

Entrusted Management Agreement. Effective on May 7, 2013, CC Investment entered into an Entrusted Management Agreement with Jifu and the Jifu Shareholders, pursuant to which CC Investment agreed to provide, and Jifu agreed to accept, exclusive management services provided by CC Investment. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of Jifu. Jifu will pay a service fee to CC Investment on a quarterly basis, which fee will be a percentage of Jifu’s total operational income. The Entrusted Management Agreement will remain in effect until the acquisition of all the assets or equity of Jifu by CC Investment.

Technical Services Agreement. Effective on May 7, 2013, CC Investment entered into a Technical Services Agreement with Jifu and the Jifu Shareholders, pursuant to which CC Investment agreed to provide, and Jifu agreed to accept, exclusive technical services provided by CC Investment. Such technical services include but are not limited to software services, computer systems services, data analysis, training and other technical services. Jifu will pay a service fee to CC Investment on a quarterly basis, which fee shall be a percentage of Jifu’s total operational income. The Technical Service Agreement will remain in effect until the acquisition of all the assets or equity of Jifu by CC Investment.

Exclusive Purchase Option Agreement. Effective on May 7, 2013, CC Investment entered into an Exclusive Purchase Option Agreement with Jifu and the Jifu Shareholders, pursuant to which the Jifu Shareholders granted CC Investment an irrevocable and exclusive purchase option to acquire all of Jifu’s equity and/or assets at a nominal consideration. CC Investment may exercise the purchase option at any time. Until CC Investment has exercised its purchase option, Jifu is required to conduct its business in accordance with certain covenants as further described in the Exclusive Purchase Option Agreement.

Loan Agreement
Effective on May 7, 2013, CC Investment entered into a Loan Agreement with the Jifu Shareholders, pursuant to which CC Investment agreed to lend RMB 3,000,000 to the Jifu Shareholders, to be used solely for the operations of Jifu. The loan is interest free, unless the deemed value of the consideration for the equity purchase of Jifu or asset purchase of Jifu under the Exclusive Purchase Option Agreement is higher than the principal amount of the loan, in which case the excess will be deemed to be interest on the loan.

S-13

Equity Pledge Agreement
Effective on May 7, 2013, CC Investment entered into an Equity Pledge Agreement with Jifu and the Jifu Shareholders, pursuant to which the Jifu Shareholders pledged all of their equity interests in Jifu, including the proceeds thereof, to guarantee all of CC Investment’s rights and benefits under the Entrusted Management Agreement, the Technical Service Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement. Prior to termination of the Equity Pledge Agreement, the pledged equity interests cannot be transferred without CC Investment’s prior consent. The Jifu Shareholders covenant to CC Investment that among other things, they will only appoint/elect candidates for the board of directors of Jifu and supervisor office of Jifu that were nominated by CC Investment.

In sum, the agreements transfer to CC Investment all of the benefits and all of the risk arising from the operations of Jifu, as well as complete managerial authority over the operations of Jifu. Through these contractual arrangements, the Company has the ability to substantially influence Jifu’s daily operations and financial affairs, appoint its directors and senior executives, and approve all matters requiring board and/or shareholder approval. These contractual arrangements enable the Company to control Jifu and operate our business in the PRC through CC Investment. By reason of the relationship described in these agreements, Jifu is a variable interest entity with respect to CC Investment and CC Investment is considered the primary beneficiary of Jifu because the following characteristics identified in ASC 810-10-15-14 are present:

The holder of the equity investment in Jifu lacks the direct or indirect ability to make decisions about the entity’s activities that have a significant effect on the success of Jifu, having assigned their voting rights and all managerial authority to CC Investment. (ASC 810-10-15-14(b)(1)).

The holder of the equity investment in Jifu lacks the obligation to absorb the expected losses of Jifu, having assigned to CC Investment all revenue and responsibility for all payables. (ASC 810-10-15-14(b)(2).

The holder of the equity investment in Jifu lacks the right to receive the expected residual returns of Jifu, having granted to CC Investment all revenue as well as an option to purchase the equity interests at a fixed price. (ASC 810-10-15-14(b)(3)).

Accordingly, the Company’s condensed consolidated financial statements reflect the results of operations, assets and liabilities of Jifu. The carrying amount and classification of Jifu’s assets and liabilities included in the Condensed Consolidated Balance Sheets are as follows:

	March 31,	December 31,
	2014	2013

Total current assets	$6,151,398	$5,138,384
Total assets	6,172,165	5,161,150
Total current liabilities	4,141,857	3,405,746
Total liabilities	4,141,857	3,405,746

Revenue recognition

Our source of revenues is from internet accelerator software, which includes new software license revenues and software plus hardware and maintenance arrangements, and the source of revenue of Jifu is from developing and distributing optical transmitters and receivers, electronic surveillance equipment, and other communications equipment; and trading of electronic products, network products, and communications equipment. We also engage in software research and development, GPS system development and website development projects along with maintenance arrangements.

We evaluate revenue recognition based on the criteria set forth in FASB ASC 985-605, Software: Revenue Recognition and Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104, Revenue Recognition.

S-14

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies - Continued

Revenue Recognition for Software Products (Software Elements)

New software license revenues represent fees earned from granting customers licenses to download our software products that aim at improving the internet connection speed of the mobile phone, computers or servers. The basis for software license revenue recognition is substantially governed by the accounting guidance contained in ASC 985-605, Software-Revenue Recognition. For software license that do not require significant modification or customization of the underlying software, we recognize new software license revenues when: (1) we enter into a legally binding arrangement with a customer for the license of software; (2) we deliver the products; (3) the sale price is fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable. Revenues that are not recognized at the time of sale because the foregoing conditions are not met are recognized when those conditions are subsequently met.

Our software license arrangements do not include acceptance provisions, software license updates or product support contracts.

Revenue Recognition for Multiple-Element Arrangements - Software Products and Software Related Services(Software Arrangements)

We enter into arrangements with customers that purchase software related products that include one to three year product support service and a short training session (referred to as software related multiple-element arrangements). Such software related multiple-element arrangements include the sale of our software products, and product support contracts whereby software license delivery is followed by the subsequent delivery of the other elements. Our software license arrangements include acceptance provisions. We recognize revenue upon the receipt of written customer acceptance. The vast majority of our software license arrangements include software license updates and product support contracts. Software license updates provide customers with rights to unspecified software product upgrades during the term of the support period. Product support includes telephone access to technical support personnel or on-site support. For those software related multiple-element arrangements, we recognized revenue pursuant to ASC 985-605. Since we are unable to determine the fair value of the selling price for the undelivered elements in a multiple-element arrangement, which is the product support service and training, the entire arrangement consideration is deferred and is recognized ratably over the term of the arrangement, typically one year to three years.

Revenue Recognition for Multiple-Element Arrangements - Arrangements with Software and Hardware Elements

We also enter into multiple-element arrangements that may include a combination of our software installed in the hardware products we purchased from third parties and service offerings including purchased hardware , new software licenses, installation of the software in the hardware and one to three years product support. We adopted Accounting Standards Update (“ASU”) 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements . This guidance modifies the fair value requirements of FASB ASC subtopic 605-25, Revenue Recognition-Multiple Element Arrangements , by allowing the use of the “best estimate of selling price” in addition to vendor-specific objective evidence and third-party evidence for determining the selling price of a deliverable for non-software arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence, (b) third-party evidence, or (c) estimated selling price. In addition, the residual method of allocating arrangement consideration is no longer permitted. In such arrangements, we first allocate the total arrangement consideration based on the relative selling prices of the software group of elements as a whole and to the hardware elements. We recognize the hardware element considerations upon delivery of the hardware. The consideration allocated to the software group which includes the software element and the product support is recognized in according to the software arrangements policy as described above.

Cost of Revenue

Cost of revenue primarily consists of direct costs of products, direct labor of technical staff, depreciation of computer equipment, and overhead associated with the technical department.

S-15

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies - Continued

Economic and political risks

The Company’s operations are mainly conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations in the PRC may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in government administration, governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

The Company may be exposed to credit risk from its cash and fixed deposits at bank. No allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

Property and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Equipment	5 years
Office equipment	5 years
Leasehold improvements	Over the lease terms
Software	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Accounting for the impairment of long-lived assets

Impairment of Long-Lived Assets is evaluated for impairment at a minimum on an annual basis whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360-10 “Impairments of Long-Lived Assets”. An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. The recoverability of long-lived assets is assessed by determining whether the unamortized balances can be recovered through undiscounted future net cash flows of the related assets. The amount of impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of capital.

Goodwill, Customer-relationship, and Trade-name Intangibles

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination. In accordance with Accounting Standards Codification ASC 350 “Intangibles - Goodwill and Other”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test.

Customer-relationship and trade-name acquired as part of the Merger account for the majority of our intangible assets recognized in the Consolidated Balance Sheet. These assets are expected to generate cash flows indefinitely, do not have estimable or finite useful lives and, therefore, are accounted for as indefinite-lived assets not subject to amortization. We consider the income approach when testing intangible assets with indefinite lives for impairment on an annual basis. We utilize the income approach, specifically the relief from royalty method, for analyzing our indefinite-lived assets. This method is based on the assumption that, in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset class.

Inventories

Inventories are stated at the lower of cost or market value. Substantially all inventory costs are determined using the weighted average basis. The management regularly evaluates the composition of its inventory to identify slow-moving and obsolete inventories to determine if additional write-downs are required.

S-16

Accounts receivable

Accounts receivable consists of amounts due from customers. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of March 31, 2014 and 2013, no allowance for doubtful accounts was deemed necessary based on management’s assessment.

Fair Value of Financial Instruments

FASB accounting standards require disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, accruals and other payables, the carrying amounts approximate fair value because of the near term maturities of such obligations.

Patents

The Company has three patents as listed in the table below relating to its internet accelerator software products. Fees related to registering these patents were insignificant and have been expensed as incurred.

Patent	Register Number	Issued By
Mach5 Internet Acceleration Software V.6.0	2007SR09253	National Copyright Administration of PRC
Mach5 Enterprise Acceleration Software V.3.3	2009SR058767	National Copyright Administration of PRC
Mach5 Web Browser Software	2010SR001089	National Copyright Administration of PRC

Research and development and Software Development Costs

All research and development costs are expensed as incurred. Software development costs eligible for capitalization under ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, were not material to our consolidated financial statements for the three months ended March 31, 2014 and 2013. Research and development expenses amounted to $146,344 and $55,997 for the three months ended March 31, 2014 and 2013, respectively, and were included in general and administrative expense.

Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

S-17

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies - Continued

Foreign currency translation

Assets and liabilities of the Company’s subsidiaries with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Shareholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

March 31, 2014
Balance sheet	RMB 6.1619 to US $1.00
Statement of income and other comprehensive income	RMB 6.1156 to US $1.00

March 31, 2013
Balance sheet	RMB 6.2666 to US $1.00
Statement of income and other comprehensive income	RMB 6.2769 to US $1.00

December 31, 2013
Balance sheet	RMB 6.1104 to US $1.00
Statement of income and other comprehensive income	RMB 6.1905 to US $1.00

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

S-18

XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies - Continued

Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the state pension plan, the Company does not provide any other post-retirement or post-employment benefits.

Recently Issued Accounting Pronouncements

In January 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification™ (Codification) or subject to a master netting arrangement or similar agreement. The FASB undertook this clarification project in response to concerns expressed by U.S. stakeholders about the standard’s broad definition of financial instruments. After the standard was finalized, companies realized that many contracts have standard commercial provisions that would equate to a master netting arrangement, significantly increasing the cost of compliance at minimal value to financial statement users. An entity is required to apply the amendments in ASU 2013-01 for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the required disclosures retrospectively for all comparative periods presented. The effective date is the same as the effective date of ASU 2011-11.

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU improves the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.

The new amendments will require an organization to:

- Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.

- Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). A private company is required to meet the reporting requirements of the amended paragraphs about the roll forward of accumulated other comprehensive income for both interim and annual reporting periods. However, private companies are only required to provide the information about the effect of reclassifications on line items of net income for annual reporting periods, not for interim reporting periods. The amendments are effective for reporting periods beginning after December 15, 2012, for public companies and are effective for reporting periods beginning after December 15, 2013, for private companies. Early adoption is permitted.

In February 2013, FASB issued Accounting Standards Update (ASU) No. 2013-03, Financial Instruments (Topic 825). This ASU clarifies the scope and applicability of a disclosure exemption that resulted from the issuance of Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendment clarifies that the requirement to disclose “the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)" does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position, but for which fair value is disclosed. This ASU is the final version of Proposed Accounting Standards Update 2013-200—Financial Instruments (Topic 825) which has been deleted. The amendments are effective upon issuance.

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This ASU provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this ASU also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2014, and interim periods and annual periods thereafter. The amendments in this ASU should be applied retrospectively to all prior periods presented for those obligations resulting from joint and several liability arrangements within the ASU’s scope that exist at the beginning of an entity’s fiscal year of adoption. An entity may elect to use hindsight for the comparative periods (if it changed its accounting as a result of adopting the amendments in this ASU) and should disclose that fact. Early adoption is permitted.

In March 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-05, Foreign Currency Matters (Topic 830). This ASU resolve the diversity in practice about whether Subtopic 810-10, Consolidation—Overall, or Subtopic 830-30, Foreign Currency Matters—Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights)within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. This ASU is the final version of Proposed Accounting Standards Update EITF11Ar—Foreign Currency Matters (Topic 830), which has been deleted. The amendments in this Update are effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. For nonpublic entities the amendments in this Update are effective prospectively for the first annual period beginning after December 15, 2014, and interim and annual periods thereafter. The amendments should be applied prospectively to derecognition events occurring after the effective date. Prior periods should not be adjusted. Early adoption is permitted. If an entity elects to early adopt the amendments, it should apply them as of the beginning of the entity’s fiscal year of adoption.

In July 2013, The FASB has issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force).

U.S. GAAP does not include explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this ASU state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets.

This ASU applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted.

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

In March 2014, FASB has issued Accounting Standards Update (ASU) No. 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements. The guidance addresses the consolidation of lessors in certain common control leasing arrangements and is based on a consensus reached by the Private Company Council (PCC). Under current U.S. GAAP, a company is required to consolidate an entity in which it has a controlling financial interest. The assessment of controlling financial interest is performed under either: (a) a voting interest model; or (b) a variable interest entity model. In a variable interest entity model, the company has a controlling financial interest when it has: (a) the power to direct the activities that most significantly affect the economic performance of the entity; and (b) the obligation to absorb losses or the right to receive benefits of the entity that could be potentially significant to the entity. To determine which model applies, a company preparing financial statements must first determine whether it has a variable interest in the entity being evaluated for consolidation and whether that entity is a variable interest entity. If elected, the accounting alternative should be applied to all leasing arrangements meeting the above conditions. The alternative should be applied retrospectively to all periods presented, and is effective for annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted for all financial statements that have not yet been made available for issuance.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying financial statements.

3. Going Concern

The Company has incurred negative operating cash flows during the three months ended March 31, 2014 and has an accumulated deficit at March 31, 2014 and has relied on the Company’s registered capital and issuance of convertible notes to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. As of March 31, 2014, the Company had limited cash resources and management plans to continue its efforts to raise additional funds through debt or equity offerings which will be used to fund operations.

4. Goodwill

Pursuant to the acquisition agreement with Jifu, the Company will issue an aggregate of 30,000,000 shares of the Company’s common stock at market price at approximate $0.07 per share. The transaction was shown as below:

	RMB	USD
Cost of acquisition	$12,873,000	$2,100,000
Net assets of Jifu	10,136,450	1,653,581
Goodwill balance at March 31, 2014	2,736,550	446,419

5. Property and Equipment, net

Property, plant and equipment, net consist of the following:

	March 31,	December 31,
	2014	2013

Equipment	$247,585	$249,543
Office equipment	117,032	118,018
Leasehold improvements	8,602	8,674
Software	1,938	1,954
	375,157	378,189
Less: Accumulated depreciation	(290,872)	(285,796)
Property and equipment, net	$84,285	$92,393

During the three months ended March 31, 2014 and 2013, depreciation expense was approximately $5,744 and $7,409, respectively.

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6. Intangible Assets, net

Intangible assets, net consist of the following:

	March 31,	December 31,
	2014	2013

Customer relationship	$793,547	$793,547
Trade name	500,470	500,470
	1,294,017	1,294,017
Less: Accumulated amortization	-	-
Intangible assets, net	$1,294,017	$1,294,017

7. Deferred Revenue

Deferred revenue represents deferred internet accelerator license revenue over the maintenance period of one to three years for our multiple element arrangements (Note 2).

In addition, deferred revenue includes two government grants for use in research and development related expenditures for periods through July 2014. The portion of the grants that has not been spent is deferred and recognize as other income as the funds are spent on research and development related expenditures.

Deferred revenue included on the balance sheets as of March 31, 2014 and December 31, 2013 is as follow:

	March 31,	December 31,
	2014	2013
Deferred revenue:
Current	$19,062	$19,223
Non-current	-	-
Total	$19,062	$19,223

The table below sets forth the deferred revenue activities during the three months ended March 31, 2014 and 2013:

	For the three months ended March 31,
	2014	2013

Deferred revenue, balance at beginning of period	$19,223	$98,941
Less: government grant earned during the three months	-	(14,289)
Less: Revenue earned during the three months	-	(21,010)
Exchange rate difference	(161)	-
Deferred revenue, balance at end of period	$19,062	$63,642

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8. Convertible Promissory Notes

Outstanding balances for the four convertible promissory notes as of March 31, 2014 and December 31, 2013 are as follow:

Lender	Date of Note	Maturity Date	Loan Amount	Interest Rate (p.a.)	Convertible Number of stock	March 31, 2014	December 31, 2013

Vantage Associates SA	April 15, 2011	April 15, 2016	$150,000	5%	600,000	$150,000	$150,000
Empa Trading Ltd.	June 5, 2011	June 5, 2016	100,000	5%	400,000	100,000	100,000
First Capital A.G.	July 14, 2011	July 14, 2016	150,000	5%	600,000	150,000	150,000
First Capital A.G.	September 9, 2011	September 9, 2016	200,000	5%	800,000	200,000	200,000
Vantage Associates SA	September 9, 2011	September 9, 2016	200,000	5%	800,000	200,000	200,000
Vantage Associates SA	October 27, 2011	October 27, 2016	50,000	5%	200,000	50,000	50,000
First Capital A.G.	December 1, 2011	December 1, 2016	50,000	5%	200,000	50,000	50,000
First Capital A.G.	January 23, 2012	January 23, 2017	50 000	5%	200,000	50,000	50,000
First Capital A.G.	April 25, 2012	April 25,2014	100,000	5%	717,283	100,000	100,000
						$1,050,000	$1,050,000
					Less:
					Debt discount from beneficial conversion feature	299,742	367,425
						750,258	682,575

					Less:
					Current portion	95,631	60,703
					Non-current portion
						$654,627	$621,872

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8. Convertible Promissory Notes- Continued

The debt discount was the beneficial conversion feature of the notes. It is being accreted as additional interest expense ratably over the term of the convertible notes.

Interest expenses for the three months ended March 31, 2014 and 2013 were $13,125 and $12,540 respectively.

Amortization of the beneficial conversion feature for the three months ended March 31, 2014 and 2013 were $75,437 and $112,522 respectively.

Except for the convertible promissory note of $100,000 issued to First Capital A.G. on April 25, 2012, all the convertible promissory notes (the “Notes”) are convertible upon the occurrence of the following events:

(1) At any time, prior to the maturity date, the Company and the holder of the notes may mutually agree on a date to convert in whole or in part the notes into shares of common stock of the Company on the following terms: Holder of the note will be issued share units comprising of:

(i)	one common share to be purchased at a price of $0.5, and
(ii)	one warrant that is convertible into one common share at a price of $1.00, and expires two years from the date of the Exchange Transaction is completed, and
(iii)	one warrant that is convertible into one common share at a price of $1.5, and expires three years from the date the Exchange Transaction is completed.

(2) Unless earlier converted into common stock mentioned above, if within twelve months of the date hereof the Company completes a Qualified Financing, as defined by the respective convertible promissory notes, the holder agrees to exchange the notes simultaneously with the initial closing of such Qualified Financing as follows:

(a) In the event of a debt Qualified Financing (“Qualified Debt Financing”), the Holder may at its option exchange in whole or in part this Note for a promissory note (or other evidence of indebtedness) in the same form and with the same terms and conditions as those issued in such Qualified Debt Financing and in a principal amount equal to the then outstanding Debt.

(b) In the event of an equity Qualified Financing (“Qualified Equity Financing”), the Holder may at its option convert the Debt into shares of capital stock of the same class and series and with the same rights, preferences and privileges as those issued in such Qualified Equity Financing, at a price per share equal to the purchase price paid by investors in such Qualified Equity Financing.

The convertible promissory note of $100,000 issued to First Capital A.G. on April 25, 2012, is convertible upon the occurrence of the following events:

(1) At any time, prior to the maturity date, the Company and the holder of the notes may mutually agree on a date to convert in whole or in part the notes into shares of common stock of the Company on the following terms: Holder of the note will be issued share units comprising of: (i) one common share to be purchased at a price of based on the moving average share price over the preceding 20 trading days, and (ii) one warrant that is convertible into one common share at a price based on the moving average share price over the preceding 20 trading days and expires two years from the date of the Exchange Transaction is completed, and (iii) one warrant that is convertible into one common share at a price based on the moving average share price over the preceding 20 trading days and expires three years from the date the Exchange Transaction is completed.

(2) Unless earlier converted into common stock mentioned above, if within twelve months of the date hereof the Company completes a Qualified Financing, as defined by the respective convertible promissory notes, the holder agrees to exchange the notes simultaneously with the initial closing of such Qualified Financing as follows:

(a) In the event of a debt Qualified Financing (“Qualified Debt Financing”), the Holder may at its option exchange in whole or in part this Note for a promissory note (or other evidence of indebtedness) in the same form and with the same terms and conditions as those issued in such Qualified Debt Financing and in a principal amount equal to the then outstanding Debt.

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(b) In the event of an equity Qualified Financing (“Qualified Equity Financing”), the Holder may at its option convert the Debt into shares of capital stock of the same class and series and with the same rights, preferences and privileges as those issued in such Qualified Equity Financing, at a price per share equal to the purchase price paid by investors in such Qualified Equity Financing.

The fair value of the embedded conversion feature of these notes as at March 31, 2014 and December 31, 2013 were $356,700 and $384,598, respectively.

Except for the convertible promissory note of $100,000 issued to First Capital A.G. on April 25, 2012, the fair value of the convertible notes was calculated using the Black-Scholes model with the following assumptions: expected life of 2 years, expected dividend rate of 0%, volatility of 181.9% and interest rate at 0.44% ..

The fair value of the convertible promissory note of $100,000 issued to First Capital A.G. on April 25, 2012, was calculated using the lattice valuation method as the conversion prices are variable for these notes.

The following assumptions provide information regarding the convertible promissory note of $100,000 issued to Fist Capital A.G. as of December 31, 2013:

December 31, 2013

Common stock issuable upon conversion	717,283
Market value of common stock on measurement date (1)	0.12
Adjusted Exercise price	0.14
Risk free interest rate (2)	0.07%
Term in year	0.32
Expected volatility (3)	208.6%
Expected dividend yield (4)	0%

(1)	The market value of common stock is the stock price at the close of trading on the date of December 31, 2013.

(2)	The risk-free interest rate was determined by management using the Treasury Bill rates with maturity from 3-month to 6-month as of December 31, 2013.

(3)	Expected volatility is based on average volatility of historical share trade information. The Company believes this method produces an estimate that is representative of the Company’s expectations of future volatility over the expected term of the warrants.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of March 31, 2014:

	Fair Value Measurements at March 31, 2014
Descriptions	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value as of March 31, 2014

Derivative warrant instruments	-	-	356,700	356,700

Total	-	-	356,700	356,700

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9. Short-term Bank Loans

Short term bank loans consisted of the following:

			March 31,	December 31,
	Due date	Interest rate	2014	2013
Unsecured bank loan:
China Construction Bank	4/30/2014	5.54% per annum	$2,272,026	$-

			$2,272,026	$-

Short-term bank loan interest expense for the three months ended March 31, 2014 and 2013 was $31,636 and nil respectively.

10. Income Tax

We are subject to income tax in the United States, Hong Kong and PRC.

The Company’s subsidiaries, Jifu, CC Power and CC Investment are incorporated in PRC and are subjected to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws (“EIT Law”). The subsidiaries locate in Shenzhen, a special economic region, where companies are allowed to gradually phase into the 25% statutory tax rate. For 2014 and 2013, the statutory income tax rate is 25%. The open tax years in PRC are 2009-2014.

CC Mobility is incorporated in Hong Kong and is subjected to Hong Kong corporate income tax at 16.5% statutory income tax rate. No Hong Kong profits tax has been provided in the financial statements, as the Company did not have any assessable profits for the three months ended March 31, 2014 and 2013. The open tax year for CC Mobility in Hong Kong are 2012-2014.

The Company has no income tax expense for the three months ended March 31, 2014 and 2013 because it has not net assessable income.

The Company applied the provisions of ASC 740.10.50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The following table sets forth the components of deferred income taxes as of March 31, 2014 and December 31, 2013:

	March 31,	December 31,
	2014	2013
Deferred tax assets:
Net operating losses - U.S.	$102,936	$1,195,355
Deferred revenue	-	19,223
	102,936	1,214,578
Valuation allowance	(102,936)	(1,214,578)
Deferred tax assets, net	$-	$-

As of March 31, 2014, the Company has net operating losses carry forward of $1,923,997 in the U.S. and $681,272 in Hong Kong and PRC available to offset future taxable income. They will begin to expire in 2030 and 2013, respectively. We provided for a full valuation allowance against the deferred tax assets of $102,936 on the expected future tax benefits from the net operating loss carry forwards as management believes it is more likely than not that these assets will not be realized in the future.

The change in valuation allowance for the three months ended March 31, 2014 and 2013 was a decrease of $1,111,642 and an increase of $133,702, respectively.

The Company did not recognize any interest or penalties related to unrecognized tax benefits for the three months ended March 31, 2014 and 2013.

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

11. Employee Benefits

The Company contributes to a state pension plan organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan was $17,101 and $2,586 for the three months ended March 31, 2014 and 2013, respectively.

12. Earnings (loss) per share

Basic earnings (loss) per share are computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the if-converted method for the convertible notes and preferred stock and the treasury stock method for warrants and options. The following table sets forth the computation of basic and diluted net loss per share:

	For The Three Months Ended
	March 31,
	2014	2013

Net income (loss) available for common shareholders – basic	$98,976	$(371,108)
Interest expense on convertible notes	13,125	12,540
Net income (loss) available for common shareholders - diluted	$112,101	$(358,568)

Weighted average outstanding shares of common stock – basic	73,127,686	60,195,591
Dilutive shares:
Conversion of convertible notes payable	4,517,283	-

Weighted average outstanding shares of common stock – diluted	77,644,969	60,195,591

Earnings (loss) per share – basic	$0.0014	$(0.0062)

Earnings (loss) per share – diluted	$0.0014	$(0.0062)

Since the company is suffering losses, the dilutive loss per share is equal to the basic loss per share for the three months ended March 31, 2013, because the convertible notes are anti-dilutive.

13. Commitments and Contingencies

Operating commitments:

Operating lease agreement generally contains renewal options that may be exercised at the Company’s discretion after the completion of the terms. The Company’s obligations under operating lease are as follows:

2014	$29,122
Thereafter	-
Total minimum payment	$29,122

The Company incurred rental expenses of $39,489 and $21,412 for the three months ended March 31, 2014 and 2013, respectively.

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XCELMOBILITY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

14. Concentrations, Risks, and Uncertainties

Customer Concentrations

The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s gross sales:

	For The Three Months Ended
	March 31,
	2014	2013

Customer A	99.98%	-
Customer B	-	37%
Customer C	-	37%
Customer D	-	26%

* Constitutes less than 10% of the Company’s gross sales.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

15. Operating Risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

16. Subsequent Events

The Company has evaluated all other subsequent events through May 14, 2014, the date these consolidated financial statements were issued, and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements.

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